Exhibit (b)(1)

EXECUTION VERSION

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

among

SPEEDWAY MOTORSPORTS, INC.

and

SPEEDWAY FUNDING, LLC,

as Borrowers,

SPEEDWAY HOLDINGS II, LLC,

as Holdings,

HOLDINGS AND CERTAIN OF ITS SUBSIDIARIES

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swingline Lender and Issuing Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

SUNTRUST BANK

and

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agents,

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

COMERICA BANK

and

FIFTH THIRD BANK,

as Co-Documentation Agents

and

BOFA SECURITIES, INC.,

WELLS FARGO SECURITIES, LLC,

JPMORGAN CHASE BANK, N.A.

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arrangers and Joint Bookrunners

DATED AS OF SEPTEMBER 17, 2019

i

SECTION 5 CONDITIONS		77
5.1	Closing Conditions	77
5.2	Conditions to all Extensions of Credit	80

SECTION 6 REPRESENTATIONS AND WARRANTIES		81
6.1	Financial Condition	81
6.2	No Change	81
6.3	Organization; Existence; Compliance with Law	81
6.4	Power; Authorization; Enforceable Obligations	82
6.5	No Legal Bar	82
6.6	No Material Litigation	83
6.7	No Default	83
6.8	Ownership of Property; Liens	83
6.9	Intellectual Property	83
6.10	No Burdensome Restrictions	83
6.11	Taxes	84
6.12	ERISA	84
6.13	Governmental Regulations, Etc	85
6.14	Subsidiaries	86
6.15	Purpose of Loans	86
6.16	Environmental Matters	86
6.17	Solvency	87
6.18	No Untrue Statement	87
6.19	Subordinated Indebtedness	87
6.20	Pledge Agreement	87
6.21	Sanctions and Anti-Corruption Laws; the Act	88
6.22	Beneficial Ownership Certifications	88
6.23	EEA Financial Institution Status	88
6.24	Covered Entity Status	88

SECTION 7 AFFIRMATIVE COVENANTS		89
7.1	Information Covenants	89
7.2	Preservation of Existence and Franchises	91
7.3	Books and Records	91
7.4	Compliance with Law	92
7.5	Payment of Taxes and Other Indebtedness	92
7.6	Insurance	92
7.7	Maintenance of Property	92
7.8	Performance of Obligations	92
7.9	Use of Proceeds	93
7.10	Audits/Inspections	93
7.11	Financial Covenants	93
7.12	Additional Credit Parties	94
7.13	Ownership of Subsidiaries	94
7.14	Post-Closing Matters	95

SECTION 8 NEGATIVE COVENANTS		95
8.1	Indebtedness	95
8.2	Liens	96
8.3	Nature of Business	96
8.4	Consolidation, Merger, Sale or Purchase of Assets, Etc	97
8.5	Advances, Investments, Loans, Etc	97
8.6	Restricted Payments	97
8.7	Modifications of Other Agreements	98
8.8	Transactions with Affiliates	98
8.9	Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes	98
8.10	Limitation on Restrictions on Dividends and Other Distributions, Etc	99
8.11	Issuance and Sale of Subsidiary Stock	99
8.12	Sale Leasebacks	99
8.13	Capital Expenditures	99
8.14	No Further Negative Pledges	99
8.15	Designated Senior Indebtedness	100
8.16	Prepayments of Other Indebtedness	100
8.17	Use of Proceeds	100
8.18	Sanctions	101
8.19	Anti-Corruption Laws	101
8.20	Limitations on Holdings	101

SECTION 9 EVENTS OF DEFAULT		101
9.1	Events of Default	101
9.2	Acceleration; Remedies	103
9.3	Application of Funds	104

SECTION 10 ADMINISTRATIVE AGENT		105
10.1	Appointment and Authority	105
10.2	Rights as a Lender	106
10.3	Exculpatory Provisions	106
10.4	Reliance by Administrative Agent	107
10.5	Delegation of Duties	107
10.6	Resignation of Administrative Agent	107
10.7	Non-Reliance on Administrative Agent and Other Lenders	109
10.8	No Other Duties, Etc	109
10.9	Administrative Agent May File Proofs of Claim	109
10.10	Collateral and Guaranty Matters	110
10.11	Secured Treasury Management Agreements and Secured Hedge Agreements	111
10.12	Certain ERISA Matters	111

SECTION 11 MISCELLANEOUS		112
11.1	Notices	112
11.2	Right of Set-Off	114
11.3	Successors and Assigns	115
11.4	No Waiver; Remedies Cumulative	121
11.5	Payment of Expenses, Etc	121
11.6	Amendments, Waivers and Consents	123
11.7	Counterparts	126
11.8	Headings	126
11.9	[Reserved]	126
11.10	Survival of Indemnification	126
11.11	Confidentiality	126

11.12	Governing Law; Submission to Jurisdiction; Venue	128
11.13	WAIVER OF RIGHT TO TRIAL BY JURY	128
11.14	Severability	129
11.15	Entirety	129
11.16	Survival of Representations and Warranties	129
11.17	Binding Effect; Termination	129
11.18	Joint and Several Liability	129
11.19	Electronic Execution of Assignments and Certain Other Documents	131
11.20	USA PATRIOT Act Notice	131
11.21	Advisory or Fiduciary Responsibility	132
11.22	Replacement of Lenders	132
11.23	Electronic Execution; Electronic Records	133
11.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	134
11.25	Acknowledgement Regarding Any Supported QFCs	134
11.26	Amendment and Restatement	135
11.27	Waiver of Notice Period and Breakage Costs	136

SCHEDULES

Schedule 1.1B	Existing Letters of Credit
Schedule 1.1C	Existing Investments
Schedule 1.1D	Existing Liens
Schedule 2.1	Schedule of Lenders and Commitments
Schedule 2.2(a)	Form of Notice of Borrowing
Schedule 2.8(a)-1	Form of Revolving Note
Schedule 2.8(a)-2	Form of Swingline Note
Schedule 2.8(a)-3	Form of Term Loan A Note
Schedule 3.1	Form of Notice of Extension/Conversion
Schedule 3.2	Form of Notice of Loan Prepayment
Schedule 5.1(g)	Form of Solvency Certificate
Schedule 6.6	Litigation
Schedule 6.9	Intellectual Property Matters
Schedule 6.14	Subsidiaries
Schedule 7.1(c)	Form of Officer’s Compliance Certificate
Schedule 7.12	Form of Joinder Agreement
Schedule 8.1	Existing Indebtedness
Schedule 9.3	Form of Secured Party Designation Notice
Schedule 11.1	Notice Information
Schedule 11.3(b)	Form of Assignment and Assumption

v

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of September 17, 2019 among SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (“Speedway Motorsports”), SPEEDWAY FUNDING, LLC, a Delaware limited liability company (“Speedway Funding”) (each a “Borrower”, and collectively the “Borrowers”), SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company (“Holdings”), the other Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrowers are parties to that certain Amended and Restated Credit Agreement dated as of December 29, 2014 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Borrowers desire to amend the Existing Credit Agreement as set forth herein and to restate the Existing Credit Agreement in its entirety.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1    Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“2015 Indenture” means that certain Indenture dated as of January 27, 2015 among Speedway Motorsports, as issuer, the Guarantors and U.S. Bank, National Association as trustee, as the same may be modified, supplemented or amended from time to time.

“2015 Senior Notes” means the 5.125% senior notes due 2023 of Speedway Motorsports and Speedway Funding II, Inc., a Delaware corporation, in the aggregate principal amount of $200,000,000.

“Act” means such term as defined in Section 11.20.

“Additional Credit Party” means each Person that becomes a Guarantor after the Effective Date by execution of a Joinder Agreement.

“Additional Senior Debt” means any unsecured Indebtedness initially incurred by the Borrowers on or after the Effective Date.

“Additional Senior Debt Indenture” means any indenture executed by the Borrowers on or after the Effective Date that governs the terms of any Additional Senior Debt.

“Administrative Agent” means such term as defined in the introductory paragraph hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (b) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Parties” means such term as defined in Section 11.1(c).

“Agent’s Fee Letter” means that certain amended and restated agency fee letter from the Administrative Agent to SFC dated August 29, 2019.

“Applicable Percentage” means, for purposes of calculating the applicable per annum interest rate for any day for any Loan, the applicable Letter of Credit Fee for any day for purposes of Section 3.4(b)(i) or the applicable Commitment Fee for any day for purposes of Section 3.4(a), the appropriate applicable percentage set forth below corresponding to the Consolidated Total Leverage Ratio as of the end of the fiscal quarter of Holdings most recently ended.

		Applicable Percentages
Pricing Level	Consolidated Total Leverage Ratio	Revolving Loans and Term Loans at Eurodollar Rate and Letter of Credit Fees	Revolving Loans, Term Loans and Swingline Loans at Base Rate	Commitment Fee
I	Less than or equal to 2.00 to 1.00	1.25%	0.25%	0.25%
II	Less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00	1.50%	0.50%	0.30%
III	Less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00	1.75%	0.75%	0.35%
IV	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	2.00%	1.00%	0.40%
V	Greater than 3.50 to 1.00	2.25%	1.25%	0.40%

Determination of the appropriate Applicable Percentages shall be made as of the end of the fiscal quarter of Holdings most recently ended. The Consolidated Total Leverage Ratio in effect as of the end of the fiscal quarter of Holdings most recently ended as reported in the compliance certificate for the applicable period delivered in accordance with Section 7.1(c) shall establish the Applicable Percentages for the Loans, the Letter of Credit Fee and the Commitment Fee that shall be effective as of the first Business Day after the date on which such compliance certificate is delivered in accordance with Section 7.1(c) (the “Applicable Percentage Change Date”); provided, however, that if a compliance certificate is not delivered when required under Section 7.1(c), then Pricing Level V shall apply from the Applicable Percentage Change Date that is the Business Day after the date on which such compliance certificate was required to have been delivered in accordance with Section 7.1(c) until the first Business Day following the date on which such compliance certificate is delivered. The Administrative Agent shall determine the Applicable Percentages as of the end of the fiscal quarter of Holdings most recently ended and shall promptly notify the Borrowers and the Lenders of the Applicable Percentages so determined effective as of each Applicable Percentage Change Date. Such determinations by the Administrative Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentage(s) shall be based on Pricing Level V until the first Applicable Percentage Change Date occurring after September 30, 2019.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 1.3(c). The “Applicable Percentage” with regard to (x) any Incremental Term Loan shall be the per annum rate of interest specified in the definitive documentation for such Incremental Term Loan and (y) any Refinancing Term Loan made pursuant to a Refinancing Amendment shall be the per annum rate of interest specified in such Refinancing Amendment.

“Applicable Percentage Change Date” means such term as defined in the definition of “Applicable Percentage”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means (a) the sale, lease or other disposition of any Property by Holdings or any of its Subsidiaries, but for purposes hereof shall not include, in any event, (i) the sale of inventory in the ordinary course of business, (ii) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business, and (iii) a sale, lease, transfer or disposition of Property to a Credit Party, and (b) receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.3(b)), and accepted by the Administrative Agent, in substantially the form of Schedule 11.3(b) or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel, all of which must be (a) reasonable in amount given the nature of the tasks involved, (b) based on the time actually expended and the standard hourly rate of the professionals performing the tasks in question and (c) determined without reference to any statutory presumption.

“Auto-Renewal Letter of Credit” means such term as defined in Section 2.4(c)(iii).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent (0.5%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus one percent (1%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement. If Base Rate is being used as an alternate rate of interest pursuant to Section 3.6 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Materials” means such term as defined in Section 7.1.

“Borrowers” means the Persons identified as such in the introductory paragraph hereof, together with any successors and permitted assigns.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Loan, means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of Capital Stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender, the Swingline Lender or the Lenders, as collateral for LOC Obligations or obligations of the Lenders to fund participations in respect of LOC Obligations or Swingline Loans, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the Issuing Lender or (c) if the Administrative Agent and the Issuing Lender or Swingline Lender shall agree in their sole discretion, other credit support, in each case in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender or Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Lender”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation whose senior unsecured indebtedness for borrowed money is rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six (6) months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America or any agency or instrumentality thereof in which the Borrowers shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody’s or S&P, respectively, and maturing within three (3) years from the date of acquisition thereof, (f) Investments in municipal or corporate auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s and (ii) with dividends that reset at least once every three hundred sixty-five (365) days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (f).

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)     the Permitted Transferees shall cease to own and control, of record and beneficially, directly or indirectly, more than fifty-one percent (51%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock in Holdings on a fully diluted basis (which for this purpose shall exclude all Capital Stock that have not yet vested);

(b)     the Permitted Transferees shall cease to have the ability, directly or indirectly, to elect or approve the nomination of (in each case, either through share ownership or contractual voting rights) a majority of the board of directors or equivalent governing body of Holdings;

(c)     Holdings shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of the Capital Stock in each Borrower;

(d)     any “Change of Control” (as such term is defined in the 2015 Indenture) shall occur pursuant to the terms of the 2015 Indenture; or

(e)     any “change of control” (such term or any other similar term as used in any documentation governing any Material Indebtedness (other than this Credit Agreement)) shall occur under the documentation governing any Material Indebtedness (other than the Credit Documents).

“Class” (a) when used in reference to any Loan or extension of credit, refers to whether such Loan, or the Loans comprising such extension of credit, are Revolving Loans, Term Loan As, Incremental Term Loans, Refinancing Term Loans or Swingline Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Term Loan A Commitment, an Incremental Term Loan Commitment or a Refinancing Term Commitment, and (c) when used in reference to any Lender, refers to whether such Lender has a Loan or a Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans and Refinancing Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrowers, be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Pledge Agreement.

“Commitment” means, with respect to any Lender, the Revolving Commitment, the Term Loan A Commitment, any Incremental Term Loan Commitment or any Refinancing Term Commitment of such Lender.

“Commitment Fee” means such term as defined in Section 3.4(a).

“Commitment Percentage” means (a) the Revolving Commitment Percentage, (b) the Term Loan A Commitment Percentage, (c) in respect of an Incremental Term Loan, with respect to any Lender at any time, the percentage (carried out to the ninth decimal) on Schedule 2.1 as revised pursuant to Section 2.6 and (d) in respect of a Refinancing Term Facility, with respect to any Refinancing Lender at any time, the percentage (carried out to the ninth decimal place) of such Refinancing Term Facility represented by the outstanding principal amount of such Refinancing Lender’s Refinancing Term Loans issued under such Refinancing Term Facility at such time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” means any competitor of Holdings or any of its Subsidiaries that is in the same or a similar line of business as Holdings or any of its Subsidiaries.

“Consolidated Capital Expenditures” means, for any period, all capital expenditures of Holdings and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, and (iv) cash paid tender premiums or call premiums with respect to the 2015 Senior Notes, all as determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio, determined as of the end of the fiscal quarter of Holdings mostly recently ended, of (a) Consolidated EBITDA for the four-quarter period then ended, to (b) Consolidated Interest Expense for the four-quarter period then ended.

“Consolidated Interest Expense” means, for any period, with respect to the combined results of Holdings and its Subsidiaries on a consolidated basis, gross interest expense (both expensed and capitalized) for such period, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, with respect to the combined results of Holdings and its Subsidiaries, the gross revenues from operations (including payments received of interest income) less all operating and non-operating expenses including taxes on income, all determined in accordance with GAAP; but excluding from the calculation of income: (a) net gains on the sale, conversion or other Asset Disposition of capital assets, (b) net gains on the acquisition, retirement, sale or other Asset Disposition of Capital Stock and other securities issued by Holdings and its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset, (e) non- cash charges and asset impairments relating to the relocation of any NASCAR Premier Cup Race from one facility to another, (f) any other non-cash charges and asset impairments, (g) any other gain or loss of an unusual and infrequent nature as determined in accordance with GAAP and (h) non-cash unamortized loan costs.

“Consolidated Total Leverage Ratio” means the ratio, determined as of the end of the fiscal quarter of Holdings mostly recently ended, of (a) Funded Indebtedness of Holdings and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter, to (b) Consolidated EBITDA for the four- quarter period then ended.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” means such term as defined in Section 11.25.

“Credit Agreement” means such term as set forth in the introductory paragraph hereof.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the Pledge Agreement, each Joinder Agreement, each Refinancing Amendment, any intercreditor or subordination agreement contemplated by this Credit Agreement and entered into by the Administrative Agent (in the case of any such intercreditor agreement, to the extent signed by one or more Credit Parties), the Fee Letters and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (but specifically excluding any Secured Hedge Agreements or any Secured Treasury Management Agreements) and any amendments, modifications or supplements thereto or to any other Credit Document or waivers hereof or to any other Credit Document.

“Credit Party” means any of the Borrowers and the Guarantors.

“Debt Transactions” means, with respect to Holdings or any of its Subsidiaries, any sale, issuance or placement of Funded Indebtedness, whether or not evidenced by a promissory note or other written evidence of indebtedness, except for Funded Indebtedness permitted to be incurred pursuant to Section 8.1.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 3.17(c), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless one or more conditions precedent to funding has not been satisfied and such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the

Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.17(c)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the Issuing Lender, the Swingline Lender and each other Lender promptly following such determination.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Percentage, if any, applicable to Base Rate Loans plus (iii) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Percentage plus two percent (2%) per annum.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disqualified Institution” means, on any date, (a) any Person designated by the Borrowers as a “Disqualified Institution” by written notice delivered to the Joint Lead Arrangers on or prior to July 23, 2019, (b) any other Person that is a Competitor, which Person has been designated by the Borrowers as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders (by posting such notice to the Platform) not less than two (2) Business Days prior to such date and (c) any Affiliate of any bank, financial institution, Competitor or other Person identified pursuant to clause (a) or clause (b) that, in each case, is obviously (based solely on the similarity of the legal name of such Affiliate to the name of such bank, financial institution, Competitor or other Person) an Affiliate of such Person, financial institution, institutional lender or Competitor; provided that (i) “Disqualified Institutions” shall exclude any Person that the Borrowers have designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time, (ii) solely with respect to the foregoing clause (b), “Disqualified Institutions” shall exclude any bona fide fixed income investors or debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds and similar extensions of credit in the ordinary course of business and (iii) the foregoing shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation in the Loans or Commitments under this Credit Agreement to the extent that any such Person was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“DQ List” means such term as defined in Section 11.3.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date hereof.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.3(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.3(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 11.3(g).

“Environmental Laws” means any and all lawful and applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any of the Borrowers, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any of the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan that could reasonably be expected to result in liability of any of the Borrowers in excess of $5,000,000; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan that could reasonably be expected to result in liability of any of the Borrowers in excess of $5,000,000; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan that could reasonably be expected to result in liability of any of the Borrowers in excess of $5,000,000; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any of the Borrowers or any ERISA Affiliate that could reasonably be expected to result in liability of any of the Borrowers in excess of $5,000,000.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided, that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement.

“Event of Default” means such term as defined in Section 9.1.

“Excess Land” means those approximately 665 acres of land owned by Speedway Motorsports and located in Mecklenburg and Cabarrus Counties, North Carolina, that, as of the Effective Date, is not currently utilized in the operation of Charlotte Motor Speedway or in the operations of the Borrowers or any of their Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Excluded Subsidiaries” means, collectively, Oil-Chem, NewCo and each subsidiary thereof.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Credit Party of, or the grant by such Credit Party of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.7 and any other “keepwell”, support or other agreement for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Credit Party, or grant by such Credit Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Hedge Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedge Agreements for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which either Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.9(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.22), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.9(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.9(a) and (e) any U.S. federal withholding taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means such term as defined in the recitals hereof.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Issuing Lender shall have been made).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Credit Agreement.

“Fees” means all fees payable pursuant to Section 3.4.

“Fee Letters” means (a) the Agent’s Fee Letter, (b) that certain Amended and Restated Fee Letter (Bank of America) dated as of August 29, 2019 between Bank of America, BofA Securities, Inc. and SFC, (c) that certain Co-Syndication Agent Fee Letter dated as of August 29, 2019 between Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and SFC, (d) that certain SunTrust Bank Fee Letter dated as of August 29, 2019 between SunTrust Robinson Humphrey, Inc. and SFC, (e) that certain Co-Documentation Agent Fee Letter dated as of August 29, 2019 between First Tennessee Bank National Association, PNC Bank, National Association, PNC Capital Markets LLC, Fifth Third Bank National Association and SFC, (f) that certain Comerica Bank Fee Letter dated as of August 29, 2019 between Comerica Bank and SFC and (g) that certain Joint Fee Letter dated as of August 29, 2019 between Bank of America, SunTrust Bank, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, First Tennessee Bank National Association, PNC Bank, National Association, Comerica Bank, Fifth Third Bank National Association, the Joint Lead Arrangers and SFC.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Lender). For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding LOC Obligations other than LOC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     the outstanding principal amount of (i) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Indebtedness evidenced by the 2015 Senior Notes, any Permitted Pari Passu Indebtedness and any Permitted Junior Indebtedness), and (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)     the outstanding principal amount of (i) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and (ii) all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);

(c)     the maximum amount available to be drawn on all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements to the extent such instruments or agreements support financial, rather than performance, obligations);

(d)     the amount of obligations (determined in accordance with GAAP) under any Capital Lease and the principal balance outstanding under any Synthetic Lease;

(e)     the attributed principal amount of any Securitization Transaction;

(f)     all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments having a first call of fifteen (15) years or less;

(g)     Guaranty Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of another Person; and

(h)     all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“Funding Indemnity Letter” means a funding indemnity letter, in form and substance satisfactory to the Administrative Agent.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means, collectively, (a) Holdings and each other Person identified as a “Guarantor” on the signature pages hereto, (b) each Additional Credit Party which may hereafter execute a Joinder Agreement, (c) with respect to obligations under any Secured Hedge Agreement or Secured Treasury Management Agreement, the Borrowers, (d) with respect to any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.1 and 4.11) under the Guaranty, each Borrower, and (e) the successors and permitted assigns of the foregoing.

“Guaranty” means Section 4 hereof.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or credit support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means any substance, material or waste defined or regulated in or under any Environmental Laws.

“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedge Bank” means any Person in its capacity as a party to a Hedge Agreement that, (a) at the time it enters into a Hedge Agreement not prohibited under Section 7 or 8, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedge Agreement not prohibited under Section 7 or 8, in each case, in its capacity as a party to such Hedge Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Holdings” means such term as defined in the introductory paragraph hereof.

“Honor Date” means such term as defined in Section 2.4(d)(i).

“Incremental Equivalent Indebtedness” means any Indebtedness incurred by the Borrowers in the form of (x) one or more series of secured or unsecured bonds, debentures, notes or similar instruments or (y) term loans; provided, that, (a) with respect to any such Indebtedness that is secured, such Indebtedness (i) shall either be secured (A) by a Lien on the Collateral ranking pari passu (but without regard to the control of remedies) to the Lien securing the Obligations or (B) by a Lien on the Collateral ranking junior to the Lien securing the Obligations, (ii) shall be subject to an intercreditor agreement on terms and conditions reasonably satisfactory to the Administrative Agent and (iii) shall not be secured by any assets not constituting Collateral, (b) if such Indebtedness is unsecured or secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations, then such Indebtedness shall not mature, and no scheduled principal payments, prepayments (other than customary mandatory prepayments for change of control), repurchases, redemptions or sinking fund or like payments of any kind shall be required at any time before the 91st day following the Latest Maturity Date in effect at the time of incurrence thereof, (c) if such Indebtedness is secured by a Lien on the Collateral ranking pari passu (but without regard to the control of remedies) to the Lien securing the Obligations, then (i) such Indebtedness does not mature earlier than the Latest Maturity Date in effect hereunder at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Indebtedness shall not be less than the remaining Weighted Average Life to Maturity of any Term Loan (as reasonably determined by the Administrative Agent in accordance with customary financial practice), (d) the terms and conditions (taken as a whole) applicable to such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions and shall not be more restrictive (as determined by the Administrative Agent) than the terms and conditions of this Credit Agreement and the other Credit Documents (taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date); provided, that, the Borrowers shall have the right to unilaterally provide the Lenders with additional rights and benefits under this Credit Agreement and the other Credit Documents and the foregoing standard in this clause (d) shall be determined after giving effect to such additional rights and benefits, (e) any such Indebtedness that is structured as a term loan b (as reasonably determined by the Administrative Agent) shall be subject to any applicable “most favored nation” pricing protection provisions established in connection with any existing Incremental Term Loan or Refinancing Term Loan structured as a term loan b (as reasonably determined by the Administrative Agent) for which such protections were required by the Lenders providing such Incremental Term Loan or Refinancing Term Loan, as applicable, and (f) such Indebtedness is not guaranteed by any Person other than the Credit Parties.

“Incremental Term Loan” means such term as defined in Section 2.6.

“Incremental Term Loan Commitment” means, for each Lender, the commitment of such Lender to make a portion of any Incremental Term Loan; provided that, at any time after funding of such Incremental Term Loan determinations of “Required Lenders” shall be based on the outstanding principal amount of such Incremental Term Loan.

“Incremental Term Loan Note” or “Incremental Term Loan Notes” means the promissory notes of the Borrowers in favor of each of the Lenders with an Incremental Term Loan Commitment, evidencing its Incremental Term Loans in a form reasonably acceptable to the Administrative Agent, individually or collectively, as appropriate, as such promissory notes may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)     all Funded Indebtedness;

(b)     all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements to the extent such instruments or agreements support financial, rather than performance, obligations);

(c)     net obligations under any Hedge Agreement;

(d)     Guaranty Obligations in respect of Indebtedness of another Person; and

(e)     Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“Indemnified Taxes” means Taxes arising from any payment made by a Credit Party under this Credit Agreement other than Excluded Taxes.

“Indemnitee” means such term as defined in Section 11.5(b).

“Intellectual Property” means such term as defined in Section 6.9.

“Intercompany Indebtedness” means any Indebtedness (a) owing by any Credit Party to any other Credit Party or any Subsidiary, (b) owing by any Subsidiary that is not a Credit Party to (i) any Credit Party in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding or (ii) any other Subsidiary that is not a Credit Party and (c) owing by Oil-Chem to Speedway Motorsports in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding.

“Interest Payment Date” means (a) as to any Base Rate Loan (including Swingline Loans) the last Business Day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date (or, in the case of a Refinancing Term Loan, the Refinancing Term Facility Maturity Date) and the date of the final principal amortization installment on any Term Loan, as applicable, and (b) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date (or, in the case of a Refinancing Term Loan, the Refinancing Term Facility Maturity Date) and the date of the final principal amortization installment on any Term Loan, as applicable, and in addition where the applicable Interest Period is more than three (3) months, then also on the date three (3) months from the beginning of the Interest Period, and each three (3) months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the preceding Business Day.

“Interest Period” means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Notice of Borrowing; provided, that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     no Interest Period shall extend beyond the Termination Date (or, in the case of a Refinancing Term Loan, the applicable Refinancing Term Facility Maturity Date).

“Investment”, in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means Bank of America.

“Issuing Lender Fees” means such term as defined in Section 3.4(b)(ii).

“Joinder Agreement” means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

“Joint Lead Arrangers” means BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., and SunTrust Robinson Humphrey, Inc.

“Junior Indebtedness Payment” means such term as defined in Section 8.16(b).

“Latest Maturity Date” means, at any date of determination, the latest of the Termination Date, the then latest maturity date of any then existing Incremental Term Loan and the then latest Refinancing Term Facility Maturity Date of any then existing Refinancing Term Facility.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Credit Agreement (including any Refinancing Lender) and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender.

“Lending Office” means, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means (a) any letter of credit issued by the Issuing Lender for the account of the Borrowers or any of their Subsidiaries in accordance with the terms of Section 2.4 and (b) existing letters of credit issued by the Issuing Lender for the account of any Credit Party and set forth on Schedule 1.1B (each, an “Existing Letter of Credit”). A Letter of Credit shall be a standby letter of credit.

“Letter of Credit Fee” means such term as defined in Section 3.4(b)(i).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” means such term as defined in Section 3.8.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Credit Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, any lease in the nature thereof).

“Loan” or “Loans” means the Revolving Loans, the Swingline Loans and/or any Term Loans, and the Base Rate Loans and Eurodollar Loans comprising such Loans.

“LOC Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any LOC Borrowing.

“LOC Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a borrowing of Revolving Loans.

“LOC Commitment” means, with respect to the Issuing Lender, the commitment of the Issuing Lender to issue Letters of Credit hereunder. The initial amount of the Issuing Lender’s LOC Commitment is set forth on Schedule 2.1. The LOC Commitment of the Issuing Lender may be modified from time to time by agreement between the Issuing Lender and the Borrowers, and notified to the Administrative Agent.

“LOC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“LOC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LOC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LOC Sublimit” means an amount equal to the lesser of (a) the aggregate amount of the Revolving Commitments; provided, that the Issuing Lender’s LOC Sublimit shall not exceed its LOC Commitment and (b) $50,000,000. The LOC Sublimit is part of, and not in addition to, the Revolving Commitments.

“Master Agreement” has the meaning set forth in the definition of “Hedge Agreement.”

“Material Adverse Effect” means a material adverse effect on (a) the condition (financial or otherwise), operations, assets or liabilities of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or (c) the material rights and remedies of the Lenders under the Credit Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Material Indebtedness” means (a) the 2015 Senior Notes, (b) any Additional Senior Debt, (c) any Permitted Junior Indebtedness, (d) any Permitted Pari Passu Indebtedness and (e) any other Indebtedness (other than Indebtedness arising under the Credit Documents, Indebtedness arising under Hedge Agreements and intercompany indebtedness) having an aggregate principal amount outstanding of more than $5,000,000.

“Material Subsidiary” means any wholly-owned Subsidiary whose assets constitute more than five percent (5%) of the consolidated assets of Holdings and its consolidated Subsidiaries as of the end of the immediately preceding fiscal quarter or that generates more than five percent (5%) of the Consolidated EBITDA of Holdings and its consolidated Subsidiaries for the period of four (4) consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter.

Notwithstanding the foregoing, in no event shall an Excluded Subsidiary be deemed to be a Material Subsidiary.

“Merger” means the merger of Merger Sub with and into Speedway Motorsports, with Speedway Motorsports being the surviving entity, in accordance with the terms and conditions set forth in the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated July 23, 2019, by and among Speedway Motorsports, Merger Sub and SFC, as in effect on the Effective Date.

“Merger Sub” means Speedco, Inc., a direct wholly-owned Subsidiary of Holdings.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“NASCAR” means the National Association for Stock Car Auto Racing.

“NASCAR Premier Cup Race” means a race that is part of NASCAR’s premier point series championship, currently known as the NASCAR Premier Series, as it may be renamed from time to time.

“Net Cash Proceeds” means proceeds paid in cash or Cash Equivalents received by Holdings or any of its Subsidiaries in connection with any Asset Disposition or Debt Transaction, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other Asset Disposition of non-cash consideration received by such Person in any Asset Disposition or Debt Transaction.

“NewCo” means a direct or indirect subsidiary of Oil-Chem formed with the intention of purchasing and selling petroleum products and which may be formed under the laws of a jurisdiction outside of the United States.

“Non-Consenting Lender” means such term as defined in Section 11.22.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Material Domestic Subsidiary” means such term as defined in Section 7.12(b).

“Non-Renewal Notice Date” means such term as defined in Section 2.4(c)(iii).

“Note” or “Notes” means any Revolving Note, the Swingline Note, any Term Loan A Note and/or any Incremental Term Loan Note.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Schedule 2.2(a), as required by Section 2.2(a), or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Schedule 3.1 as required by Section 3.1.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Schedule 3.2, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Secured Hedge Agreements and (c) all obligations under any Secured Treasury Management Agreements; provided that Obligations of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil-Chem” means Oil-Chem Research Corporation, an Illinois corporation.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Credit Agreement or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.

“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date; and (b) with respect to any LOC Obligations on any date, the amount of such LOC Obligations on such date after giving effect to any LOC Credit Extension occurring on such date and any other changes in the aggregate amount of the LOC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” means such term as defined in Section 11.3(d).

“Participant Register” means such term as defined in Section 11.3(d).

“Participation Interest” means the purchase by a Lender of a participation in Letters of Credit as provided in Section 2.4(d), in Swingline Loans as provided in Section 2.5(b)(iii) and in Loans as provided in Section 3.12.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by either Borrower or any ERISA Affiliate or to which either Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Commodity Hedging” means commodity hedgings by either of the Borrowers existing on the Effective Date secured only by the commodity being hedged and in no event guaranteed by a Guarantor.

“Permitted First Priority Refinancing Indebtedness” means any secured Indebtedness constituting Refinancing Indebtedness that is incurred by the Borrowers in the form of one or more series of senior secured loans or notes that are secured by a Lien on the Collateral ranking pari passu (but without regard to the control of remedies) to the Lien securing the Obligations.

“Permitted Investments” means Investments which are either (a) cash and Cash Equivalents; (b) accounts receivable created, acquired or made by any Credit Party or Subsidiary in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) Investments consisting of stock, obligations, securities or other property received by any Credit Party or Subsidiary in settlement of accounts receivable (created in the ordinary course of business) from insolvent obligors; (d) Investments existing as of the Effective Date and set forth in Schedule 1.1C; (e) Guaranty Obligations permitted by Section 8.1; (f) Permitted Motorsports Transactions or other acquisitions permitted by Section 8.4(c); (g) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $500,000 at any one time outstanding for Holdings and all of its Subsidiaries taken together; (h) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; (i) Intercompany Indebtedness; (j) Capital Stock or other securities of any Person which is traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Paris Bourse or NASDAQ, provided the aggregate basis at any one time in such Investments does not exceed $2,500,000 and such investments have not been purchased on margin; (k) loans or advances to Persons to the extent necessary to enable them to pay taxes, fees and other expenses as and when required to maintain liquor licenses provided such loans or advances (i) are customary in Holdings and its Subsidiaries’ business and (ii) the aggregate principal amount outstanding at any one time of such loans or advances does not exceed

$2,000,000; (l) other investment grade investments (at least a BBB- and Baa3 rating (or the equivalent thereof) by S&P and Moody’s) with a maturity of less than five (5) years provided such investments do not exceed $40,000,000 in the aggregate (including, without limitation, privately offered, unregistered funds provided the fund has a AAA rating (or the equivalent thereof) or better by S&P or Moody’s); (m) non-investment grade investments with a maturity of less than three (3) years (and non-investment grade open end mutual funds) provided such investments do not exceed $10,000,000 in the aggregate; and (n) other Investments not contemplated in the foregoing clauses (a) through (m) in an aggregate principal amount not to exceed $5,000,000 in any fiscal year.

“Permitted Junior Indebtedness” means (a) Permitted Subordinated Debt, (b) Permitted Refinancing Indebtedness of Permitted Subordinated Debt, (c) Permitted Junior Priority Refinancing Indebtedness, (d) Permitted Unsecured Refinancing Indebtedness, (e) Incremental Equivalent Indebtedness that is unsecured, (f) Incremental Equivalent Indebtedness that is secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations and (g) any other Indebtedness not incurred under this Credit Agreement that is either (i) secured by a Lien on the Collateral that is subordinate to the Lien securing the Obligations, (ii) expressly subordinated in right of payment to the prior payment of the obligations of the Credit Parties under the Credit Documents or (iii) unsecured.

“Permitted Junior Priority Refinancing Indebtedness” means secured Indebtedness incurred by the Borrowers in the form of one or more series of second lien (or other junior lien) secured loans or notes that are secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations; provided, that, such Indebtedness constitutes Refinancing Indebtedness.

“Permitted Liens” means:

(a)     Liens in favor of the Administrative Agent on behalf of the Lenders;

(b)     Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d)     Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Credit Party or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(e)     Liens arising in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within sixty (60) days after the entry thereof, be discharged within thirty (30) days or the execution thereof be stayed pending appeal and be discharged within thirty (30) days after the expiration of any such stay;

(f)     easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(g)     Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof;

(h)     normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(i)     Liens existing as of the Effective Date and set forth on Schedule 1.1D;

(j)     Liens arising under leases permitted hereunder (other than Capital Leases);

(k)     Liens in favor of the Issuing Lender or the Swingline Lender, as applicable, on Cash Collateral securing the Obligations of a Defaulting Lender to fund risk participations in LOC Obligations and Swingline Loans; and

(l)     Liens on the Collateral securing Permitted Pari Passu Indebtedness, Permitted Junior Priority Refinancing Indebtedness and/or Incremental Equivalent Indebtedness that is secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations (in each case, subject to the terms of the applicable intercreditor agreement with the Administrative Agent).

“Permitted Motorsports Transactions” means a transaction or transactions by Holdings or any Subsidiary related to the motorsports industry including, without limitation, the acquisition of additional motor speedways, the acquisition of entities involved in motorsports, the formation of new entities (including joint ventures) to conduct business related to motorsports, and the making, promotion, distribution or selling of motorsports merchandise.

“Permitted Pari Passu Indebtedness” means (a) Permitted First Priority Refinancing Indebtedness and (b) Incremental Equivalent Indebtedness that is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance” and to constitute a “Refinancing”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount of such Indebtedness is not increased at the time of such Refinancing, but the principal amount of any such Refinancing may include (i) the principal amount of unfunded commitments relating thereto, (ii) a reasonable premium or other reasonable amount paid (it being agreed that the premium paid in connection with the tender or redemption of the 2015 Senior Notes in connection with a Refinancing thereof shall be reasonable so long as such amount does not exceed the amount that would be required to be paid under the 2015 Indenture in effect as of the date hereof for the redemption of the 2015 Senior Notes), and (iii) the costs thereof, including reasonable fees and expenses incurred in connection therewith, (b) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of the Indebtedness subject to such

Refinancing, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to the Indebtedness subject to such Refinancing does not exceed the then applicable market interest rate, (c) in connection with any Refinancing of the 2015 Senior Notes, any Additional Senior Debt, or any Permitted Subordinated Debt, the Borrowers shall provide written evidence to the Administrative Agent at least five (5) Business Days prior to such Refinancing that such Indebtedness will be refinanced pursuant to a provision of the 2015 Indenture other than Section 4.09(c)(i) thereof, with respect to the 2015 Senior Notes, any provision establishing a similar, specific limitation on the maximum amount of credit agreement debt in the applicable Additional Senior Debt Indenture, with respect to any Additional Senior Debt, and any provision establishing a similar, specific limitation on the maximum amount of credit agreement debt in the applicable Permitted Subordinated Debt Indenture, with respect to any Permitted Subordinated Debt and (d) no Default or Event of Default then exists or would arise in connection with such Refinancing, and the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11 after giving effect to such Refinancing on a Pro Forma Basis.

“Permitted Speedway Motorsports Conversion” means the conversion of Speedway Motorsports or any Subsidiary of Speedway Motorsports to a Delaware or North Carolina limited liability company following the Effective Date and the consummation of the Merger.

“Permitted Subordinated Debt” means any Indebtedness of any Credit Party which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Credit Parties under the Credit Documents on terms and conditions and evidenced by documentation satisfactory to the Administrative Agent; provided, that, (a) such Indebtedness shall not mature, and no scheduled principal payments, prepayments (other than customary mandatory prepayments for change of control), repurchases, redemptions or sinking fund or like payments of any kind shall be required at any time before the 91st day following the Latest Maturity Date, (b) the financial covenants applicable to such Indebtedness shall be limited to incurrence-based tests (and shall not include any financial maintenance covenants), (c) the terms and conditions (taken as a whole) applicable to such Indebtedness shall not be more restrictive (as determined by the Administrative Agent) than the terms and conditions of this Credit Agreement and the other Credit Documents (taken as a whole) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date); provided, that, the Borrowers shall have the right to unilaterally provide the Lenders with additional rights and benefits under this Credit Agreement and the other Credit Documents and the foregoing standard in this clause (d) shall be determined after giving effect to such additional rights and benefits, and (d) the Credit Parties shall have delivered to the Administrative Agent copies, certified to be true and correct by a Responsible Officer of a Credit Party, of all documents and other agreements entered into in connection with such Indebtedness.

“Permitted Subordinated Debt Indenture” means any indenture executed by any Credit Party on or after the Effective Date that governs the terms of any Permitted Subordinated Debt.

“Permitted Transferee” means (a) SFC or any successor thereof (provided at least fifty-one percent (51%) of the Voting Stock in SFC or such successor is owned by O. Bruton Smith, Family Members (as hereinafter defined) and/or another Permitted Transferee), (b) O. Bruton Smith or the spouse or any lineal descendant of O. Bruton Smith and/or any parent of any such holder (collectively, the “Family Members”), (c) the trustee of a trust (including a voting trust) for the benefit of such holder and/or Family Members, (d) a corporation in respect of which such holder and/or Family Members hold direct or indirect beneficial ownership of all shares of Capital Stock of such corporation, (e) a partnership in respect of which such holder and/or Family Members hold direct or indirect beneficial ownership of all partnership shares of or interests in such partnership, (f) a limited liability company in respect of which such holder and/or Family Members hold direct or indirect beneficial ownership of all memberships in or interests of such company, (g) the estate of such holder and/or Family Members or (h) any other holder of Capital Stock in Holdings who or which becomes a holder in accordance with clause (b), (c), (d), (e), (f) or (g) hereof.

“Permitted Unsecured Refinancing Indebtedness” means unsecured Indebtedness constituting Refinancing Indebtedness that is incurred by the Borrowers in the form of one or more series of senior unsecured notes or loans.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any of the Borrowers or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” means such term as defined in Section 7.1.

“Pledge Agreement” means the second amended and restated pledge agreement dated as of the Effective Date executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

“Prior Period” means such term as defined in Section 7.11(c).

“Pro Forma Basis” means, with respect to any transaction, for purposes of determining the applicable pricing level under the definition of “Applicable Percentage” and determining compliance with any test or covenant hereunder required to be made on a “Pro Forma Basis”, that such transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters most recently ended with respect to which the Administrative Agent has received the Required Financial Information. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of any Asset Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the date thereof, and (ii) Indebtedness paid or retired in connection with such Asset Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (b) in the case of any acquisition, consolidation or merger, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof, and (ii) Indebtedness incurred in connection with such acquisition, consolidation or merger shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” means such term as defined in Section 7.1.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” means such term as defined in Section 11.25.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Refinance” and “Refinancing” have the meaning assigned to those terms in the definition of Permitted Refinancing Indebtedness.

“Refinanced Debt” means such term as defined in the definition of “Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Credit Agreement entered into in connection with the incurrence of any Refinancing Indebtedness pursuant to Section 2.9 and executed by each of (a) the Borrowers, (b) the Administrative Agent, and (c) each Refinancing Lender.

“Refinancing Indebtedness” means any (a) Refinancing Term Loan issued under a Refinancing Term Facility, (b) Permitted First Priority Refinancing Indebtedness, (c) Permitted Junior Priority Refinancing Indebtedness, or (d) Permitted Unsecured Refinancing Indebtedness, in each case, issued, incurred or otherwise obtained in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any existing Term Loan (such existing Indebtedness, the “Refinanced Debt”); provided, that, (i) with respect to any Permitted First Priority Refinancing Indebtedness or any Permitted Junior Priority Refinancing Indebtedness, such Permitted First Priority Refinancing Indebtedness or such Permitted Junior Priority Refinancing Indebtedness (A) shall be subject to an intercreditor agreement on terms and conditions reasonably satisfactory to the Administrative Agent, and (B) shall not be secured by any assets not constituting Collateral; (ii) the final maturity date of any such Refinancing Indebtedness shall be no earlier than the maturity date of the Refinanced Debt; (iii) the Weighted Average Life to Maturity of any such Refinancing Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt (without giving effect to any prepayments thereto); (iv) any such Refinancing Indebtedness shall not have mandatory redemption, repurchase, prepayment or sinking fund obligations (except for customary asset sale, insurance, condemnation proceedings events or change of control provisions that provide for the prior repayment in full of such Refinancing Indebtedness) that would result in any redemption, repurchase, prepayment or sinking fund obligations with respect to such Refinancing Indebtedness prior to the maturity date with respect to the Refinanced Debt; (v) the aggregate principal amount (calculated on the face amount thereof) of any such Refinancing Indebtedness shall not exceed the outstanding amount of the Refinanced Debt plus any fees, premiums, original issue discount, and accrued interest associated therewith and costs and expenses incurred in connection therewith plus any additional amount to the extent the incurrence of such additional amount of Indebtedness is otherwise permitted at such time under this Credit Agreement (provided, that, the incurrence of such additional amount of Indebtedness shall be on terms otherwise permitted hereunder and shall utilize any applicable basket in Section 8.1 under which such additional amount of Indebtedness is permitted to be incurred); (vi) simultaneously upon the borrowing of any such Refinancing Indebtedness, the outstanding principal amount of the Refinanced Debt shall be automatically and permanently reduced in an aggregate amount equal to the principal amount of such Refinancing Indebtedness; (vii) any such Refinancing Indebtedness that is structured as a term loan b (as reasonably determined by the Administrative Agent) shall be subject to any applicable “most favored nation” pricing protection provisions established in connection with any existing Incremental Term Loan or Refinancing Term Loan structured as a term loan b (as reasonably determined by the Administrative Agent) for which such protections were required by the Lenders providing such Incremental Term Loan or Refinancing Term Loan, as applicable; (viii) no Subsidiary shall be a borrower, guarantor or obligor with respect to any such Refinancing Indebtedness unless such Subsidiary is a Credit Party or becomes a Credit Party substantially concurrently with the incurrence of such Refinancing Indebtedness; (ix) all other terms and conditions applicable to any such Refinancing Indebtedness (other than pricing, interest rate margins, rate floors, discounts, fees, premiums, AHYDO catch-up payments and optional prepayment or redemption terms), taken as a whole, shall not be materially more favorable to the lender or lenders providing any such Refinancing Indebtedness than the applicable terms and conditions, taken as a whole, of the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date); provided, that, the Borrowers shall have the right to unilaterally provide the Lenders with additional rights and benefits under this Credit Agreement and the other Credit Documents and the foregoing standard set forth in clause (ix) shall be determined after giving effect to such additional rights and benefits; and (x) at least five (5) Business Days prior to the incurrence of any such Refinancing Indebtedness (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), the Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer, together with a reasonably detailed description of the material terms and conditions of such Refinancing Indebtedness or drafts of the documentation relating thereto, certifying that the terms and conditions specified in this definition applicable to such Refinancing Indebtedness have been satisfied.

“Refinancing Lender” means each of the Persons identified as a “Refinancing Lender” in a Refinancing Amendment, together with their respective successors and assigns.

“Refinancing Term Borrowing” means a borrowing consisting of simultaneous Refinancing Term Loans of the same Type and Class and, in the case of Eurodollar Loans, having the same Interest Period made by Refinancing Lenders pursuant to Section 2.1(c).

“Refinancing Term Commitment” means, as to each Refinancing Lender, its obligation to make a Refinancing Term Loan hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Facility” means Indebtedness of the Borrowers constituting Refinancing Indebtedness structured as a term loan and incurred under this Credit Agreement.

“Refinancing Term Facility Maturity Date” means, with respect to any Refinancing Term Facility, the final maturity date specified in the Refinancing Amendment establishing such Refinancing Term Facility; provided, that, if such date is not a Business Day, the Refinancing Term Facility Maturity Date for such Refinancing Term Facility shall be the next preceding Business Day.

“Refinancing Term Loan” means an advance made by any Refinancing Lender under any Refinancing Term Facility.

“Register” means such term as defined in Section 11.3(c).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Financial Information” means, with respect to the applicable period, (a) the financial statements of Holdings required to be delivered pursuant to Section 7.1 for such period, and (b) the certificate of the chief financial officer, chief executive officer or president of Holdings required by Section 7.1 to be delivered with the financial statements described in clause (a) above.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the Issuing Lender, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Total Revolving Credit Exposures representing more than fifty percent (50%) of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the Issuing Lender, as the case may be, in making such determination.

“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party, (b) solely for purposes of the delivery of incumbency certificates and the Merger Agreement pursuant to Section 5.1, the secretary or any assistant secretary of a Credit Party and, (c) solely for purposes of notices given pursuant to Section 2 or Section 3, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or any of its Subsidiaries, now or hereafter outstanding, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or any of its Subsidiaries.

“Revolving Commitment” means the commitment of each Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage multiplied by the Revolving Committed Amount (as such Revolving Committed Amount may be reduced from time to time pursuant to Section 3.3).

“Revolving Commitment Percentage” means, for any Revolving Lender, the percentage identified as its Revolving Commitment Percentage as specified in Schedule 2.1.

“Revolving Committed Amount” means, collectively, the aggregate amount of all the Revolving Commitments as referenced in Section 2.1(a) and individually, the amount of each Revolving Lender’s Revolving Commitment as specified in Schedule 2.1. The Revolving Committed Amount of all of the Revolving Lenders on the Effective Date shall be ONE HUNDRED MILLION DOLLARS ($100,000,000).

“Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in LOC Obligations and Swingline Loans at such time.

“Revolving Lenders” means Lenders holding a Revolving Commitment hereunder, or, if the Revolving Commitments have been terminated or have expired, Lenders having Revolving Obligations outstanding hereunder (taking into account in each case Participation Interests).

“Revolving Loans” means such term as defined in Section 2.1(a).

“Revolving Obligations” means the Revolving Loans, the LOC Obligations and the Swingline Loans.

“Revolving Note” or “Revolving Notes” means the promissory notes of the Borrowers in favor of each of the Revolving Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.8(a)-1, individually or collectively, as appropriate as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Unavailability Date” means such term as defined in Section 3.8(b).

“SEC” means the Securities and Exchange Commission or any agency or instrumentality of the United States of America succeeding to the powers and duties thereof.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 8.1(e) between any Credit Party or any Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Hedge Banks, the Treasury Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.

“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Schedule 9.3.

“Secured Treasury Management Agreement” means any Treasury Management Agreement that is entered into by and between any Credit Party or any Subsidiary and any Treasury Management Bank.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered into by the Credit Parties or their Subsidiaries pursuant to which such Person sells, conveys or otherwise transfers, or grants a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“SFC” means Sonic Financial Corporation, a North Carolina corporation.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.7).

“Specified Merger Agreement Representations” means the representations and warranties made by or with respect to SFC, Speedway Motorsports and their respective Subsidiaries in the Merger Agreement that are material to the interests of the Lenders, but only to the extent that SFC, Merger Sub or any of their respective Affiliates have the right (taking into account any applicable cure provisions) to terminate their respective obligations under the Merger Agreement or to decline to consummate the Offer (as defined in the Merger Agreement) as a result of a breach of such representations and warranties in the Merger Agreement.

“Specified Representations” means the representations and warranties made in Section 6.3(a)(i) and (a)(ii), Section 6.4, Section 6.5(a) and (d), Section 6.13(a) and (b), Section 6.17 (on the Effective Date, after giving effect to the Transactions), Section 6.20 and Section 6.21(c) and (d) (after giving effect to the Transactions); it being understood that if any such representations and warranties are qualified by reference to “Material Adverse Effect”, such reference shall be deemed to be a reference to Company Material Adverse Effect (as defined in the Merger Agreement) for purposes of making the Specified Representations on the Effective Date.

“Speedway Funding” means such term as defined in the introductory paragraph hereof.

“Speedway Motorsports” means such term as defined in the introductory paragraph hereof.

“Subsidiary” means, as to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than fifty percent (50%) equity interest at any time. Unless otherwise provided, “Subsidiary” shall mean a subsidiary of Holdings. The term “Subsidiary” shall not include any Excluded Subsidiaries.

“Supported QFC” means such term as defined in Section 11.25.

“Swap Obligations” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.1 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Effective Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.3(c).

“Swingline Lender” means Bank of America.

“Swingline Loan” means such term as defined in Section 2.5(a).

“Swingline Note” means the promissory notes of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans in substantially the form attached as Schedule 2.8(a)-2, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swingline Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Facility” means an Incremental Term Loan structured as a term loan a (as reasonably determined by the Administrative Agent) or a Refinancing Term Loan structured as a term loan a (as reasonably determined by the Administrative Agent).

“Term B Facility” means an Incremental Term Loan structured as a term loan b (as reasonably determined by the Administrative Agent) or a Refinancing Term Loan structured as a term loan b (as reasonably determined by the Administrative Agent).

“Term Loan” means any of the Term Loan A, any Incremental Term Loan and any Refinancing Term Loan, as the context may require.

“Term Loan A” means such term as defined in Section 2.1(b).

“Term Loan A Commitments” means, as to each Lender, its obligation to make a portion of the Term Loan A to the Borrowers pursuant to Section 2.1(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Term Loan A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement. The Term Loan A Commitment of all of the Lenders on the Effective Date shall be TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Term Loan A Commitment Percentage” means, for any Lender, the percentage identified as its Term Loan A Commitment as specified in Schedule 2.1.

“Term Loan A Note” or “Term Loan A Notes” means the promissory notes of the Borrowers in favor of each of the Lenders with a Term Loan A Commitment, evidencing its portion of the Term Loan A in substantially the form attached as Schedule 2.8(a)-3, individually or collectively, as appropriate, as such promissory notes may be amended, restated, modified, supplemented, extended, renewed or replaced from time to time.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Termination Date” means September 17, 2024; provided, however, that if such date is not a Business Day, the Termination Date shall be the preceding Business Day.

“Threshold Requirement” means such term as defined in Section 7.12(b).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and Outstanding Amount of all Term Loans of such Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Exposure of such Revolving Lender at such time.

“Trade Date” means as such term is defined in Section 11.3(g).

“Transactions” means, collectively, (a) the consummation of the Merger and (b) the incurrence of Indebtedness hereunder to finance the Merger and pay fees and expenses related thereto.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means any Person in its capacity as a party to a Treasury Management Agreement that, (a) at the time it enters into a Treasury Management Agreement with a Credit Party or any Subsidiary thereof, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Treasury Management Agreement with a Credit Party or any Subsidiary thereof, in each case in its capacity as a party to such Treasury Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Loan.

“U.S. Special Resolution Regimes” means such term as defined in Section 11.25.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” means such term as defined in Section 2.4(d)(i).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date of determination, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2    Other Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Credit Documents and any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term “a”, “any”, “each of”, “all”, “and/or”, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any, one or all) parties constituting a Borrower, individually and/or in the aggregate.

(b)    For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

(c)    Any reference herein or in any other Credit Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.3    Computation of Interest and Fees; Pro Forma Calculations; Accounting Terms; Retroactive Adjustments of Applicable Percentage.

(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 3.13(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated balance sheet of Speedway Motorsports for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Speedway Motorsports and its Subsidiaries, including the notes thereto, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to (x) any election by Holdings to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard) or (y) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

(c)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d)    Notwithstanding anything herein to the contrary, determination of (i) the applicable pricing level under the definition of “Applicable Percentage” and (ii) compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.

(e)    If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Lender, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (e) shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.4(d)(iii), 2.4(i) or 2.7(c) or under Section 9. The Borrowers’ obligations under this clause (e) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

1.4    Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LOC Documents related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.5    Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.6    Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

1.7    Rounding.

Any financial ratios required to be maintained by the Credit Parties pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 2

CREDIT FACILITIES

2.1    Credit Facilities.

(a)    Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrowers from time to time from the Effective Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth (provided, that, all Revolving Loans made prior to the Effective Time (as defined in the Merger Agreement) shall be made to Speedway Funding); provided, however, that (x) the sum of the aggregate principal amount of outstanding Revolving Loans at any time shall not exceed the Revolving Committed Amount and (y) the sum of the aggregate principal amount of outstanding Revolving Loans on the Effective Date shall not exceed $20,000,000 (which outstanding amount shall result only from borrowings of Revolving Loans the proceeds of which are used to finance the Offer (as defined in the Merger Agreement) and for fees and expenses related to the Merger); provided, further, (i) with regard to each Revolving Lender individually, such Lender’s share of outstanding Revolving Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount and (ii) with regard to the Revolving Lenders collectively, the aggregate principal amount of outstanding Revolving Obligations shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (as such aggregate maximum amount may from time to time be increased pursuant to Section 2.6 or reduced as provided in Section 3.3). Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than six Eurodollar Loans shall be outstanding hereunder at any time with respect to Revolving Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

(b)    Term Loan A. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term Loan A”) to Speedway Funding in Dollars in one advance on the Effective Date in an amount not to exceed such Lender’s Term Loan A Commitment. Amounts repaid on the Term Loan A may not be reborrowed. The Term Loan A may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as further provided herein.

(c)    Refinancing Term Loans. Subject to Section 2.9, on the effective date of any Refinancing Amendment for any Refinancing Term Facility, each Refinancing Lender party to such Refinancing Amendment severally agrees to make a Refinancing Term Loan in a single advance in the amount of its respective Refinancing Term Commitment with respect to such Refinancing Term Facility as set forth in the applicable Refinancing Amendment; provided, that, after giving effect to such advances, the Outstanding Amount of such Refinancing Term Loans shall not exceed the aggregate amount of the Refinancing Term Commitments set forth in the applicable Refinancing Amendment of the applicable Refinancing Lenders. Each Refinancing Term Borrowing shall consist of Refinancing Term Loans made simultaneously by the Refinancing Lenders in accordance with their respective Commitment Percentage of the applicable Refinancing Term Facility. Refinancing Term Borrowings prepaid or repaid may not be reborrowed. Refinancing Term Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

2.2    Borrowings.

(a)    Notice of Borrowing. The Borrowers shall request a Loan borrowing by irrevocable notice to the Administrative Agent, which may be given by (x) telephone or (y) delivery of a Notice of Borrowing (provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing) to the Administrative Agent not later than 11:00 a.m. on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (i) that a Revolving Loan or Term Loan, if applicable, is requested, (ii) the date of the requested borrowing (which shall be a Business Day), (iii) the aggregate principal amount to be borrowed and (iv) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If any such Notice of Borrowing shall fail to specify (A) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one (1) month, (B) the Type of Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder and (C) whether the borrowing is a Revolving Loan or a Term Loan, then such notice shall be deemed to be a request for a Revolving Loan. If the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. The Administrative Agent shall give notice to each Lender before 5:00 p.m. on the day of receipt of each Notice of Borrowing specifying the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Loan.

(b)    Minimum Amounts. Each Loan borrowing shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, with respect to Revolving Loans, the remaining amount of the Revolving Commitment, if less).

(c)    Advances. Each Lender will make its Commitment Percentage of each Loan borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Schedule 11.1, or at such other office as the Administrative Agent may designate in writing, by 12:00 noon on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(d)    Interest Periods. After giving effect to all borrowings of Loans, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

(e)    Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Credit Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Credit Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

2.3    Repayment of Loans.

(a)    Revolving Loans. The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)    Swingline Loans. The Borrowers shall repay each Swingline Loan in accordance with Section 2.5(b)(iii).

(c)    Term Loan A. Commencing with the Fiscal Quarter ending December 31, 2019, the Borrowers shall repay the outstanding principal amount of the Term Loan A on the last Business Day of each Fiscal Quarter in an amount equal to one and one-quarter percent (1.25%) of the aggregate initial principal amount of the Term Loan A, as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.2. The outstanding principal amount of the Term Loan A (together with any unpaid accrued interest thereon) shall be due and payable in full on the Termination Date, unless accelerated sooner pursuant to Section 9.2.

(d)    Incremental Term Loans. The Borrowers shall repay the outstanding principal amount of each Incremental Term Loan in the installments on the dates and in the amounts set forth in the definitive documentation therefor (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.2), unless accelerated sooner pursuant to Section 9.2.

(e)    Refinancing Term Loans. The Borrowers shall repay the outstanding principal amount of all Refinancing Term Loans in the installments, on the dates and in the amounts set forth in the applicable Refinancing Amendment for such Refinancing Term Loans (as such installments may hereafter be adjusted as a result of the application of prepayments in accordance with the order of priority set forth in Section 3.2), unless accelerated sooner pursuant to Section 9.2; provided, that, the final principal repayment installment of all Refinancing Term Loans made hereunder pursuant to any Refinancing Amendment shall be repaid on the Refinancing Term Facility Maturity Date set forth in such Refinancing Amendment and in any event shall be in an amount equal to the aggregate principal amount of all Refinancing Term Loans made pursuant to such Refinancing Amendment on such date.

2.4    Letter of Credit Subfacility.

(a)    Letters of Credit. Subject to the terms and conditions set forth herein, (i) the Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.4,

(A) from time to time on any Business Day during the period from the Effective Date until the Termination Date, to issue Letters of Credit in Dollars for the account of either Borrower or any Subsidiary of either Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (B) to honor drawings under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of either Borrower or any Subsidiary of either Borrower and any drawings thereunder; provided that after giving effect to any LOC Credit Extension with respect to any Letter of Credit, (w) the aggregate amount of outstanding Letters of Credit issued by the Issuing Lender shall not exceed its LOC Commitment, (x) the aggregate Outstanding Amount of all Revolving Obligations shall not exceed the aggregate amount of all Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all LOC Obligations, plus such Lender’s Revolving Commitment Percentage of the Outstanding Amount of all Swingline Loans shall not exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the LOC Obligations shall not exceed the LOC Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the LOC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)    Obligation to Issue or Amend.

(i)    The Issuing Lender shall not issue any Letter of Credit if:

(A)    subject to Section 2.4(c)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)    such Letter of Credit shall have a stated expiration date later than the earlier of (1) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then- current expiration date of such Letter of Credit) and (2) the date that is five (5) Business Days prior to the Termination Date.

(ii)    The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing or amending the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance or amendment of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

(B)    the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(C)    except as otherwise agreed by the Administrative Agent and the Issuing Lender, the Letter of Credit is in an initial stated amount less than $100,000;

(D)    the Letter of Credit is to be denominated in a currency other than Dollars;

(E)    any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 3.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LOC Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii)     The Issuing Lender shall not amend any Letter of Credit if the Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(iv)     The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(v)     The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and LOC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 10 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

(c)     Procedures for Issuance and Amendment; Auto-Renewal.

(i)     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit application, appropriately completed and signed by such Borrower. Such Letter of Credit application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Lender, by personal delivery or by any other means acceptable to the Issuing Lender. Such Letter of Credit application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Issuing Lender and the Administrative Agent may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (which shall comply with Section 2.4(b)(i)(B)); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) such other matters as the Issuing Lender may require; and (H) the purpose and nature of the requested Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require.

(ii)     Promptly after receipt of any Letter of Credit application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application from a Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage of such Letter of Credit.

(iii)     If the Borrowers so request in any applicable Letter of Credit application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Renewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to an expiry date permitted by Section 2.4(b)(i)(B); provided, however, that the Issuing Lender shall not permit any such renewal if (A) the Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Renewal Notice Date (1) from the Administrative Agent that Revolving Lenders holding more than fifty percent (50%) of the Revolving Commitments have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or Credit Party that one or more of the applicable conditions specified in Section 5.2 is not then satisfied.

(iv)     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d)     Drawings and Reimbursements; Funding of Participations.

(i)     Upon any drawing under any Letter of Credit, the Issuing Lender shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrowers shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2(b) for the principal amount of Base Rate Loans, the amount of the unutilized portion of the aggregate Revolving Commitments or the conditions set forth in Section 5.2. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.4 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)     Each Revolving Lender (including the Revolving Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.4(d)(i) make funds available and the Administrative Agent may apply Cash Collateral for this purpose to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(d)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii)     With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of Base Rate Loans for any reason, the Borrowers shall be deemed to have incurred from the Issuing Lender an LOC Borrowing in the amount of the Unreimbursed

Amount that is not so refinanced, which LOC Borrowing the Borrowers promise to pay (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(d)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.4.

(iv)     Until each Revolving Lender funds its Revolving Loan or LOC Advance pursuant to this Section 2.4 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.

(v)     Each Revolving Lender’s obligation to make Revolving Loans or LOC Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.4, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Lender, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.2, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

(vi)     If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4 by the time specified herein, the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e)     Repayment of Participations.

(i)     At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s LOC Advance in respect of such payment in accordance with Section 2.4(d), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LOC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)     If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(d)(i) is required to be returned under any of the circumstances described in Section 3.14 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(f)     Obligations Absolute. The obligation of the Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)     waiver by the Issuing Lender of any requirement that exists for the Issuing Lender’s protection and not the protection of the Borrowers or any waiver by the Issuing Lender which does not in fact materially prejudice the Borrowers;

(ii)     honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(iii)     any payment made by the Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(iv)     any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

(v)     the existence of any claim, counterclaim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(vi)     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(vii)     any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or other applicable insolvency or debtor relief law; or

(viii)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Issuing Lender. The Borrowers shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

(g)     Role of Issuing Lender. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent Parties nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, or Revolving Lenders holding in the aggregate more than fifty percent (50%) of the Revolving Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent Parties, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.4(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers that the Borrowers prove were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason. The Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)     Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Lender and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the Issuing Lender shall not be responsible to the applicable Borrower for, and the Issuing Lender’s rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of the Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the Law or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)     Letter of Credit Fees. The Borrowers shall pay Letter of Credit fees as set forth in Section 3.4(b).

(j)     Conflict with Letter of Credit Documents. In the event of any conflict between the terms hereof and the terms of any LOC Document, the terms hereof shall control.

(k)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. Each of the Borrowers hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that each of the Borrower’s businesses derive substantial benefits from the businesses of such Subsidiaries.

2.5     Swingline Loan Subfacility.

(a)     Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender may, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.5 and in its sole discretion, make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) at any time and from time to time, during the period from the Effective Date until the Termination Date for the purposes hereinafter set forth (provided, that, all Swingline Loans made prior to the Effective Time (as defined in the Merger Agreement) shall be made to Speedway Funding); provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed the Swingline Sublimit, (ii) the sum of the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Revolving Committed Amount and (iii) the aggregate amount of all Swingline Loans outstanding shall not exceed the Swingline Commitment of the Swingline Lender. Swingline Loans hereunder shall be made as Base Rate Loans in accordance with the provisions of this Section 2.5, and may be repaid and reborrowed in accordance with the provisions hereof.

(b)     Swingline Loan Advances.

(i)     Notices; Disbursement. Each Swingline Loan shall be made upon the Borrowers’ irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Notice of Borrowing of a Swingline Loan; provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Notice of Borrowing of a Swingline Loan. Each such Notice of Borrowing must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (x) the amount to be borrowed, which shall be a minimum amount permitted by clause (b)(ii) below, and (y) the requested date of the borrowing (which shall be a

Business Day). Promptly after receipt by the Swingline Lender of any Notice of Borrowing of a Swingline Loan, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed borrowing of Swingline Loans (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.5(a), or (2) that one or more of the applicable conditions specified in Section 5 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, make the amount of its Swingline Loan available to the Borrowers at its office by crediting the account of the Borrowers on the books of the Swingline Lender in immediately available funds.

(ii)     Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000 in excess thereof.

(iii)     Repayment of Swingline Loans. The Borrowers shall repay each Swingline Loan on the earlier to occur of (A) the date fifteen (15) Business Days after such Swingline Loan is made or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers, demand repayment of their Swingline Loans by way of a Revolving Loan advance, in which case the Borrowers shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one (1) Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the Indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender, if so directed by the Administrative Agent in writing, hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with or after such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either of the Borrowers or any other Credit Party), then each Revolving Lender hereby agrees that it shall upon written notice of the unavailability of a Revolving Loan and request for participation purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.3), provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interests are purchased.

(c)     Interest on Swingline Loans. Subject to the provisions of Section 2.7(c), each Swingline Loan shall bear interest at per annum rate equal to the Base Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). The Swingline Lender shall be responsible for invoicing the Borrowers for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.5 to refinance such Lender’s Revolving Commitment Percentage of any Swingline Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swingline Lender.

(d)     Payments Directly to Swingline Lender. The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

2.6     Incremental Loan Facilities.

Subject to the terms and conditions set forth herein, the Borrowers may at any time after the Effective Date, upon notice to the Administrative Agent, establish one or more incremental term loans (each such term loan, an “Incremental Term Loan”); provided that:

(a)     the aggregate principal amount of all Incremental Term Loans established pursuant to this Section 2.6 plus the aggregate principal amount of all Incremental Equivalent Indebtedness incurred under Section 8.1(k) shall not exceed the sum of (i) Two Hundred Million Dollars ($200,000,000) plus (ii) the amount of any voluntary prepayment of any Term Loan or, to the extent accompanied by a permanent reduction of the Revolving Commitments in connection therewith, any Revolving Loans, in each case, to the extent not financed with the proceeds of long-term non-revolving Indebtedness and limited, in the case of any repurchase or prepayment below par, to the actual cash expenditures in respect thereof;

(b)     no Default or Event of Default shall exist and be continuing;

(c)     any such increase shall be in a minimum aggregate principal amount of $20,000,000 and integral multiples of $10,000,000 in excess thereof (or the remaining amount, if less);

(d)     with respect to any Incremental Term Loan established pursuant to this Section 2.6 structured as a term loan a (as reasonably determined by the Administrative Agent), (i) the interest rate, interest rate margins, fees, discount, prepayment premiums, amortization and final maturity date for such Incremental Term Loan shall be as agreed by the Credit Parties and the Lenders providing such Incremental Term Loan; provided that (A) the maturity date of such Incremental Term Loan shall be coterminous with or later than the latest of the Termination Date and the maturity date of each other then existing Term A Facility and (B) the Weighted Average Life to Maturity of such Incremental Term Loan shall not be shorter than the Weighted Average Life to Maturity of the Term Loan A or any other then existing Term A Facility, (ii) the proceeds of such Incremental Term Loan shall be used for the purposes described in the definitive documentation for such Incremental Term Loan and (iii) the other terms of such Incremental Term Loan, if not consistent with the terms applicable to the Term Loan A, shall be reasonably acceptable to the Administrative Agent;

(e)     with respect to any Incremental Term Loan established pursuant to this Section 2.6 as a term loan b (as reasonably determined by the Administrative Agent), (i) the interest rate, interest rate margins, fees, discount, prepayment premiums, amortization and final maturity date for such Incremental Term Loan shall be as agreed by the Credit Parties and the Lenders providing such Incremental Term Loan; provided that (A) the maturity date of such Incremental Term Loan shall be coterminous with or later than the latest of the maturity date of each other then existing Term Loan and (B) the Weighted Average Life to Maturity of such Incremental Term Loan shall not be shorter than the Weighted Average Life to Maturity of any other then existing Term Loan, (ii) the proceeds of such Incremental Term Loan shall be used for the purposes described in the definitive documentation for such Incremental Term Loan and (iii) the other terms of such Incremental Term Loan, if not consistent with the terms applicable to the other then outstanding Term B Facilities, shall be reasonably acceptable to the Administrative Agent;

(f)     if such Incremental Term Loan is (i) a term loan a (as reasonably determined by the Administrative Agent), such Incremental Term Loan shall share ratably in any prepayments of the Term Loan A and all other then outstanding Term A Facilities pursuant to Section 3.2 (or otherwise provide for more favorable prepayment treatment for the Term Loan A and all other then outstanding Term A Facilities) and shall have ratable voting rights as the Term Loan A and all other then outstanding Term A Facilities (or otherwise provide for more favorable voting rights for the Term Loan A and all other then outstanding Term A Facilities) and (ii) a term loan b (as reasonably determined by the Administrative Agent), such Incremental Term Loan shall share ratably in any prepayments of the then outstanding Term Loans (including any other then outstanding Term B Facilities) pursuant to Section 3.2 (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loans) and shall have ratable voting rights as the other then outstanding Term Loans (including any other then outstanding Term B Facilities) (or otherwise provide for more favorable voting rights for the then outstanding Term Loans); provided, that, an excess cash flow mandatory prepayment may be added to this Credit Agreement if required by the lenders providing any Term B Facility (and the prepayments thereunder may thereafter be shared ratably by any other Term B Facilities to the extent required by the lenders providing such facilities);

(g)     any Incremental Term Loan established hereunder shall constitute an Obligation and be secured by Collateral and may share ratably in prepayments required under Section 3.2 to the extent required by Lenders providing such Incremental Term Loan;

(h)     the conditions to the making of a Loan set forth in Section 5.2 shall be satisfied;

(i)     an Incremental Term Loan may take the form of a delayed draw term loan, subject to delayed draw conditions to be mutually agreed by the Borrowers and the Lenders providing such Incremental Term Loan;

(j)     concurrently with the establishment of any Incremental Term Loan, the Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower certifying that (i) such Incremental Term Loan has been incurred in compliance with this Credit Agreement and (ii) after giving effect to the establishment of such Incremental Term Loan on a Pro Forma Basis (and if such Incremental Term Loan is a delayed draw term loan, assuming that the commitments under such Incremental Term Loan are fully drawn), the Borrowers shall be in compliance with (A) all Material Indebtedness and its related documentation and (B) the financial covenants set forth in Section 7.11;

(k)     the Borrowers shall pay any applicable upfront and/or arrangement fees; and

(l)     the Borrowers shall obtain commitments for the amount of the Incremental Term Loan pursuant to this Section 2.6 from existing Lenders (provided that no existing Lender shall have any obligation to provide any portion of any such Incremental Term Loan) or other commercial banks, financial institutions or institutional investors that would constitute an Eligible Assignee that are reasonably acceptable to the Administrative Agent (and with respect to any increase in the Revolving Commitments, the Issuing Lender and the Swingline Lender), provided that such other commercial banks and financial institutions join in this Credit Agreement as Lenders through joinder agreements or other arrangements reasonably acceptable to the Administrative Agent. In connection with the establishment of Incremental Term Loans pursuant to this Section 2.6, the Borrowers will provide supporting corporate resolutions, legal opinions, promissory notes and other items as may be reasonably requested by the Administrative Agent and the Lenders providing such Incremental Term Loans in connection therewith.

Notwithstanding anything to the contrary in this Credit Agreement, this Credit Agreement and the other Credit Documents may be amended with the written consent of the Credit Parties and the Administrative Agent for the purpose of including and establishing an Incremental Term Loan permitted hereunder.

In connection with the establishment of any Incremental Term Loan, (A) none of the Joint Lead Arrangers shall have any obligation to arrange for or assist in arranging for any Incremental Term Loan without its prior written approval and shall be subject to such conditions, including fee arrangements, as may be provided in connection therewith, (B) none of the Lenders, including Bank of America, shall have any obligation to provide commitments or loans for any Incremental Term Loan without its prior written approval, (C) Schedule 2.1 will be revised to reflect the Lenders, Loans, Commitments, committed amounts and Commitment Percentages after giving effect to the establishment of any Incremental Term Loan and (D) the Administrative Agent shall reasonably determine whether a term loan constitutes a pro rata term loan (also known as a term loan a) or a term loan b (also known as an institutional term loan).

2.7     Interest.

(a)     Subject to the provisions of Section 2.7(c), (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Percentage; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage.

(b)     Subject to the provisions of Section 2.7(c), (i) each Eurodollar Loan or Base Rate Loan comprising all or a part of an Incremental Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum as set forth in the documentation executed in connection with the applicable Incremental Term Loan and (ii) each Eurodollar Loan or Base Rate Loan comprising all or a part of a Refinancing Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum as set forth in the applicable Refinancing Amendment.

(c)     (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)     If any amount (other than principal of any Loan) payable by the Borrowers under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)     Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(e)     To the extent that any calculation of interest or any fee required to be paid under this Credit Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Credit Agreement.

2.8     Evidence of Debt.

(a)     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     In addition to the accounts and records referred to in Section 2.8(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.9     Refinancing Indebtedness.

(a)     On one or more occasions after the Effective Date, the Borrowers may obtain, from any Refinancing Lender, any Refinancing Indebtedness.

(b)     The effectiveness of any Refinancing Amendment pursuant to which any Refinancing Indebtedness is issued shall be subject to (i) the absence of any Event of Default, (ii) after giving effect to the establishment of such Refinancing Indebtedness on a Pro Forma Basis (and assuming that any Refinancing Term Commitments are fully drawn), the Borrowers shall be in compliance with the financial covenants set forth in Section 7.11 and (iv) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (A) customary legal opinions consistent with those delivered on the Effective Date, customary authorizing resolutions, Organization Documents, evidence of good standing of the Credit Parties and customary incumbency and other closing certificates, and (B) reaffirmation agreements and/or such amendments to the Pledge Agreement as may be reasonably requested by the Administrative Agent in order to ensure that such Refinancing Indebtedness is provided with the benefit of the applicable Credit Documents.

(c)     In connection with the incurrence of any Refinancing Indebtedness, the Borrowers shall provide to the Administrative Agent at least five (5) Business Days’ (or such shorter period of time as may be agreed to by the Administrative Agent) prior written notice thereof, which notice shall specify the date on which the Borrowers propose to enter into the Refinancing Amendment.

(d)     Each of the parties hereto hereby agrees that this Credit Agreement and the other Credit Documents may be amended pursuant to a Refinancing Amendment without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of such Refinancing Indebtedness being established pursuant to such Refinancing Amendment, (ii) make such other changes to this Credit Agreement and the other Credit Documents consistent with the provisions and intent of such Refinancing Indebtedness, and (iii) effect such other amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.9, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. This Section 2.9 shall supersede any provisions in Section 11.6 to the contrary

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1     Extension and Conversion.

The Borrowers shall have the option on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (a) except as provided in Section 3.7, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (c) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2, (d) no more than six separate Eurodollar Loans shall be outstanding hereunder at any time with respect to the Revolving Loans and no more than six separate Eurodollar Loans shall be outstanding hereunder at any time with respect to any Term Loan, if applicable, and (e) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one (1) month. Each such extension or conversion shall be effected by the Borrowers by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 a.m. on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the Types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in clauses (b), (c), (d), (e) and (f) of Section 5.2. In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.1, or any such conversion or extension is not permitted or required by this Section 3.1, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.2     Prepayments.

(a)     Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty upon delivery of a Notice of Loan Prepayment; provided, however, that (i) Eurodollar Loans may only be prepaid on three (3) Business Days’ prior written notice to the Administrative Agent specifying the applicable Loans to be prepaid, (ii) any prepayment of Eurodollar Loans will be accompanied by accrued interest thereon and subject to Section 3.10; and (iii) each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each such Notice of Loan Prepayment shall be irrevocable and shall specify the date and amount of prepayment and the Loans that are to be prepaid. The Administrative Agent will give prompt notice to the Lenders of any prepayment on the Loans and each Lender’s interest therein. Subject to Section 3.17, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Commitment Percentages. Subject to the foregoing terms, (A) voluntary prepayments on Revolving Loans shall be applied to outstanding Revolving Loans as the Borrowers may elect and (B) voluntary prepayments on any Term Loan shall be applied to the remaining principal amortization installments in inverse order of maturity; provided, that, unless the Lenders providing a Class of Incremental Term Loans agree to less than pro rata treatment for voluntary prepayments, such prepayment shall be applied to all Classes of Term Loans on a pro rata basis. Within the foregoing parameters for application, voluntary prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans. Voluntary prepayments on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Such voluntary prepayments shall not reduce the Revolving Committed Amount. Amounts prepaid on the Term Loans may not be reborrowed.

(b)     Mandatory Prepayments.

(i)     Overadvance. If at any time (A) the aggregate principal amount of the Revolving Obligations exceeds the Revolving Committed Amount, (B) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Sublimit, or (C) the aggregate amount of Swingline Loans shall exceed the Swingline Sublimit, the Borrowers jointly and severally promise to prepay immediately upon demand the outstanding principal balance on the Revolving Loans or provide Cash Collateral in the manner and in an aggregate amount necessary to eliminate such excess in respect of the

LOC Obligations. In the case of a mandatory prepayment required on account of clause (B) in the foregoing sentence, the amount required to be paid shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation shall no longer exist. Payments hereunder shall be applied first to the Revolving Loans and Swingline Loans and then to a Cash Collateral account in respect of the LOC Obligations.

(ii)     Asset Dispositions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Disposition to the extent (A) such Net Cash Proceeds are not reinvested in the same or similar property or assets within six (6) months of the date of such Asset Disposition, and (B) the aggregate amount of such Net Cash Proceeds not reinvested in accordance with the foregoing clause (A) shall exceed $5,000,000 in any fiscal year.

(iii)     Debt Transactions; Refinancing Indebtedness.

(A)     The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Debt Transaction.

(B)     The Refinanced Debt shall be immediately prepaid in full upon the receipt by the Borrowers of the proceeds of any Refinancing Indebtedness.

(iv)     Application. All prepayments made pursuant to Sections 3.3(b)(ii) and (iii) (other than the proceeds of any Refinancing Indebtedness which, for the avoidance of doubt, shall be applied solely to the Refinanced Debt) shall be accompanied by accrued interest thereon and subject to Section 3.10 and shall be applied first, to the Classes of Term Loans on a pro rata basis (unless the Lenders for a Class of Incremental Term Loans agree to less than pro rata treatment for mandatory prepayments for such Incremental Term Loans) until each is paid in full, with application to the principal amortization installments thereof in inverse order of maturity and, with respect to any Incremental Term Loans for further application as set forth in the definitive documentation for such Incremental Term Loans, second, to Swingline Loans, and third, to Revolving Loans, in each case to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Prepayments on the Revolving Obligations under Sections 3.3(b)(ii) and (iii) shall permanently reduce the Revolving Committed Amount.

(c)     Notice. The Borrowers will provide notice to the Administrative Agent of any prepayment by 11:00 a.m. on the date of prepayment.

3.3     Termination and Reduction of Commitments.

The Borrowers may from time to time permanently reduce or terminate the aggregate Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 (or, if less, the full remaining amount of the Revolving Committed Amount)) upon five (5) Business Days’ prior written notice from the Borrowers to the Administrative Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of Revolving Obligations outstanding. The Revolving Commitments of the Revolving Lenders shall automatically terminate on the Termination Date. The Administrative Agent shall promptly notify each of the Lenders of receipt by the Administrative Agent of any notice from the Borrowers pursuant to this Section 3.3. Any reduction of Commitments shall be applied to the applicable Commitment of each Lender according to its Revolving Commitment Percentage. All fees accrued until the effect date of any termination of Commitments shall be paid in full on the effective date of such termination.

3.4     Fees.

(a)     Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrowers agree to pay the Administrative Agent for the ratable benefit of the Revolving Lenders in accordance with such Lender’s Revolving Commitment Percentage a commitment fee (the “Commitment Fee”) equal to the Applicable Percentage per annum on the actual daily unused amount of the Revolving Committed Amount for the applicable period; provided that (i) no commitment fees shall accrue on the Revolving Commitment in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (ii) any commitment fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender. For the purposes hereof Swingline Loans shall not be considered usage under the Revolving Commitments. The Commitment Fee shall be payable (i) quarterly in arrears on the last Business Day of each March, June, September and December, beginning with the first such date to occur after the Effective Date and (ii) on the Termination Date. For purposes of clarification, Swingline Loans shall not be considered outstanding for purposes of determining the unused portion of the Revolving Committed Amount.

(b)     Letter of Credit Fees.

(i)     Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrowers jointly and severally promise to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders in accordance with such Lender’s Revolving Commitment Percentage a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable Percentage for the Letter of Credit Fee times the actual daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 2.4 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 3.17(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.4. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December, beginning with the first such date to occur after the Effective Date. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(ii)     Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrowers jointly and severally promise to pay, to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrowers and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(c)     Other Fees.

(i)     The Borrowers shall pay to the Administrative Agent, the Joint Lead Arrangers and the Lenders for their own accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)     The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

3.5     Increased Costs.

(a)     Increased Costs Generally. If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the Issuing Lender;

(ii)     subject any Recipient to any Taxes (other than Indemnified Taxes or Excluded Taxes) with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it; or

(iii)     impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)     Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the

Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)     Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.5 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)     Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section 3.5 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section 3.5 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, delivers to the Borrowers a certificate for reimbursement as provided in Section 3.5(c) (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)     Reserves on Eurodollar Loans. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.6     Inability To Determine Interest Rate.

(a)     If in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein.

(b)     Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.6, the Administrative Agent in consultation with the Borrowers and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.6, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to the Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.

3.7     Illegality.

If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Loan or Letter of Credit, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, from the date of such notice to the date such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist:

(a)     any obligation of such Lender to make or continue Eurodollar Loans in Dollars or to convert Base Rate Loans to Eurodollar Loans in Dollars shall be suspended and the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Eurodollar Loans or convert all Eurodollar Loans of such Lender to Base Rate Loans (with the Base Rate determined other than by reference to the Eurodollar Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans; and

(b)     if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Eurodollar Rate, then all Base Rate Loans shall accrue interest at a Base Rate determined without reference to the Eurodollar Rate.

Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.8     LIBOR Successor Rate.

Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(a)     adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)     syndicated loans currently being executed, or that include language similar to that contained in this Section 3.8, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Credit Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment”; and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided, that, for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Credit Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement.

3.9     Taxes.

(a)     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If any applicable Laws (as determined in the good faith discretion of an applicable withholding agent) require the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.9) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)     Payment of Other Taxes by the Credit Parties. Without limiting the provisions of clause (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority, or at the option of the Administrative Agent timely reimburse it for the payment of, in accordance with applicable Laws.

(c)     Tax Indemnifications.

(i)     Without limiting the provisions of clause (a) or (b) above, each of the Credit Parties shall, and do hereby, indemnify the Administrative Agent, each Lender and the Issuing Lender, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.9) withheld or deducted by the Credit Parties or the Administrative Agent or paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Credit Parties shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) below. A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(ii)     Without limiting the provisions of clause (a) or (b) above, each Lender and the Issuing Lender shall, and does hereby, indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Issuing Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to the failure of such Lender or Issuing Lender to comply with the provisions of Section 11.3(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Lender, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Lender by the Administrative Agent or any Credit Party shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under this Credit Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d)     Evidence of Payments. Upon request by any Credit Party or the Administrative Agent, as the case may be, after any payment of Taxes by such Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.9, such Credit Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Credit Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to such Credit Party or the Administrative Agent, as the case may be.

(e)     Status of Lenders; Tax Documentation.

(i)     Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and to the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent, as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Credit Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.9(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing, if either Borrower is resident for tax purposes in the United States,

(A)     any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 that will enable the Borrowers or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements;

(B)     each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)     executed originals of IRS Form W-8BEN-E (or W- 8BEN, as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)     executed originals of IRS Form W-8ECI,

(III)     executed originals of IRS Form W-8IMY and all required supporting documentation,

(IV)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of either Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable);

(C)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii)     Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f)     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.9, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.9 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g)     Survival. Each party’s obligations under this Section 3.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)     Withholding Taxes. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans under this Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

3.10     Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall jointly and severally compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)     any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)     any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.22;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also jointly and severally pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.10, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.11     Pro Rata Treatment.

Except to the extent otherwise provided herein, each Loan (other than Swingline Loans), each payment or prepayment of principal of any Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Commitment Fee, each payment of the Letter of Credit Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan (other than Swingline Loans), shall be allocated pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

3.12     Sharing of Payments.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in LOC Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in LOC Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)     the provisions of this Section 3.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 3.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LOC Obligations or Swingline Loans to any assignee or participant, other than an assignment to Holdings, the Borrowers or any of their Affiliates (as to which the provisions of this Section 3.12 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

3.13     Payments Generally; Administrative Agent’s Clawback.

(a)     General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than

2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)     (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Eurodollar Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)     Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)     Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 3, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.5 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.5 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.5.

(e)     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

3.14     Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any other applicable insolvency or debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

3.15     Mitigation Obligations; Replacement of Lenders.

(a)     Designation of a Different Lending Office. If any Lender requests compensation under Section 3.5, or the Borrowers are required to pay any additional amount to any Lender, the Issuing Lender or any Governmental Authority for the account of any Lender or the Issuing Lender pursuant to Section 3.9, or if any Lender gives a notice pursuant to Section 3.5, then such Lender or the Issuing Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.5 or 3.9, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.7, as applicable, and (ii) in each case, would not subject such Lender or the Issuing Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the Issuing Lender, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Issuing Lender in connection with any such designation or assignment.

(b)     Replacement of Lenders. If any Lender requests compensation under Section 3.5, or if the Borrowers are required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.15(a), the Borrowers may replace such Lender in accordance with Section 11.22.

3.16     Cash Collateral.

(a)     Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (ii) if, as of the Termination Date, any LOC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LOC Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Issuing Lender or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)     Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each of the Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)     Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 3.16 or Section 2.4, 2.5, 3.3, 3.18 or 9.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LOC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.3(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.16 may be otherwise applied in accordance with Section 9.3), and (y) the Person providing Cash Collateral and the Issuing Lender or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.17     Defaulting Lenders.

(a)     Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.6.

(ii)     Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.2), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as Speedway Motorsports may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (B) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 3.16; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to either of the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by either of the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LOC Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LOC Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LOC Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LOC Borrowings owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in LOC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 3.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)     Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any fee payable under Section 3.4(a) during or with respect to any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)     Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.16.

(C)     With respect to any fee payable under Section 3.4(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LOC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 3.17(a)(iv) below, (y) pay to the Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)     Reallocation of Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LOC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders with Revolving Commitments in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding Revolving Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b)     Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 3.17(a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 3.16.

(c)     Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 3.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(d)     New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 4

GUARANTY

4.1     The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, each Lender, each Hedge Bank, each Treasury Management Bank, and each other holder of the Obligations, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents (a) shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

4.2     Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(i)     at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)     any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

(iii)     the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)     any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v)     any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.3     Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4     Certain Additional Waivers.

Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations. Each of the Guarantors further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Obligations so long as any amounts payable to the Administrative Agent or the Lenders in respect of the Obligations shall remain outstanding or any of the Commitments shall not have expired or been terminated.

4.5     Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

4.6     Guaranty of Payment; Continuing Guarantee.

The guaranty in this Section 4 is a guaranty of payment and not of collection, and is a continuing guarantee, and shall apply to all Obligations whenever arising.

4.7     Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Credit Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section 4.7 to constitute, and this Section 4.7 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 5

CONDITIONS

5.1     Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to fund the initial advances hereunder shall be subject to satisfaction of the following conditions (with all closing deliverables listed below in form and substance satisfactory to the Administrative Agent and each of the Lenders):

(a)     The Administrative Agent shall have received original counterparts of this Credit Agreement executed by each of the Credit Parties and each Lender.

(b)     The Administrative Agent shall have received an appropriate original Revolving Note and Term Loan A Note for each Lender and a Swingline Note for the Swingline Lender, executed by each of the Borrowers.

(c)     The Administrative Agent shall have received original counterparts of the Pledge Agreement executed by each of the parties thereto, together with all stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person).

(d)     The Administrative Agent shall have received the following, each of which shall be originals or copies (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)     copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date;

(ii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and

(iii)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing (or equivalent) and qualified to engage in business in its state of organization or formation.

(e)     The Administrative Agent shall have received a certificate executed by a Responsible Officer of Holdings as of the Effective Date certifying that the conditions set forth in Section 5.1(i), (l) and (m) are satisfied as of the Effective Date.

(f)     The Administrative Agent shall have received favorable opinions of legal counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, dated as of the Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(g)     The Administrative Agent shall have received a certificate in the form of Schedule 5.1(g) executed by a Responsible Officer of Holdings certifying that Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent.

(h)     The Administrative Agent and the Lenders shall have received (i) the audited consolidated financial statements of Speedway Motorsports included in the Company SEC Documents (as defined in the Merger Agreement) for the fiscal years ended December 31, 2018 and December 31, 2017, (ii) unaudited consolidated interim financial statements of Speedway Motorsports included in the Company SEC Documents (as defined in the Merger Agreement) for the fiscal quarters ended March 31, 2019 and June 30, 2019 (in each case, without footnote disclosure) (it being understood and agreed that Speedway Motorsport’s filing of any required unaudited financial statements on Form 10-Q will satisfy the requirements under this clause (ii) for the fiscal quarter ended June 30, 2019) and (iii) pro forma consolidated financial statements as to Speedway Motorsports and its subsidiaries giving effect to the Transactions for the four (4) fiscal quarter period ended as of June 30, 2019, which pro forma financial statements need not be prepared in compliance with Regulation S-X under the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder, or include adjustments for purchase accounting.

(i)     No Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since July 23, 2019.

(j)     The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

(i)     (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Credit Party and each jurisdiction where any material Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches;

(ii)     completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral; and

(iii)     copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements of the Credit Documents.

(k)     The Administrative Agent shall have received a Notice of Borrowing for the Loans to be made on the Effective Date in accordance with the requirements hereof and, to the extent any Eurodollar Loans are to be made on the Effective Date, a Funding Indemnity Letter in connection with such Notices of Borrowing.

(l)     The Merger Agreement (including, but not limited to, all schedules and exhibits thereto) shall be in full force and effect. The Merger shall have been consummated (or shall be consummated concurrently with the closing of this Credit Agreement and funding of the initial Loans hereunder on the Effective Date) in accordance with the terms of the Merger Agreement, without giving effect to any amendments, consents or waivers thereto that are materially adverse to the Lenders (it being understood that (i) any reduction in the purchase price of, or consideration for, the Merger is not materially adverse to the interests of the Lenders, but the Term Loan A shall be reduced by the amount of such reduction, (ii) any increase in the purchase price of, or consideration for, the Merger is not materially adverse to the interests of the Lenders so long as such increase is not funded by Indebtedness of Holdings, Speedway Motorsports and their respective Subsidiaries and (iii) any amendment, consent or waiver to the definition of “Company Material Adverse Effect” in the Merger Agreement is materially adverse to the interests of the Lenders).

(m)     The Specified Merger Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects as of the Effective Date (except (x) in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (y) any Specified Representation that is already qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects).

(n)     All Indebtedness of Borrowers and their Subsidiaries (excluding Indebtedness permitted to exist pursuant to Section 8.1 and Indebtedness under the Existing Credit Agreement) shall have been repaid in full, all commitments to lend thereunder shall have been terminated, all liens securing such Indebtedness shall have been terminated and released (or shall be so terminated and released substantially concurrently with the Effective Date), and all obligations owed to lenders under the Existing Credit Agreement who are not Lenders hereunder, if any, shall have been paid in full.

(o)     So long as requested in writing at least ten (10) Business Days prior to the Effective Date, the requesting Administrative Agent and the requesting Lenders shall have received, at least three (3) Business Days prior to the Effective Date, the documentation and other information so requested in connection with applicable “know-your-customer” and anti-money- laundering rules and regulations, including, without limitation, the Act.

(p)     So long as requested in writing at least ten (10) Business Days prior to the Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each such Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

(q)     The Administrative Agent shall have received for its own account and for the accounts of the Lenders, all accrued fees and expenses of the Administrative Agent and the Lenders (including the fees and expenses of counsel (including local counsel) for the Administrative Agent) incurred in connection with the Transactions and the Credit Documents and all other amounts due and owing pursuant to the Fee Letters (in the case of expenses, to the extent invoiced at least one (1) Business Day prior to the Effective Date or such later date to which the Borrowers may agree) (it being understood that fees, but not legal fees and expenses, may be deducted from proceeds of the initial Loans made on the Effective Date).

Without limiting the generality of the provisions of Section 10.3, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

5.2     Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan and to issue or extend, or participate in, a Letter of Credit are subject to satisfaction of the following conditions precedent:

(a)     The Borrowers shall have delivered, an appropriate Notice of Borrowing, Notice of Extension/Conversion or LOC Documents;

(b)     The representations and warranties of each Borrower and each other Credit Party contained in Section 2, Section 3, Section 6 or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of the requested credit extension (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of the requested credit extension (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and except that for purposes of this Section 5.2(b), the representations and warranties contained in Sections 6.1 shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a) and (b), as applicable.

(c)     There shall not have been commenced against any Borrower or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

(d)     No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

(e)     There shall not have occurred any Material Adverse Effect since the extension of the last Loan; and

(f)     Immediately after giving effect to the making of any such Revolving Loan (and the application of the proceeds thereof) the sum of Revolving Obligations outstanding shall not exceed the Revolving Committed Amount, the sum of LOC Obligations outstanding shall not exceed the LOC Sublimit, and the sum of Swingline Loans outstanding shall not exceed the Swingline Sublimit.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in clauses (b), (c), (d), (e) and (f) above.

Notwithstanding the foregoing, (x) the only representations and warranties in the Credit Documents the accuracy of which will be a condition to the making of the Loans and issuing of Letters of Credit on the Effective Date are the Specified Representations and (y) Sections 5.02(c), (d) and (e) shall not apply to the Loans made and Letters of Credit issued on the Effective Date.

SECTION 6

REPRESENTATIONS AND WARRANTIES

Each of the Credit Parties hereby represents to the Administrative Agent and each Lender that:

6.1     Financial Condition.

The audited combined balance sheets, statements of income and statements of cash flows of Speedway Motorsports for the year ended December 31, 2018 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (a) have been audited by PricewaterhouseCoopers LLP, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its combined Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of Speedway Motorsports and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of income and of cash flows for, the fiscal quarter ended June 30, 2019 have heretofore been furnished to each Lender. Such interim financial statements, for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its consolidated Subsidiaries as of such date and for such periods. During the period from June 30, 2019 to and including the Effective Date, there has been no sale, transfer or other Asset Disposition by it or any of its Subsidiaries of any material part of the business or property of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other person) material in relation to the combined financial condition of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, in each case which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

6.2     No Change.

Since December 31, 2018, there has been no development or event relating to or affecting any of the Credit Parties which has had or would be reasonably expected to have a Material Adverse Effect.

6.3     Organization; Existence; Compliance with Law.

(a)     Each of the Credit Parties (i) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect.

(b)     Holdings and each of its Subsidiaries is in compliance with (i) all applicable Laws and (ii) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)     No Credit Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(d)     Each Credit Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.4     Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrowers, to borrow hereunder, and each of the Borrowers has taken all necessary corporate or other necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement, and to authorize the execution, delivery and performance of the Credit Documents to which each is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Person is a party, except for (a) consents, authorizations, notices and which have been duly obtained or made and (b) filings to perfect the Liens created by the Pledge Agreement. This Credit Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5     No Legal Bar.

Except as previously disclosed in writing to the Lenders on or prior to the Effective Date, the execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds of the borrowings hereunder (a) will not violate any Law in any material respect, (b) will not violate any contractual obligation of any Credit Party in any respect that would reasonably be expected to have a Material Adverse Effect, (c) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Credit Parties pursuant to any such Law or contractual obligation and (d) will not violate or conflict with any provision of any Organization Document of any Credit Party.

6.6     No Material Litigation.

No litigation, investigation, prosecution, proceeding, imposition of fines or penalties or dispute of, by or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties or their Subsidiaries, threatened by or against any of the Credit Parties or against their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.6 is a summary of all claims (excluding routine claims for benefits under employee benefit plans and arrangements), litigation, investigations, prosecutions and proceedings pending or, to the best knowledge of the Credit Parties, threatened by or against any of the Credit Parties or their Subsidiaries or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.7     No Default.

None of the Credit Parties or their Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by the Credit Documents.

6.8     Ownership of Property; Liens.

Each of the Credit Parties and their Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens or, with respect to property of a Subsidiary which is not a Credit Party, such Lien would not reasonably be likely to have a Material Adverse Effect.

6.9     Intellectual Property.

Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 6.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate would not be reasonably expected to have a Material Adverse Effect.

6.10     No Burdensome Restrictions.

No Law or contractual obligation of any Credit Party or any of their Subsidiaries would be reasonably expected to have a Material Adverse Effect.

6.11     Taxes.

Each of the Credit Parties and their Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of any Credit Party, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party or Subsidiary, as the case may be); and no tax Lien has been filed, and, to the knowledge of any of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

6.12     ERISA.

(a)     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or is properly relying on the current IRS opinion letter issued with respect to a duly adopted prototype or volume submitter document and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each of the Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)     There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)     (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could reasonably be expected to result in liability of either Borrower in excess of $5,000,000; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)     As of the Effective Date, each Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Borrower’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Credit Agreement.

6.13     Governmental Regulations, Etc.

(a)     No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 (or any successor thereto) referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U. “Margin stock” within the meaning of Regulation U does not constitute more than twenty-five percent (25%) of the value of the consolidated assets of Holdings and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation U.

(b)     None of the Credit Parties or their Subsidiaries is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

(c)     No director, executive officer or principal shareholder of any Credit Party or any Subsidiary is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms “director”, “executive officer” and “principal shareholder” (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

(d)     Each of the Credit Parties and their Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

(e)     Each of the Credit Parties and their Subsidiaries is not in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, federal, state or local environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

(f)     Each of the Credit Parties and their Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

(g)     None of the Credit Parties intends to treat any of the Loans, the Letters of Credit or any related transaction as a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event a Credit Party determines that it will take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If a Credit Party so notifies the Administrative Agent, any Lender may treat its Loans (and its participation interests in Letters of Credit and Swingline Loans) as subject to Treasury Regulation Section 301.6112-1, and such Lender will maintain any lists and other records required thereby.

6.14     Subsidiaries.

Schedule 6.14 sets forth all Subsidiaries (including Subsidiaries that are not Material Subsidiaries) of Holdings at the Effective Date, the jurisdiction of incorporation of each such Subsidiary and the direct or indirect ownership interest of each such Subsidiary.

6.15     Purpose of Loans.

The proceeds of the Loans hereunder shall be used solely (a) on the Effective Date, to finance the aggregate Offer Price (as defined in the Merger Agreement) payable in respect of all shares of Capital Stock of Speedway Motorsports validly tendered pursuant to the Offer (as defined in the Merger Agreement) or converted into the right to receive Offer Price in the Merger, the consideration payable in respect of Company Equity Awards (as defined in the Merger Agreement) and to pay all fees and expenses related thereto, (b) on and after the Effective Date, (i) to finance working capital needs of Holdings and its Subsidiaries, (ii) to finance letter of credit needs of Holdings and its Subsidiaries, (iii) to finance general corporate needs of Holdings and its Subsidiaries including capital expenditures, (iv) to finance Permitted Investments, (v) to finance the acquisition of additional motor speedways and related businesses and (vi) with respect to Incremental Term Loans, for the purposes as mutually agreed between the Borrower and the Lenders Providing such Incremental Term Loans; provided, however, that until the 2015 Senior Notes, any outstanding Additional Senior Debt incurred pursuant to Section 8.1(d) and any outstanding Permitted Subordinated Debt incurred pursuant to Section 8.1(d) shall have been paid or redeemed in full, the proceeds of the first $200,000,000 of borrowings under any Incremental Loan Facilities shall be used either to refinance Loans hereunder or to prepay or refinance the 2015 Senior Notes, such Additional Senior Debt and/or such Permitted Subordinated Debt. Notwithstanding anything to the contrary in the foregoing, not more than $20,000,000 of Revolving Loans shall be outstanding on the Effective Date, which outstanding amount shall result only from Borrowings the proceeds of which are used to when taken together with the proceeds of the Term Loan A, finance the Offer (as defined in the Merger Agreement) and the Merger and the fees and expenses related thereto.

6.16     Environmental Matters.

(a)     Each of the facilities and properties owned, leased or operated by any Credit Party or any Subsidiary (for purposes of this Section 6.16, the “Properties”) and all businesses of any Credit Party or any Subsidiary at the Properties (for purposes of this Section 6.16, the “Businesses”) are in compliance with all applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect, and, to the best knowledge of any Credit Party, there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws, except where such liability would not have a Material Adverse Effect.

(b)     None of the Credit Parties or their Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any currently unresolved material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Credit Party have knowledge that any such notice is being threatened, except where such violation, non-compliance or liability would not have a Material Adverse Effect.

(c)     Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Credit Party or any

Subsidiary, or to the knowledge of any Credit Party, by any other Person, in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except where such liability or the failure to so comply would not have a Material Adverse Effect.

(d)     No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or, to the knowledge of any Credit Party or any Subsidiary, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary, the Properties or the Businesses.

(e)     To the knowledge of any Credit Party, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, related to the operations (including, without limitation, disposal) of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Businesses, in violation of or in a manner that would reasonably be expected to give rise to liability under Environmental Laws, except where such violation or liability would not have a Material Adverse Effect.

6.17     Solvency.

Holdings on a consolidated basis is Solvent.

6.18     No Untrue Statement.

Neither (a) this Credit Agreement nor any other Credit Document or certificate or document executed and delivered by or on behalf of either of the Borrowers or any other Credit Party in accordance with or pursuant to any Credit Document nor (b) any statement, representation, or warranty provided to the Administrative Agent in connection with the negotiation or preparation of the Credit Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

6.19     Subordinated Indebtedness.

The Obligations constitute “senior indebtedness” as such term or any other similar term is used in any applicable Permitted Subordinated Debt Indenture. The Indebtedness represented by any Permitted Subordinated Debt Indenture is subordinate to the Loans.

6.20     Pledge Agreement.

The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “Secured Obligations” (as such term is defined in the Pledge Agreement), a legal, valid and enforceable security interest in the collateral identified therein, except to the extent the enforceability thereof may be limited by the Bankruptcy Code or any other applicable insolvency or debtor relief laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is brought in equity or at law) and, when such collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such collateral, in each case prior and superior in right to any other Lien.

6.21     Sanctions and Anti-Corruption Laws; the Act.

(a)     Sanctions Concerns. No Credit Party, nor any Subsidiary, nor, to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(b)     Anti-Corruption Laws. The Credit Parties and their Subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)     Use of Proceeds. None of the Credit Parties or their Subsidiaries will, directly or indirectly, use (i) any Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit, or lend, contribute or otherwise make available such Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions or (ii) any Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

(d)     The Act. To the extent applicable, each Credit Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Act.

6.22     Beneficial Ownership Certifications.

As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct in all respects.

6.23     EEA Financial Institution Status.

No Credit Party is an EEA Financial Institution.

6.24     Covered Entity Status.

No Credit Party is a Covered Entity.

SECTION 7

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

7.1     Information Covenants.

The Borrowers will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

(a)     Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the close of each fiscal year of Holdings and its Subsidiaries beginning with the fiscal year ending December 31, 2019, a consolidated and consolidating balance sheet and income statement of Holdings and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, and management’s discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal year (it being understood that such management’s discussion and analysis may be furnished in the form of a Form 10-K) setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, as to the consolidated statements only, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be unqualified.

(b)     Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the close of each fiscal quarter of Holdings and its Subsidiaries (other than the fourth fiscal quarter, in which case one hundred twenty (120) days after the end thereof) beginning with the fiscal quarter ending September 30, 2019, a consolidated and consolidating balance sheet and income statement of Holdings and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, and management’s discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal quarter and the then elapsed portion of the fiscal year (it being understood that such management’s discussion and analysis may be furnished in the form of a Form 10-Q), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief executive officer, chief financial officer or president of Holdings to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, including without limitation the addition of footnotes.

(c)     Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief executive officer, chief financial officer or president of Holdings (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including email and shall be deemed to be an original authentic counterpart thereof for all purposes) substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto.

(d)     Accountant’s Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

(e)     Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to a Credit Party or a Subsidiary in connection with any annual, interim or special audit of the books of a Credit Party or a Subsidiary.

(f)     Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or a Subsidiary shall send to its shareholders generally or to the holders of any issue of Indebtedness owed by a Credit Party or a Subsidiary in their capacity as such holders and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(g)     Notices. Upon a Credit Party obtaining knowledge thereof, the Borrowers will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to a Credit Party or a Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Credit Party or Subsidiary which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against the Credit Party or Subsidiary with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (C) any notice of an ERISA Event.

(h)     Anti-Money-Laundering; KYC Information. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money- laundering rules and regulations, including, without limitation, the Act.

(i)     Beneficial Ownership. To the extent any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Credit Party that would result in a change to the list of beneficial owners identified in such certification.

(j)     Business Plan and Budget. Not later than March 15 of each fiscal year of Holdings, an annual business plan and budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a quarterly basis for such fiscal year.

(k)     Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

The Borrowers hereby acknowledge that (a) the Administrative Agent, the Joint Lead Arrangers and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings, the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Credit Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined in Section 11.11), they shall be treated as set forth in Section 11.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Joint Lead Arrangers and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”

7.2     Preservation of Existence and Franchises.

Each of the Credit Parties and their Subsidiaries will do all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.3     Books and Records.

Each of the Credit Parties and their Subsidiaries will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves), except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.4     Compliance with Law.

Each of the Credit Parties and their Subsidiaries will comply with all laws, rules, regulations and orders (including executive orders), and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

7.5     Payment of Taxes and Other Indebtedness.

Each of the Credit Parties and their Subsidiaries will pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (x) would give rise to an immediate right to foreclose on a Lien securing such amounts or (y) would have a Material Adverse Effect.

7.6     Insurance.

Each of the Credit Parties and their Subsidiaries will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance, business interruption insurance, terrorism insurance and property insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice provided by nationally recognized, financially sound insurance companies rated not less than A- (or the equivalent thereof) by Best’s Key Rating Guide or S&P. The Credit Parties and their Subsidiaries will cause the Administrative Agent and its successors and/or assigns to be named as additional insured with respect to any such insurance providing liability coverage. The Credit Parties and their Subsidiaries will notify the Administrative Agent at any time they obtain knowledge of material issues which would materially and adversely affect the prospects of renewing any of their required coverage or, in the event of non-renewal, to obtain the required coverage from another source.

7.7     Maintenance of Property.

Each of the Credit Parties and their Subsidiaries will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.8     Performance of Obligations.

Each of the Credit Parties and their Subsidiaries will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.9     Use of Proceeds.

The Borrowers will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

7.10     Audits/Inspections.

Upon reasonable notice and during normal business hours, each of the Credit Parties and their Subsidiaries will permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records (except to the extent prohibited by law), its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or any Lender or their representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Credit Party or Subsidiary; provided that after the occurrence and during the continuance of any Event of Default, such audits and inspections shall be at the expense of the Borrowers.

7.11     Financial Covenants.

For purposes of calculating the financial covenants set forth below the amount of any Permitted Commodity Hedging shall be excluded from the calculations.

(a)     Consolidated Total Leverage Ratio. The Consolidated Total Leverage Ratio as of the end of any fiscal quarter shall be no greater than (i) 5.00 to 1.0 from the Effective Date and continuing through the fiscal quarter ending December 31, 2020, (ii) 4.50 to 1.0 for the fiscal quarter ending March 31, 2021 and continuing through the fiscal quarter ending December 31, 2021, (iii) 4.00 to 1.0 for the fiscal quarter ending March 31, 2022 and continuing through the fiscal quarter ending December 31, 2022 and (iv) 3.50 to 1.0 for the fiscal quarter ending March 31, 2023 and for each fiscal quarter ending thereafter.

(b)     Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio as of the end of any fiscal quarter shall be no less than 3.00 to 1.0.

(c)     Financial Covenant Adjustments. With respect to any fiscal quarter in which the race schedule mandated by NASCAR results in fewer scheduled races during such fiscal quarter than were held in the same fiscal quarter for the prior year (the “Prior Period”), the Borrowers will be permitted to include in the calculation of Consolidated EBITDA for such fiscal quarter the actual Consolidated EBITDA from the Prior Period attributable to any scheduled race not included in such fiscal quarter solely as a result of scheduling, provided the race will occur in a subsequent fiscal quarter. In the event of the foregoing, the Borrowers shall be required to provide to the Administrative Agent in writing not less than ten (10) days prior to the end of such fiscal quarter (i) information (including reasonable estimates) demonstrating that the Borrowers would reasonably be expected to be in compliance with all financial covenants set forth in this Section 7.11 as of the next fiscal quarter ended Date but for the NASCAR schedule and (ii) information (including reasonable estimates) demonstrating that the Borrowers are expected to be in compliance will all financial covenants set forth in this Section 7.11 as of the next fiscal quarter not impacted by the NASCAR schedule. For purposes of clarity, to the extent that the financial results attributed to any race are included in Consolidated EBITDA for any fiscal quarter in accordance with this Section 7.11(c), such financial results shall not also be included in Consolidated EBITDA for the Fiscal Quarter in which such race actually occurred.

7.12     Additional Credit Parties.

(a)     As soon as practicable and in any event within thirty (30) days after any Person becomes a Material Subsidiary, the Borrowers shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Schedule 7.12, (ii) cause (A) one hundred percent (100%) of the issued and outstanding Capital Stock of each Domestic Subsidiary (that is not an Excluded Subsidiary) directly owned by a Credit Party and (B) sixty- five percent (65%) of the issued and outstanding Voting Stock and one hundred percent (100%) of the issued and outstanding Capital Stock not constituting Voting Stock of each Foreign Subsidiary directly owned by a Credit Party, to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent and cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)     As soon as practicable and in any event within thirty (30) days after any date on which any Domestic Subsidiary that does not individually constitute a Material Subsidiary (a “Non-Material Domestic Subsidiary”), constitutes, in the aggregate with all other Non-Material Domestic Subsidiaries, more than fifteen percent (15%) of the consolidated assets of Holdings and its consolidated Subsidiaries as of the end of the immediately preceding fiscal quarter or generates, in the aggregate with all other Non-Material Domestic Subsidiaries, more than fifteen percent (15%) of the Consolidated EBITDA of Holdings and its consolidated Subsidiaries for the period of four (4) consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter (the “Threshold Requirement”), the Borrowers shall provide the Administrative Agent with written notice thereof and cause such Domestic Subsidiary to provide an executed Joinder Agreement, together with the related deliveries set forth in clause (a)(ii) above, such that immediately after such joinder, the remaining Non-Material Domestic Subsidiaries shall not exceed the Threshold Requirement.

(c)     Notwithstanding anything to the contrary contained herein, the Borrowers will promptly provide, or cause to be provided, to the Administrative Agent, an executed Joinder Agreement, together with the related deliveries set forth in clause (a)(ii) above, from any Subsidiary or Affiliate of Holdings that gives a guaranty or otherwise becomes an obligor in respect of Funded Indebtedness (including without limitation the 2015 Senior Notes, any Permitted Pari Passu Indebtedness and any Permitted Junior Indebtedness).

7.13     Ownership of Subsidiaries.

Except to the extent otherwise provided in Section 8.4(c) and Section 8.11, Holdings shall directly or indirectly, own at all times one hundred percent (100%) of the Capital Stock of each of its Subsidiaries.

7.14     Post-Closing Matters.

Within sixty (60) days of the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Credit Parties shall deliver to the Administrative Agent stock certificates representing the Capital Stock of (a) North Wilkesboro Speedway, Inc., a North Carolina corporation, (b) Speedway Consulting & Design, Inc., a North Carolina corporation, and (c) Speedway Funding II, Inc., a Delaware corporation.

SECTION 8

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

8.1     Indebtedness.

None of the Credit Parties or their Subsidiaries will contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)     Indebtedness arising under this Credit Agreement and the other Credit Documents;

(b)     Indebtedness of Holdings and any of its Subsidiaries existing as of the Effective Date and set forth in Schedule 8.1 and Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)     purchase money Indebtedness (including Capital Leases) hereafter incurred by Holdings and any of its Subsidiaries to finance the purchase of fixed assets; provided that such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(d)     Indebtedness evidenced by, or any guaranty of, (i) the 2015 Senior Notes, (ii) so long as no Default or Event of Default then exists or would arise in connection with the incurrence of such Indebtedness, and the Credit Parties are in compliance with the financial covenants set forth in Section 7.11 after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, any Additional Senior Debt and/or any Permitted Subordinated Debt; provided, that until the 2015 Senior Notes shall have been paid or redeemed in full, all proceeds of any Additional Senior Debt and/or Permitted Subordinated Debt shall be used to pay or redeem the 2015 Senior Notes, and (iii) Permitted Refinancing Indebtedness incurred to Refinance Indebtedness permitted under the foregoing clause (d);

(e)     Indebtedness in respect of Hedge Agreements entered into with Lenders or any Affiliate of a Lender in an aggregate notional amount for all such agreements not to exceed the sum of the aggregate Commitments and the aggregate Indebtedness evidenced by the 2015 Senior Notes, any Permitted Pari Passu Indebtedness and any Permitted Junior Indebtedness;

(f)     Intercompany Indebtedness;

(g)     Indebtedness incurred or assumed in any transaction permitted by Section 8.4 hereof, provided such Indebtedness when incurred or assumed shall not exceed the purchase price of the asset(s) financed, and Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(h)     unsecured Indebtedness not to exceed $15,000,000 in the aggregate;

(i)     Permitted Commodity Hedging;

(j)     Permitted First Priority Refinancing Indebtedness, Permitted Junior Priority Refinancing Indebtedness and Permitted Unsecured Refinancing Indebtedness; and

(k)     Incremental Equivalent Indebtedness; provided, that, (i) the sum of the cumulative aggregate original principal amount of all Incremental Equivalent Indebtedness incurred under this Section 8.1(k) plus the aggregate principal amount of all Incremental Term Loans established under Section 2.6 shall not exceed, at the time any such Incremental Equivalent Indebtedness is established or issued (and giving effect thereto), the sum of (A) Two Hundred Million Dollars ($200,000,000) plus (B) the amount of any voluntary prepayment of any Term Loan or, to the extent accompanied by a permanent reduction of the Revolving Commitments in connection therewith, any Revolving Loans, in each case, to the extent not financed with the proceeds of long-term non-revolving Indebtedness and limited, in the case of any repurchase or prepayment below par, to the actual cash expenditures in respect thereof; (ii) no Default or Event of Default shall exist and be continuing, or would exist after giving effect to any Incremental Equivalent Indebtedness, on the date on which such Incremental Equivalent Indebtedness is to become effective; and (iii) at least five (5) Business Days prior to the incurrence of any such Incremental Equivalent Indebtedness (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), the Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer (A) certifying that such Incremental Equivalent Indebtedness has been incurred in compliance with this Credit Agreement, (B) attaching a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Indebtedness or drafts of the definitive documentation therefor and (C) certifying that after giving effect to the incurrence of such Incremental Equivalent Indebtedness on a Pro Forma Basis (and if such Incremental Equivalent Indebtedness is a delayed draw term loan, assuming that the commitments under such Incremental Equivalent Indebtedness are fully drawn), the Borrowers shall be in compliance with (1) all Material Indebtedness and its related documentation and (2) the financial covenants set forth in Section 7.11.

8.2     Liens.

None of the Credit Parties or their Subsidiaries will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, except for Permitted Liens and Liens securing Indebtedness permitted under Sections 8.1(c) and (g) provided that such Liens relate solely to the specific Property being acquired.

8.3     Nature of Business.

The Credit Parties and their Subsidiaries, taken as a whole, will not substantively alter the character or conduct of their business as of the Effective Date (it being agreed for purposes of clarity that the relocation of any NASCAR Premier Cup Race from one facility to another in and of itself shall not violate this Section 8.3).

8.4     Consolidation, Merger, Sale or Purchase of Assets, Etc.

None of the Credit Parties or their Subsidiaries will:

(a)     dissolve, liquidate or wind up its affairs, or enter into any transaction of merger or consolidation (other than, for the avoidance of doubt, in connection with the Merger); provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof (i) Holdings may merge or consolidate with any of its Subsidiaries provided Holdings is the surviving entity (and, in the case of a merger or consolidation with a Borrower, so long as Holdings assumes the obligations of such Borrower pursuant to assumption documentation reasonably acceptable to the Administrative Agent), (ii) either Borrower may merge or consolidate with any of its Subsidiaries (other than another Borrower) provided that such Borrower is the surviving entity, or (iii) any Subsidiary other than a Borrower may merge or consolidate with any other Subsidiary (other than a Borrower), provided that, if either Subsidiary is a Credit Party, the surviving corporation or entity shall be a Credit Party.

(b)     cause or permit any Asset Disposition of any Property other than (i) the sale or other Asset Disposition of all or any portion(s) of (A) the speedway located in North Wilkesboro, North Carolina (or equity interests in any Subsidiary the only assets of which are such speedway and assets directly related to the functioning thereof) and (B) the Excess Land, so long as after giving effect on a Pro Forma Basis to any such sale or other Asset Disposition, no Default or Event of Default would exist hereunder and (ii) subject to the terms of Sections 8.8 and 8.12, any other Asset Disposition so long as (A) after giving effect to such sale or other Asset Disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (b) since the Effective Date does not exceed $10,000,000 and (B) after giving effect to such sale or other Asset Disposition on a Pro Forma Basis, no Default or Event of Default would exist hereunder; or

(c)     except as otherwise permitted by Section 8.4(a) or 8.5, acquire all or any portion of the Capital Stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person (other than, for the avoidance of doubt, in connection with the Merger); provided, however, that, if after giving effect to any such acquisition (and assuming that all Revolving Commitments have been drawn) on a Pro Forma Basis, so long as no Default or Event of Default would be caused as a result thereof and the Consolidated Total Leverage Ratio is at least one-half turn (0.50 to 1.0) less than the Consolidated Total Leverage Ratio then required, then any Credit Party may (i) enter into Permitted Motorsports Transactions and (ii) consummate other acquisitions consistent with the nature of the Credit Parties’ business, whether by merger, stock purchase or asset purchase.

8.5     Advances, Investments, Loans, Etc.

Except as permitted under Section 8.4(c), none of the Credit Parties or their Subsidiaries will make Investments in or advances or loans to any Person, except for Permitted Investments.

8.6     Restricted Payments.

None of the Credit Parties or their Subsidiaries will directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or distributions payable solely in the same class of Capital Stock of such Person, (b) to make dividends or distributions payable to any Credit Party, and (c) provided no Default or Event of Default then exists or would be caused thereby, Holdings may make dividends or distributions payable on its Capital Stock and/or make membership repurchases of up to (i) when taken together with all Junior Indebtedness Payments made under Section 8.16(b) in the same year, $75,000,000 in the aggregate annually, if the Consolidated Total

Leverage Ratio for the four (4) quarter period most recently ended is less than 2.75 to 1.0 or (ii) when taken together with all Junior Indebtedness Payments made under Section 8.16(b) in the same year, $50,000,000 in the aggregate annually, if the Consolidated Total Leverage Ratio for the four (4) quarter period most recently ended is greater than or equal to 2.75 to 1.0.

8.7     Modifications of Other Agreements.

None of the Credit Parties or their Subsidiaries will (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness (other than this Credit Agreement) if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness (unless the consent of the issuer of such Indebtedness has been obtained) or to the Lenders, or shorten the final maturity or average life to maturity, or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change to such organizational or similar documents would have a Material Adverse Effect or (c) amend, modify or waive any provision of the Merger Agreement in any manner that is materially adverse to the interests of the Lenders without the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

8.8     Transactions with Affiliates.

Except for Permitted Investments, none of the Credit Parties or their Subsidiaries will enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Parties, (c) transactions permitted by Sections 8.1, 8.4, 8.5 and 8.6, (d) normal reimbursement of expenses of officers and directors, (e) other transactions for goods and services not to exceed $100,000 at any one time and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.9     Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes.

No Credit Party nor any Subsidiary shall:

(a)     Amend any of its Organization Documents in any manner materially adverse to the interests of the Lenders; provided that, in any event, the Permitted Speedway Motorsports Conversion shall be permitted;

(b)     change its fiscal year;

(c)     change its name, state of formation, form of organization or principal place of business without having provided written notice to the Administrative Agent at least ten (10) days prior to such change (or such shorter period of time as agreed to by the Administrative Agent), provided that (i) notwithstanding the foregoing, the Permitted Speedway Motorsports Conversion shall be permitted so long as written notice is provided to the Administrative Agent within fifteen (15) Business Days thereof (or such later date as the Administrative Agent shall agree in its sole discretion) and (ii) promptly upon request by the Administrative Agent, the Credit Parties shall take such actions as may be reasonably requested by the Administrative Agent in order to maintain its first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Credit Documents) for the benefit of the Secured Parties in the Collateral; or

(d)     make any change in accounting policies or reporting practices, except as required by GAAP.

8.10     Limitation on Restrictions on Dividends and Other Distributions, Etc.

Except for the restrictions provided herein, none of the Credit Parties or their Subsidiaries will, directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s Capital Stock, (b) subject to subordination provisions, pay any Indebtedness owed to the Borrowers or any other Credit Party, (c) make loans or advances to any Credit Party, (d) transfer any of its Property to any other Credit Party than in the ordinary course of business, or (e) grant Liens to the Administrative Agent for the benefit of the Lenders.

8.11     Issuance and Sale of Subsidiary Stock.

None of the Credit Parties or their Subsidiaries will, except to qualify directors where required by applicable Law, sell, transfer or otherwise dispose of, any shares of Capital Stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries.

8.12     Sale Leasebacks.

None of the Credit Parties or their Subsidiaries will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to any other Person or (b) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

8.13     Capital Expenditures.

Consolidated Capital Expenditures (exclusive of Permitted Motorsports Transactions and acquisitions permitted by Section 8.4(c), repair of casualty damage and other activities permitted under Section 7.7) shall not exceed $40,000,000 (the “Fixed Capital Expenditures Basket”), with respect to any fiscal year; provided, that (a) fifty percent (50%) of any portion of the Fixed Capital Expenditures Basket, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditures in the next following fiscal year (excluding any carry-forward available from any prior fiscal year) and (b) with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the Fixed Capital Expenditures Basket (until used in full) and then to any carry-forward available from any prior fiscal year.

8.14     No Further Negative Pledges.

Except prohibitions or restrictions (a) contained within this Credit Agreement or the other Credit Documents, (b) other than with respect to the matters contained in clause (ii)(A) below, contained within the definitive documentation for any Permitted Pari Passu Indebtedness or any Permitted Junior Indebtedness, (c) other than with respect to the matters contained in clause (ii)(A) below, against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), and (d) other than with respect to the matters contained in clause (ii)(A) below, included in the terms of any Indebtedness permitted by Section 8.1(g) hereof with respect to prohibiting or restricting the creation or assumption of any Lien upon the properties or assets acquired with such Indebtedness, none of the Credit Parties or their Subsidiaries will enter into, assume or become subject to any agreement prohibiting or otherwise restricting (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation or (ii) the ability of any Subsidiary of Holdings to (A) act as a Credit Party, (B) make Restricted Payments, loans or advances, or transfers of property or assets to Holdings or any of its Subsidiaries, (C) pay any Indebtedness of Holdings or any of its Subsidiaries or (D) make loans or advances to Holdings or any of its Subsidiaries.

8.15     Designated Senior Indebtedness.

Neither Holdings nor any of its Subsidiaries will designate any Indebtedness other than Indebtedness arising under this Credit Agreement and the other Credit Documents as “senior indebtedness” (such term or any other similar term as used in the definitive documentation for any Permitted Junior Indebtedness).

8.16     Prepayments of Other Indebtedness.

(a)     None of the Credit Parties or their Subsidiaries will amend or modify any of the terms of any Permitted Junior Indebtedness of any Credit Party or any Subsidiary if such amendment or modification would add or change any terms in a manner adverse to any Credit Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

(b)     Except with respect to the initial incurrence of any Refinancing Indebtedness or Permitted Refinancing Indebtedness, none of the Credit Parties or their Subsidiaries will make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Permitted Junior Indebtedness (each, a “Junior Indebtedness Payment”) except for (i) provided no Default or Event of Default then exists or would be caused thereby, Junior Indebtedness Payments in an amount of up to (A) when taken together with all Restricted Payments made under Section 8.6(b) in the same year, $75,000,000 annually, if the Consolidated Total Leverage Ratio for the four (4) quarter period most recently ended is less than 2.75 to 1.0 or (B) when taken together with all Restricted Payments made under Section 8.6(b) in the same year, $50,000,000 annually, if the Consolidated Total Leverage Ratio for the four (4) quarter period most recently ended is greater than or equal to 2.75 to 1.0 and (ii) in the case of the giving of notice with respect to any such voluntary prepayment, redemption, acquisition for value, refund, refinance or exchange, any such notice given in connection with the repayment in full of all Obligations and the termination of the Commitments.

8.17     Use of Proceeds.

None of the Credit Parties or their Subsidiaries will use the proceeds of any Loan or Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) in contravention of any applicable Law or any Credit Document.

8.18     Sanctions.

None of the Credit Parties or their Subsidiaries will, directly or indirectly, use any Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit, or lend, contribute or otherwise make available such Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions.

8.19     Anti-Corruption Laws.

None of the Credit Parties or their Subsidiaries will, directly or indirectly, use any Loans or Letters of Credit or the proceeds of any Loans or Letters of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

8.20     Limitations on Holdings.

Holdings shall not (a) own any assets, other than (i) all of the outstanding Capital Stock in its direct Subsidiaries and (ii) assets incidental to the foregoing and (b) engage in any material business activity other than (i) the making of capital contributions with respect to the Capital Stock in its direct Subsidiaries, (ii) maintaining its company existence, (iii) the execution and delivery of the Credit Documents to which it is a party and the performance of its obligations thereunder, (iv) receiving and making Restricted Payments permitted by Section 8.6 and payments permitted by Section 8.16, (v) issuing, selling or redeeming (as permitted by Section 8.6) its own Capital Stock and activities incidental thereto, (vi) holding directors’ and members’ meetings, preparing corporate and similar records and other activities required to maintain its separate existence or other legal structure, (vii) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Capital Stock, (viii) activities incidental to the foregoing and (ix) guarantees of obligations or Indebtedness of other Credit Parties and its Subsidiaries permitted hereunder.

SECTION 9

EVENTS OF DEFAULT

9.1     Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)     Payment. Any Credit Party shall:

(i)     default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

(ii)     default in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b)     Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

(c)     Covenants. Any Credit Party shall:

(i)     default in the due performance or observance of any term, covenant or agreement contained in Section 7.1, 7.2, 7.9, 7.10, 7.11, 7.12, 7.13 or 8.1 through 8.20, inclusive, or

(ii)     default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in clause (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of (A) a Responsible Officer of a Credit Party having actual knowledge of such failure or (B) receipt by a Responsible Officer of a Credit Party of notice from the Administrative Agent or any Lender of such failure; or

(d)     Other Credit Documents.

(i)     Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods) if any, or

(ii)     any Credit Document shall fail to be in full force and effect to give the Administrative Agent and/or the Lenders the liens, rights, powers and privileges purported to be created thereby; or

(e)     Guaranties. The Guaranty (including with respect to any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty; or

(f)     Bankruptcy, Etc. Any Credit Party or any Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against any Credit Party or any Subsidiary under the Bankruptcy Code and the petition is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of any Credit Party or any Subsidiary; or any Credit Party or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any Subsidiary; or there is commenced against any Credit Party or any Subsidiary any such proceeding which remains undismissed for a period of sixty (60) days; or any Credit Party or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered against any Credit Party or any Subsidiary; or any Credit Party or any Subsidiary suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of sixty (60) days; or any Credit Party or any Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any Subsidiary for the purpose of effecting any of the foregoing; or

(g)     Defaults under Other Agreements. (i) Any Credit Party or any Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after giving effect to any applicable grace period) in respect of any Material Indebtedness; (ii) any Credit Party or any Subsidiary fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity (provided, that, any “Event of Default” (as defined in the 2015 Indenture) under the 2015 Indenture requiring notice be given to Speedway Motorsports shall not constitute an Event of Default hereunder unless Speedway Motorsports has received a notice of default under the 2015 Indenture and has failed to cure, comply or take corrective action within the applicable period given under the 2015 Indenture); or (iii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Hedge Agreement) or (B) any Termination Event (as so defined) under such Hedge Agreement as to which any Credit Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Subsidiary as a result thereof is greater than the $5,000,000; or

(h)     Judgments. One or more judgments or decrees shall be entered against any Credit Party or any Subsidiary involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of either Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) either Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(j)     Ownership. There shall occur a Change of Control; or

(k)     2015 Senior Notes. As of October 4, 2022, any principal, accrued and unpaid fees and interest or any other amount shall remain outstanding under the 2015 Senior Notes, unless the maturity date of the 2015 Senior Notes has been amended or extended to a date that is at least one hundred twenty (120) days after the then Latest Maturity Date.

9.2     Acceleration; Remedies.

Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required

Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

(a)     Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

(b)     Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, the LOC Obligations (with accrued interest thereon) and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. The Administrative Agent may direct the Borrowers to immediately Cash Collateralize the then-aggregate amount of all LOC Obligations outstanding, whereupon the same shall immediately become due and payable.

(c)     Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders hereunder automatically shall immediately become due and payable and the obligation of the Borrowers to Cash Collateralize the LOC Obligations shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent.

9.3     Application of Funds.

After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the LOC Obligations have automatically been required to be Cash Collateralized), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Section 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Section 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and LOC Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and LOC Borrowings, (b) payment of Obligations then owing under any Secured Hedge Agreements, (c) payment of Obligations then owing under any Secured Treasury

Management Agreements and (d) Cash Collateralize that portion of LOC Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, the Issuing Lender, the Hedge Banks and the Treasury Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law.

Subject to Sections 2.4 and 3.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 9.3.

Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedge Bank, as the case may be. Each Treasury Management Bank or Hedge Bank not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10

ADMINISTRATIVE AGENT

10.1     Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither of the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Treasury Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys- in-fact appointed by the Administrative Agent pursuant to Section 10 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Credit Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 10 and Section 11 (including Section 11.5(c), as though such co- agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.

10.2     Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3     Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law; and

(c)     shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (E) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Credit Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.4     Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5     Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6     Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender or a Disqualified Institution; provided further that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 10.6). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

Any resignation by Bank of America as Administrative Agent pursuant to this Section 10.6 shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (ii) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

10.7     Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8     No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Documentation Agents, Joint Lead Arrangers or Joint Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9     Administrative Agent May File Proofs of Claim.

(a)     In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 3.5 and 11.5) allowed in such judicial proceeding; and

(ii)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.5 and 11.5.

(b)     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

(c)     The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Credit Party is subject, or (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Credit Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (e) of Section 11.6 of this Credit Agreement), and (C) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

10.10     Collateral and Guaranty Matters.

Each Lender (including in its capacities as a potential Treasury Management Bank and a potential Hedge Bank) and the Issuing Lender irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)     to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Lender shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 11.6, if approved, authorized or ratified in writing by the Required Lenders;

(b)     to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.2; and

(c)     to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.10.

10.11     Secured Treasury Management Agreements and Secured Hedge Agreements.

Except as otherwise expressly set forth herein or in any Credit Document, no Treasury Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 9.3, the Guaranty or any Collateral by virtue of the provisions hereof or any Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Credit Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

10.12     Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Credit Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE

96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(iv)     such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (i) clause (a)(i) above is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with clause (a)(iv) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 11

MISCELLANEOUS

11.1     Notices.

(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)     if to either of the Borrowers, any other Credit Party, the Administrative Agent, the Issuing Lender or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 11.1; and

(ii)    if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion), provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Lender pursuant to Section 2 or Section 3 if such Lender, the Swingline Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent, the Swingline Lender, the Issuing Lender or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to either Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of either Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to either Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Lender and the Swingline Lender may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to Speedway Motorsports, the Administrative Agent, the Issuing Lender and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent, Issuing Lender and Lenders. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2    Right of Set-Off.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the applicable Borrower or any other Credit Party against any and all of the obligations of either Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of either Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section 11.2 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the applicable Credit Party and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.3     Successors and Assigns.

(a)     Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither of the Borrowers nor any other Credit Party may assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 11.3, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 11.3, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section 11.3 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 11.3 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this clause (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any facility and the Loans at any time owing to it under such facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section 11.3 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)     in any case not described in clause (b)(i)(A) of this Section 11.3, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate facilities on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.3 and, in addition:

(A)    the consent of the Borrowers (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)    the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of any Revolving Commitments.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to either Borrower or either Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons).

(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the assignor and assignee party to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.6, 3.10, 3.11 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this clause (b) shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 11.3.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the

Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons), a Defaulting Lender or either Borrower or either Borrower’s respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.6, 3.10 and 3.11 (subject to the requirements and limitations therein, including the requirements under Section 3.9(e) (it being understood that the documentation required under Section 3.9(e) shall be delivered to the Lender who sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.16 and 11.22 as if it were an assignee under clause (b) of this Section 11.3 and (B) shall not be entitled to receive any greater payment under Section 3.5 or 3.10, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the applicable Borrower’s request and expense, to use reasonable efforts to cooperate with such Borrower to effectuate the provisions of Section 3.15 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender; provided that such Participant agrees to be subject to Section 3.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Resignation as Issuing Lender or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to clause (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as Issuing Lender and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swingline Lender, as applicable, hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4(d)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.5(b)(iii). Upon the appointment of a successor Issuing Lender and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as the case may be, and (B) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g)    Disqualified Institutions.

(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Credit Agreement to such Person (unless the Borrowers have consented to such assignment as otherwise contemplated by this Section 11.3, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)    If any assignment is made to any Disqualified Institution without the Borrowers’ prior consent in violation of clause (i) above, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loans by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Credit Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.3), all of its interest, rights and obligations under this Credit Agreement and related Credit Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Credit Documents; provided, that, (x) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.3(b)(iv), (y) such assignment does not conflict with applicable Laws and (z) in the case of clause (B), the Borrowers shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.

(iii)    Notwithstanding anything to the contrary contained in this Credit Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by the Credit Parties, the Administrative Agent or any other Lender, (2) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Credit Agreement or any other Credit Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (I) not to vote on such Plan of Reorganization, (II) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (I), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (III) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (II).

(iv)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.

11.4    No Waiver; Remedies Cumulative.

No failure by any Lender, the Issuing Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.2 (subject to the terms of Section 3.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.5    Payment of Expenses, Etc.

(a)    Costs and Expenses. The Credit Parties jointly and severally agree that they shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including Attorney Costs but limited, in the case of Attorney Costs, to the reasonable fees, expenses and disbursements of one primary counsel for the Administrative Agent and its Affiliates (taken as a whole) and of one special and one local counsel to the Administrative Agent and its Affiliates (taken as a whole) in each relevant material jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including Attorney Costs of the Administrative Agent, any Lender or the Issuing Lender but limited, in the case of Attorney Costs, to the reasonable fees, expenses and disbursements of one primary counsel for the Administrative Agent, the Lenders and the Issuing Lender (taken as a whole) and of one special and one local counsel to the Administrative Agent, the Lenders and the Issuing Lender (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of one additional firm of counsel for all such affected parties taken as a whole)), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section 11.5, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Credit Parties. The Credit Parties jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs of any Indemnitee but limited, in the case of Attorney Costs of the Indemnitees, to the reasonable fees, expenses and disbursements of one primary counsel for the Indemnitees (taken as a whole) and of one special and one local counsel to the Indemnitees (taken as a whole) in each relevant material jurisdiction (and, in the case of an actual or perceived conflict of interest where the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of one additional firm of counsel for all such affected parties taken as a whole)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.9), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto or (v) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including Attorney Costs) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of the default hereunder by the Credit Party or any Subsidiary which default violates a sanction enforced by OFAC; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Credit Party or Subsidiary thereof has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)     Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender in its capacity as such or the Swingline Lender in its capacity as such. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 3.13(d).

(d)     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither of the Borrowers nor any other Credit Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)     Payments. All amounts due under this Section 11.5 shall be payable not later than ten (10) Business Days after demand therefor.

(f)     Survival. The agreements in this Section 11.5 shall survive the resignation of the Administrative Agent, the Issuing Lender and the Swingline Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.6     Amendments, Waivers and Consents.

Except as otherwise expressly provided in this Credit Agreement, neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived,

discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders), and acknowledged by the Administrative Agent, provided that no such amendment, change, waiver, discharge or termination shall:

(a)     unless also consented to by each Lender directly affected thereby, (i) extend or increase the Commitment of any Lender (it being understood that the amendment or waiver of an Event of Default, a mandatory reduction or a mandatory prepayment shall not constitute an increase or extension of Commitments), (ii) waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender, (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder (other than the Agent’s Fee Letter, which may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto) or under any other Credit Document (provided that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder even if the effect of such amendment would be to reduce the rate of interest on any Loan or LOC Borrowing or to reduce any fee payable hereunder), (iv) change Section 3.11 or 3.12 in any manner that would alter pro rata sharing, (v) change any provision of this Section 11.6(a) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (vi) release all or substantially all of the collateral securing the Obligations or all or substantially all of the Guarantors (other than as provided herein or as appropriate in connection with transactions permitted hereunder) or (vii) release either of the Borrowers or consent to the assignment or transfer by either Borrower of its rights and obligations under any Credit Document;

(b)     prior to the termination in full of the Revolving Commitments, unless also signed by the Required Revolving Lenders, (i) waive any Default or Event of Default for purposes of Section 5.2(d) with respect to the making, converting or extending of a Revolving Loan, (ii) amend, change, waive, discharge or terminate Sections 5.2 or 9.1 in a manner adverse to the Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Credit Agreement (other than any amendment, change, waiver discharge, or termination expressly relating to Section 5.2) or any other Credit Document, including any amendment of any affirmative covenant or any negative covenant set forth herein or in any other Credit Document, shall not be deemed to be an amendment, change, waiver, discharge or termination with respect to Section 5.2) or (iii) amend, change, waive, discharge or terminate this clause (b);

(c)     unless also consented to by the Issuing Lender, no such amendment, waiver or consent shall directly affect the rights or duties of the Issuing Lender under this Credit Agreement or any LOC Documents relating to any Letter of Credit issued or to be issued by it;

(d)     unless also consented to by the Swingline Lender, no such amendment, waiver or consent shall directly affect the rights or duties of the Swingline Lender under this Credit Agreement; and

(e)     unless also consented to by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

provided however, that notwithstanding anything to the contrary contained herein, (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iv) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, and (v) the Required Lenders may consent to allow a Credit Party to use Cash Collateral in the context of a bankruptcy or insolvency proceeding.

Notwithstanding the above, the right to deliver a “payment blockage notice” (such term or any other similar term as used in the definitive documentation for any Permitted Junior Indebtedness (including, without limitation, any Permitted Subordinated Debt Indenture)) shall, in each case, reside solely with the Administrative Agent and the Administrative Agent shall deliver such “payment blockage notice” only upon the direction of the Required Lenders.

Notwithstanding any provision herein to the contrary, this Credit Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit or term loan facilities to this Credit Agreement, in each case subject to the limitations in Section 2.6, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Credit Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Notwithstanding any provision herein to the contrary (w) the Administrative Agent and the Borrowers may amend, modify or supplement this Credit Agreement or any other Credit Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (x) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 11.6, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Credit Agreement and the other Credit Documents at the time such amendment, amendment and restatement or other modification becomes effective, (y) the Administrative Agent and the Borrowers may make amendments contemplated by Section 2.6 and 3.8 and (z) in order to implement any Refinancing Indebtedness, this Credit Agreement may be amended pursuant to a Refinancing Amendment in accordance with Section 2.9.

11.7     Counterparts.

This Credit Agreement and each of the other Credit Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the Issuing Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and the Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement or any other Credit Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Credit Agreement or such other Credit Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Credit Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

11.8     Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9     [Reserved].

[Reserved].

11.10     Survival of Indemnification.

All indemnities set forth herein, including, without limitation, in Sections 3.6, 3.11 and 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the resignation of the Administrative Agent, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.11     Confidentiality.

(a)     Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its and their respective partners, directors, officers, employees, agents, trustees, advisors and representatives (who need to know such information in connection with the Transactions and the Credit Documents and who are subject to customary confidentiality obligations of professional practice or who are informed of the confidential nature thereof (with such Administrative Agent, Lender or Issuing Lender, as applicable, being responsible for such compliance)), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process,

(iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.9 or 2.6 (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (A)) or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (vii) with the consent of the Borrowers, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.11 or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, (ix) for purposes of establishing a “due diligence” defense, (x) to the extent that such information is independently developed by the Administrative Agent, Lender or Issuing Lender, as applicable, without the use of any confidential information and without violating the terms of this Section 11.11, (xi) in the case of the existence of this Credit Agreement and information about this Credit Agreement, to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Lenders and the Issuing Lenders in connection with the Loans and the Commitments and the administration and management thereof and (xii) on a confidential basis to (A) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the Issuing Lender and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. For purposes of this Section 11.11, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by either Borrower or any Subsidiary, provided that, in the case of information received from either Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)     Non-Public Information. Each of the Administrative Agent, the Lenders and the Issuing Lender acknowledges that (x) the Information may include material non-public information concerning either Borrower or any of its respective Subsidiaries, as the case may be, (y) it has developed compliance procedures regarding the use of material non-public information and (z) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities laws.

(c)     Press Releases. The Credit Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Credit Agreement or any of the Credit Documents without the prior written consent of the Administrative Agent and each applicable Lender, unless (and only to the extent that) the Credit Parties or such Affiliate is required to do so under law and then, in any event the Credit Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.

(d)     Customary Advertising Material. The Credit Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby, so long as the information contained in such material is limited to (i) the name, product photographs, logo or trademark of the Credit Parties, (ii) the name and date of this Credit Agreement, (iii) the tranches and amounts of the Loans and Commitments and (iv) the names and roles of the Administrative Agent, the Co-Syndication Agents, the Documentation Agents, the Joint Lead Arrangers and the Joint Bookrunners.

11.12     Governing Law; Submission to Jurisdiction; Venue.

(a)    THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b)     Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in clause (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

11.13     WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

11.14     Severability.

If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.15     Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.16     Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.17     Binding Effect; Termination.

(a)     This Credit Agreement shall become effective at such time on or after the Effective Date when it shall have been executed by the Borrowers, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

(b)     The term of this Credit Agreement shall remain in effect until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

11.18     Joint and Several Liability.

(a)    Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders and the Issuing Lender under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. For purposes of clarity, any Loan made, or any Letter of Credit extended, under this Credit Agreement to, or for the account of, either Borrower shall be deemed to be, and shall be, a joint and several obligation of both Borrowers.

(b)     Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all Obligations, it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)     If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation.

(d)     The obligations of each Borrower under the provisions of this Section 11.18 constitute full recourse obligations of the Borrowers, enforceable against the Borrowers to the full extent of their properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

(e)     Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made or Letter of Credit extended under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender or the Issuing Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender or the Issuing Lender at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender or the Issuing Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of either Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender or the Issuing Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable Laws or regulations thereunder which might, but for the provisions of this Section 11.18, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.18, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 11.18 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 11.18 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower, any Lender or the Issuing Lender.

(f)     The provisions of this Section 11.18 are made for the benefit of the Lenders and the Issuing Lender and their respective successors and assigns, and may be enforced by any such

Person from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender or the Issuing Lender first to marshal any of its claims or to exercise any of its rights against either of the other Borrowers or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.18 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Lender or the Issuing Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 11.18 will forthwith be reinstated in effect, as though such payment had not been made.

(g)     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

11.19     Electronic Execution of Assignments and Certain Other Documents.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Credit Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the Issuing Lender nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the Issuing Lender or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

11.20     USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.21     Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers and the other Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates are arm’s- length commercial transactions between the Borrowers, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrowers and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrowers and the other Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Credit Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, any Joint Lead Arranger, any Lender nor any of their respective Affiliates has any obligation to the Borrowers, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, any of the Joint Lead Arrangers, any of the Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrowers, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent, any of the Joint Lead Arrangers, any of the Lenders or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.22     Replacement of Lenders.

If (a) any Lender requests compensation under Section 3.5, (b) either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.9, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, consent, change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders (including, without limitation, by a failure to respond in writing to a proposed amendment by the date and time specified by the Administrative Agent) as provided in Section 11.6 but requires unanimous consent of all Lenders or all Lenders of a particular class of loans, or (d) any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.3), all of its interests, rights (other than existing rights to payment under Sections 3.6 and 3.10) and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)     the respective Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.3(b)(iv);

(ii)     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, with respect to Revolving Lenders, LOC

Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.9, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)    such assignment does not conflict with applicable Laws; and

(v)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank or financial institution consents to the proposed change, waiver, discharge or termination;

provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and, with respect to the Revolving Lenders, participations in LOC Obligations pursuant to this Section 11.22 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 11.22 may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.

11.23    Electronic Execution; Electronic Records.

(a)    The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Credit Document or any other document executed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

(b)    The Borrowers hereby acknowledge the receipt of a copy of this Credit Agreement and all other Credit Documents. The Administrative Agent and each Lender may, on behalf of the Borrowers, create a microfilm or optical disk or other electronic image of this Credit Agreement and any or all of the other Credit Documents. The Administrative Agent and each Lender may store the electronic image of this Credit Agreement and the other Credit Documents in its electronic form and then destroy the paper original as part of the Administrative Agent’s and each Lender’s normal business practices, with the electronic image deemed to be an original and of the same legal effect, validity and enforceability as the paper originals.

11.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent any Lender that is an EEA Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

(i)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.25    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.26    Amendment and Restatement.

The parties hereto agree that, on the Effective Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Credit Agreement; (b) all Obligations (as defined in the Existing Credit Agreement) owing to any Lender that was a lender under the Existing Credit Agreement shall be deemed to be Obligations outstanding hereunder and this Credit Agreement shall not constitute a novation of such Obligations or any of the rights, duties and obligations of the parties hereunder; (c) the Guaranty Obligations (as defined in the Existing Credit Agreement) of the Guarantors (as defined in the Existing Credit Agreement) in favor the Secured Parties pursuant to the Existing Credit Agreement shall remain in full force and effect with respect to the Guaranteed Obligations and are hereby reaffirmed; (d) all Letters of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall be deemed to be Letters of Credit outstanding on the Effective Date under this Credit Agreement (or shall be backstopped by, Letters of Credit issued under this Credit Agreement or cash collateralized in a manner satisfactory to the issuing banks thereof); and (e) all references in the other Credit Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Credit Agreement. The parties hereto further acknowledge and agree that this Credit Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 11.6 of the Existing Credit Agreement. All revolving loans outstanding to lenders under the Existing Credit Agreement immediately prior to the Effective Date that are Lenders hereunder shall, as of the Effective Date, be deemed to be a borrowing of Revolving Loans in an equivalent amount and with the same Interest Period (to the extent applicable for Eurodollar Loans) hereunder as of the Effective Date and in connection therewith, the Administrative Agent, the Borrowers and the Lenders hereby acknowledge and agree that the revolving commitments in effect under the Existing Credit Agreement immediately prior to the Effective Date (except, for the avoidance of doubt, the revolving commitments of lenders under the Existing Credit Agreement who are not Lenders hereunder) have been reallocated to the Revolving Commitments set forth on Schedule 2.1 and the revolving loans outstanding to lenders under the Existing Credit Agreement immediately prior to the Effective Date that are Lenders hereunder have been reallocated as necessary to give effect to the Revolving Commitments, and such reallocations shall be effective on the Effective Date and do not require any Assignment and Assumption or any other action of any Person.

11.27    Waiver of Notice Period and Breakage Costs.

Each Lender that is a party to the Existing Credit Agreement waives (a) the notice period required under the Existing Credit Agreement for the submission of a notice of repayment of the loans outstanding under the Existing Credit Agreement on the Effective Date and (b) its right to receive compensation under Section 3.11 of the Existing Credit Agreement in connection with the repayment of the loans outstanding under the Existing Credit Agreement on the Effective Date.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, INC., a Delaware corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice Chairman, Chief Financial Officer and Treasurer

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President and Chief Financial Officer

HOLDINGS:	SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice President and Chief Financial Officer

[Signatures Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:	ATLANTA MOTOR SPEEDWAY, LLC,
a Georgia limited liability company
BRISTOL MOTOR SPEEDWAY, LLC,
a Tennessee limited liability company
CHARLOTTE MOTOR SPEEDWAY, LLC,
a North Carolina limited liability company
INEX CORP.,
a North Carolina corporation
KENTUCKY RACEWAY, LLC
a Kentucky limited liability company
NEVADA SPEEDWAY, LLC,
a Delaware limited liability company
NEW HAMPSHIRE MOTOR SPEEDWAY, INC.,
a New Hampshire corporation
SMI SYSTEMS, LLC
a Nevada limited liability company
SMI TRACKSIDE, LLC,
a North Carolina limited liability company
SMISC HOLDINGS, LLC,
a North Carolina limited liability company
SPEEDWAY MEDIA, LLC,
a North Carolina limited liability company
SPEEDWAY SONOMA, LLC,
a Delaware limited liability company
TEXAS MOTOR SPEEDWAY, INC.,
a Texas corporation
U.S. LEGEND CARS INTERNATIONAL, INC.,
a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Executive Vice President

SPEEDWAY TBA, LLC, a North Carolina limited liability company

		By:	Speedway Motorsports, Inc., its Sole Member

			By:	/s/ William R. Brooks
			Name:	William R. Brooks
			Title:	Vice Chairman, Chief Financial Officer and Treasurer

[Signatures Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company SPEEDWAY FUNDING II, INC., a Delaware corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	President and Chief Financial Officer

[Signatures Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

	By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
	Title:	Vice President

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Marcus J. Smith, Sr.
	Name:	Marcus J. Smith, Sr.
	Title:	Senior Vice President

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK

By:	/s/ Will Miller
Name:	Will Miller
Title:	Vice President

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Schuler
Name:	Brian Schuler
Title:	Authorized Officer

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brad D. Bostick
Name:	Brad D. Bostick
Title:	Senior Vice President

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIFTH THIRD BANK

By:	/s/ Izach Porter
Name:	Izach Porter
Title:	Vice President, Senior Commercial RM

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Brian Kennedy
Name:	Brian Kennedy
Title:	Vice President

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Krutesh Trivedi
Name:	Krutesh Trivedi
Title:	Vice President

[Signature Pages Continue]

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ L. J. Perenyl
Name:	L. J. Perenyl
Title:	Vice President

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Schedule 1.1B

Existing Letters of Credit

Letter of Credit No.	Issuer	Amount	Issue Date	Expiry Date	Auto- Renewal	Beneficiary
68107697	Bank of America, N.A.	$540,000.00	November 7, 2014	November 30, 2019	Yes	Sentry Insurance A Mutual Company
3060550	Bank of America, N.A.	$47,000.00	December 5, 2003	December 20, 2019	Yes	The Travelers Indemnity Company

Schedule 1.1C

Existing Investments

None.

Schedule 1.1D

Existing Liens

1.	Charlotte Motor Speedway, LLC

Secured Party	File Date	Filing Number	Collateral Description
NC, Secretary of State			Through-Date 08/19/2019
General Electric Capital Corporation	10/28/2014	20140100603J	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Equipment Lease Agreement No. 7817766-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

De Lage Landen Financial Services, Inc.	08/27/2018	20180088503G

All Equipment leased or financed by Secured Party to or for Debtor pursuant to Secured Party’s Contract Number 25518284, together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing. Lease Number

25518284

2.	SMISC Holdings, LLC

Secured Party	File Date	Filing Number	Collateral Description
NC, Secretary of State			Through-Date 08/19/2019
U.S. Bank Equipment Finance	10/02/2013	20130094670C

1 Copiers WC5325PT AE9895400;

1 Copiers WC5325PT AE9888673;

1 Copiers WC5335PY AE98933995;

1 Copiers WC5845PT EX7391104;

1 Copiers WC5855PT EX7392454;

1 Copiers WC4260X MAE912577;

1 Copiers WC4260X MAE913803;

1 Copiers WC7835PT MX11882211;

1 Printers T1300 CN2358H020;

1 Copiers WC5325PT AE9892740; together with all replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries:

U.S. Bank Equipment Finance	01/12/2017	20170004297C

1 Copiers TA6002i W2Z6X01390;

1 Copiers TA6002i W2Z6X01358;

1 Copiers TA3552ci VLQ6X02496;

1 Copiers TA4002i W376700189;

1 Copiers TA4002i W376700069;

1 Copiers 406ci V786100539;

1 Copiers 406ci V786100542;

1 Copiers iPF785 BAAS3010;

1 Copiers TA4002i W376700060;

1 Copiers TA4002i W376700050; together with all replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries:

Schedule 2.1

Schedule of Lenders and Commitments

Lender	Revolving Committed Amount	Revolving Commitment Percentage	Term Loan A Commitments	Term Loan A Commitment Percentage	Swingline Commitment	LOC Commitment
Bank of America, N.A.	$37,142,857.14	37.142857140%	$92,857,142.86	37.142857144%	$10,000,000.00	$50,000,000.00
SunTrust Bank	$14,285,714.29	14.285714290%	$35,714,285.71	14.285714284%	$0.00	$0.00
JPMorgan Chase Bank, N.A.	$11,428,571.43	11.428571430%	$28,571,428.57	11.428571428%	$0.00	$0.00
Wells Fargo Bank, National Association	$11,428,571.43	11.428571430%	$28,571,428.57	11.428571428%	$0.00	$0.00
Fifth Third Bank	$10,000,000.00	10.000000000%	$25,000,000.00	10.000000000%	$0.00	$0.00
First Tennessee Bank National Association	$5,714,285.71	5.714285710%	$14,285,714.29	5.714285716%	$0.00	$0.00
PNC Bank, National Association	$5,714,285.71	5.714285710%	$14,285,714.29	5.714285716%	$0.00	$0.00
Comerica Bank	$4,285,714.29	4.285714290%	$10,714,285.71	4.285714284%	$0.00	$0.00

Total:	$100,000,000.00	100.000000000%	$250,000,000.00	100.000000000%	$10,000,000.00	$50,000,000.00

Schedule 2.2(a)

Form of Notice of Borrowing

NOTICE OF BORROWING

Date:             , 20

Bank of America, N.A.,

as Administrative Agent for the Lenders referred to below

Gateway Village – 900 Building

900 W. Trade Street, 6th Floor

Mail Code: NC1-026-06-04

Charlotte, NC 28255

Attention: Patricia Santos

Phone: 980-387-3794

Telecopy: 704-625-4200

Email: patricia.santos@bofa.com

Dear Sirs:

The undersigned refer to the Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby gives you notice that it requests a Loan advance in accordance with the provisions of Section 2.2(a) of the Credit Agreement and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)	Loan Advance Requested

         Revolving Loan

         Swingline Loan

         Incremental Term Loan

         Refinancing Term Loan

         Term Loan A

(B)	Date of borrowing (which is a Business Day)

(C)	Principal amount of borrowing

(D)	Type of Loan requested (Eurodollar Loan or Base Rate Loan)

(E)	Interest Period (in the case of Eurodollar Loans)

The delivery of this Notice of Borrowing shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in clauses (b), (c), (d), (e) and (f) of Section 5.2 of the Credit Agreement.

Very truly yours,

Speedway Motorsports, Inc.

By:
Name:
Title:

Speedway Funding, LLC

By:
Name:
Title:

Schedule 2.8(a)-1

Form of Revolving Note

[SECOND][AMENDED AND RESTATED] REVOLVING NOTE

                 , 20

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to                      and its successors and assigns (the “Lender”), at the Administrative Agent’s Office (or at such other place or places as the holder hereof may designate), at the times set forth in the Second Amended and Restated Credit Agreement dated as of September 17, 2019 among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans from time to time owing to the Lender pursuant to the Credit Agreement.

The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this [Second][Amended and Restated] Revolving Note (this “Note”), and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note is one of the Revolving Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Note.

[This Note is given in amendment to, restatement of and substitution for that certain [Amended and Restated] Revolving Note, dated December 29, 2014, given by the Borrowers in favor of the Lender (the “Existing Note”). A portion of the indebtedness owing under this Note is the same indebtedness as formerly evidenced by the Existing Note. The parties hereto do not intend this Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.]

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By:
Name:
Title:

SPEEDWAY FUNDING, LLC

By:
Name:
Title:

SCHEDULE A TO THE

[SECOND][AMENDED AND RESTATED] REVOLVING NOTE

OF

DATED         , 20

Payments
Date	Amount of Loan	Type of Loan	Interest Period	Principal	Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

Schedule 2.8(a)-2

Form of Swingline Note

SECOND AMENDED AND RESTATED SWINGLINE NOTE

            , 20

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to BANK OF AMERICA, N.A. and its successors and assigns (the “Swingline Lender”), at the Administrative Agent’s Office (or at such other place or places as the holder hereof may designate), at the times set forth in the Second Amended and Restated Credit Agreement dated as of September 17, 2019 among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans owing to the Swingline Lender pursuant to the Credit Agreement.

The Borrowers promise to pay interest on the unpaid principal amount of each Swingline Loan from the date of such Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Second Amended and Restated Swingline Note (this “Note”), and all other indebtedness of the Borrowers to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note is one of the Swingline Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Note.

This Note is given in amendment to, restatement of and substitution for that certain Amended and Restated Swingline Note, dated December 29, 2014, given by the Borrowers in favor of the Swingline Lender (the “Existing Note”). A portion of the indebtedness owing under this Note is the same indebtedness as formerly evidenced by the Existing Note. The parties hereto do not intend this Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By:
Name:
Title:

SPEEDWAY FUNDING, LLC

By:
Name:
Title:

SCHEDULE A TO THE

SWINGLINE NOTE

OF BANK OF AMERICA, N.A.

DATED             , 20

				Payments		Unpaid Principal Balance of Note	Name of Person Making Notation
Date	Amount of Loan	Type of Loan	Interest Period	Principal	Interest

Schedule 2.8(a)-3

Form of Term Loan A Note

[AMENDED AND RESTATED] TERM LOAN A NOTE

            , 20

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation, and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to                      and its successors and assigns (the “Lender”), at the Administrative Agent’s Office (or at such other place or places as the holder hereof may designate), pursuant to the Second Amended and Restated Credit Agreement dated as of September 17, 2019 among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), in Dollars and in immediately available funds, the aggregate unpaid principal amount of the Term Loan A owing to the Lender pursuant to the Credit Agreement.

The Borrowers promise to pay interest on the unpaid principal amount of the Term Loan A from the date of such Term Loan A until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this [Amended and Restated] Term Loan A Note (this “Note”), and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note is one of the Term Loan A Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof. All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Note.

[This Note is given in amendment to, restatement of and substitution for that certain Term Loan A Note, dated December 29, 2014, given by the Borrowers in favor of the Lender (the “Existing Note”). A portion of the indebtedness owing under this Note is the same indebtedness as formerly evidenced by the Existing Note. The parties hereto do not intend this Note to constitute a novation of the Existing Note or the indebtedness formerly evidenced by the Existing Note.]

Delivery of an executed counterpart of a signature page of this Note by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By:
Name:
Title:

SPEEDWAY FUNDING, LLC

By:
Name:
Title:

SCHEDULE A TO THE

TERM LOAN A NOTE

OF

DATED             , 20

				Payments		Unpaid Principal Balance of Note	Name of Person Making Notation
Date	Amount of Loan	Type of Loan	Interest Period	Principal	Interest

Schedule 3.1

Form of Notice of Extension/Conversion

NOTICE OF EXTENSION/CONVERSION

Date:             , 20

Bank of America, N.A.,

as Administrative Agent for the Lenders referred to below

Gateway Village – 900 Building

900 W. Trade Street, 6th Floor

Mail Code: NC1-026-06-04

Charlotte, NC 28255

Attention: Patricia Santos

Phone: 980-387-3794

Telecopy: 704-625-4200

Email: patricia.santos@bofa.com

Ladies and Gentlemen:

The undersigned (the “Borrowers”) refer to the Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrowers hereby give notice pursuant to Section 3.1 of the Credit Agreement that they request an extension or conversion of a [Revolving] [Term] Loan outstanding under the Credit Agreement, and in connection herewith set forth below the terms on which such extension or conversion is requested to be made:

(A)	Date of extension or conversion[1]

(B)	Principal amount of Loans to be extended or converted

(C)	Type of resulting Loan (Eurodollar Loan or Base Rate Loan)

(D)	Interest Period (in the case of a resulting Eurodollar Loans)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	For conversions of a Eurodollar Loan into a Base Rate Loan, this must be the last day of the applicable Interest Period.

The delivery of this Notice of Extension/Conversion shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in clauses (b), (c), (d), (e), and (f) of Section 5.2 of the Credit Agreement.

Very truly yours,

Speedway Motorsports, Inc.

By:
Name:
Title:

Speedway Funding, LLC

By:
Name:
Title:

Schedule 3.2

Form of Notice of Loan Prepayment

NOTICE OF LOAN PREPAYMENT

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Re:

Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

The undersigned Borrowers hereby notify the Administrative Agent that pursuant to the terms of Section 3.2(a) of the Credit Agreement, the Borrowers intend to prepay the following Loans as more specifically set forth below:

Voluntary prepayment of:
Revolving Loans
Swingline Loans
Incremental Term Loans
Refinancing Term Loan
Term Loan A

(A)	Date of prepayment

(B)	Principal amount of prepayment

(C)	Type of Loan to be prepaid
(Eurodollar Loan or Base Rate Loan)

(D)	Current Interest Period and the last day
thereof (in the case of Eurodollar Loans)

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

Speedway Motorsports, Inc.

By:
Name:
Title:

Speedway Funding, LLC

By:
Name:
Title:

Schedule 5.1(g)

Form of Solvency Certificate

SOLVENCY CERTIFICATE

September 17, 2019

Pursuant to Section 5.1(g) of that certain Second Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, the undersigned [chief executive officer] [other officer with equivalent duties] of Holdings, hereby certifies as of the date hereof, solely on behalf of Holdings and not in their individual capacity and without assuming any personal liability whatsoever, that:

1.

I am familiar with the finances, properties, businesses and assets of Holdings and its Subsidiaries. I have reviewed the Credit Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor. I have also reviewed the consolidated financial statements of Holdings and its Subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of Holdings and its Subsidiaries.

2.

On the Effective Date, after giving effect to the Transactions, Holdings and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an un-reasonably small capital.

All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company

By:
Name:
Title:

Schedule 6.6

Litigation

SECTION 1.    LITIGATION:

A. On August 28, 2019, a purported stockholder of Speedway Motorsports filed a putative class action in the federal District Court for the District of Delaware captioned John Thompson v. Speedway Motorsports, Inc., et al., Case No. 1:19-cv-01597-UNA (D. Del. Aug. 28, 2019) (the “Stockholder Lawsuit”). The Stockholder Lawsuit asserts that (a) O. Bruton Smith, William Brooks, B. Scott Smith, Bernard C. Byrd, Jr., (b) the Board of Directors of Speedway Motorsports and (c) a special committee of the Board of Directors failed to include information in the Schedule 14D-9 filed by Speedway Motorsports that rendered the Schedule 14D-9 false and/or misleading. The complaint seeks, among other things, (a) injunctive relief preventing the consummation of the transactions contemplated by the Merger Agreement and directing the defendants to file an amended Schedule 14D-9, (b) rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement are consummated and (c) an award of costs and attorneys’ fees. Additional similar cases may be filed in connection with the transactions contemplated by the Merger Agreement.

SECTION 2.     ADMINISTRATIVE PROCEEDINGS AND OTHER CLAIMS:

A. On April 9, 2019, Speedway Motorsports received a letter from Readco, LLC (“Readco”) alleging that Readco was engaged in a joint venture with Speedway Motorsports or Charlotte Motor Speedway, LLC (“CMS”) with respect to the potential development of an “Entertainment Zone” on CMS’s property and threatening to sue Speedway Motorsports and/or CMS for certain damages. Neither Speedway Motorsports nor CMS ever entered into an agreement with Readco to develop the Entertainment Zone. Accordingly, Speedway Motorsports responded to Readco on April 24, 2019 disputing Readco’s allegations. To date, no litigation has been filed by Readco against Speedway Motorsports or its Subsidiaries.

Schedule 6.9

Intellectual Property

None.

Schedule 6.14

Subsidiaries

		Direct or Indirect Ownership
Name of Entity	State of Domicile	of Speedway Holdings II, LLC
Speedway Motorsports, Inc.	DE	100%

Speedway Funding, LLC	DE	100%

Speedway Funding II, Inc.	DE	100%

U.S. Legend Cars International, Inc.	NC	100%

Charlotte Motor Speedway, LLC	NC	100%

INEX Corp.	NC	100%

Kentucky Raceway, LLC	KY	100%

Oil-Chem Research Corporation	IL	100%

Nevada Speedway, LLC	DE	100%

New Hampshire Motor Speedway, Inc.	NH	100%

North Wilkesboro Speedway, Inc.	NC	100%

SMISC Holdings,LLC	NC	100%

Speedway Consulting & Design, Inc.	NC	100%

Speedway Properties Company, LLC	DE	100%

Speedway Sonoma, LLC	DE	100%

Speedway TBA, LLC	NC	100%

Texas Motor Speedway, Inc.	TX	100%

Atlanta Motor Speedway, LLC	GA	100%

Bristol Motor Speedway, LLC	TN	100%

SMI Systems, LLC	NV	100%

SMI Trackside, LLC	NC	100%

Speedway Media, LLC	NC	100%

Schedule 7.1(c)

Form of Officer’s Compliance Certificate

OFFICER’S COMPLIANCE CERTIFICATE

For the fiscal [quarter][year] ended             ,        .

I,                     , [Title] of SPEEDWAY HOLDINGS II, LLC (“Holdings”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein (and in the attached attachment) by reference) among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender:

(a)     The [audited][company-prepared] financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments;

(b)     Each Material Subsidiary is a Guarantor;

(c)     Since                      (the date of the last similar certification, or, if none, the Effective Date):

(i)    [No Default or Event of Default exists;]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]; and

(ii)     no Indebtedness has been refinanced pursuant to Section 8.1(b), (c) or (j) of the Credit Agreement or incurred or refinanced pursuant to Sections 8.1(d), (f), (g), (h) or (k) of the Credit Agreement [other than                     , which was incurred or refinanced in compliance with the definitive documentation for all then outstanding Material Indebtedness].

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

This     day of             ,        .

By:
Name:
Title:

Attachment to Officer’s Certificate

Computation of Financial Covenants

Note: In the event of a conflict between the terms and methods of calculation of the financial covenants as set forth in this attachment to officer’s certificate and the Credit Agreement, the terms and methods of the Credit Agreement shall prevail.

				Actual	Required
1.	Consolidated Total Leverage Ratio

	A.	Funded Indebtedness of Holdings and its Subsidiaries as of such date of determination
		(i)	Obligations for borrowed money and obligations evidenced by bonds, debentures, notes, loan agreements or similar instruments plus	$
		(ii)	Purchase money indebtedness and indebtedness and obligations in respect of deferred purchase price of property or services plus	$
		(iii)	Maximum available amount of all letters of credit, bankers’ acceptances and similar instruments plus	$
		(iv)	Obligations under Capital Leases and principal balance of Synthetic Leases plus	$
		(v)	Principal Amount of Securitization Transactions plus	$
		(vi)	Preferred stock and comparable equity interests redeemable at holder’s discretion or having a first call of fifteen years or less plus	$
		(vii)	Guaranty Obligations plus	$
		(viii)	Funded Indebtedness of any partnership or joint venture or similar entity (only to extent of recourse)	$
		(ix)	Total of (i) through (viii)	$

	B.	For the four-quarter period ended as of such date of determination with respect to the combined results of Holdings and its Subsidiaries:
		(i)	the gross revenues from operations (including payments received of interest income) minus	$
		(ii)	All operating and non-operating expenses including taxes on income	$
		(iii)	The difference of (i) – (ii)	$

				Actual	Required

	C.	For the four-quarter period ended as of such date of determination with respect to the combined results of Holdings and its Subsidiaries:
		(i)	Net gains on the sale, conversion or Asset Disposition of capital assets, plus	$
		(ii)	Net gains on the acquisition, retirement, or other Asset Disposition of Capital Stock and other securities issued by Holdings and its Subsidiaries plus	$
		(iii)	Net gains on the collection of proceeds of life insurance policies plus	$
		(iv)	Any write-up of any asset plus	$
		(v)	Non-cash charges and asset impairments relating to the relocation of any NASCAR Premier Cup Race from one facility to another plus	$
		(vi)	Any other non-cash charges and asset impairments, plus	$
		(vii)	any other gain or loss of an unusual and infrequent nature as determined in accordance with GAAP plus	$
		(viii)	Non-cash unamortized loan costs	$
		(ix)	The Total of (i) through (viii)	$

	D.	Consolidated Net Income (1.B(iii) - 1.C(ix)):		$

	E.	To the extent deducted in the calculation of Consolidated Net Income for the four-quarter period ended as of such date of determination:
		(i)	Consolidated Interest Expense plus	$
		(ii)	Total federal, state, local and foreign income, value added and similar taxes plus	$
		(iii)	Depreciation and amortization expense plus	$
		(iv)	Cash paid tender premiums or call premiums with respect to the 2015 Senior Notes.	$
		(v)	Total of (i) through (iv)	$

	F.	Consolidated EBITDA (1.D + 1.E(v))		$

	G.	Consolidated Total Leverage Ratio (1.A(ix) ÷ 1.F)		to 1.0

2.	Consolidated Interest Coverage Ratio

	A.	Consolidated EBITDA (from 1.F above)		$

	B.	Consolidated Interest Expense (from 1.E(i) above)		$

	C.	Consolidated Interest Coverage Ratio (2.A. ÷ 2.B.)		to 1.0	No less than 3.00 to 1.0.

Schedule 7.12

Form of Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             ,         , is by and between                     , a                      (the “Subsidiary”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent under that certain Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender. All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Subsidiary is required by Section 7.12 of the Credit Agreement to become a “Guarantor”.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties :

1.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the other Credit Documents, including without limitation (i) all of the representations and warranties set forth in Section 6 of the Credit Agreement as they relate to such Subsidiary, (ii) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (iii) all of the undertakings and waivers set forth in Sections 3 and 4 of the Credit Agreement (subject to the limitations set forth therein). Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 4.1 of the Credit Agreement, jointly and severally together with the other Guarantors, guarantees to each Secured Party, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and (ii) agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby pledges and assigns to the Administrative Agent, for the benefit of the holders of the Secured Obligations (here and hereinafter, as defined in the Pledge Agreement), and grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Pledge Agreement).

3.    The Subsidiary acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and all other Credit Documents.

4.    The address of the Subsidiary for purposes of all notices and other communications is as follows:

[Insert]

5.     The Subsidiary hereby waives acceptance by the Administrative Agent and the other Secured Parties of the guaranty under Section 4 of the Credit Agreement upon its execution of this Agreement.

6.     This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Subsidiary and the Administrative Agent have each caused this Joinder Agreement to be duly executed by its authorized officers as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Schedule 8.1

Existing Indebtedness

3% interest bearing debt obligation evidenced by that certain Promissory Note dated August 18, 2015 associated with the 2015 purchase of real property at Bristol Motor Speedway, payable in eight annual installments of approximately $194,000. June 30, 2019 discounted carrying value of $720,000.

Schedule 9.3

Form of Secured Party Designation Notice

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among Speedway Motorsports, Inc. and Speedway Funding, LLC, as Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

[Name of Treasury Management Bank/Hedge Bank] (the “Secured Party”) hereby notifies you, pursuant to the terms of the Credit Agreement, that the Secured Party meets the requirements of a [Treasury Management Bank] [Hedge Bank] under the terms of the Credit Agreement and is a [Treasury Management Bank] [Hedge Bank] under the Credit Agreement and the other Credit Documents. The Secured Party hereby designates the [Hedge] [Treasury Management] Agreement described on Schedule 1 hereto as a Secured [Hedge] [Treasury Management] Agreement.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[ ],
as a [Treasury Management Bank] [Hedge Bank]

By:
Name:
Title:

Schedule 1

Secured [Hedge] [Treasury Management] Agreement

Schedule 11.1

Notice Information

Notices to Agent:

Bank of America, N.A., as Administrative Agent

555 California Street, 4th Floor

Mail Code: CA5-705-04-09

San Francisco, CA 94104

Attention: Bridgett J. Manduk Mowry

Phone: 415-436-1097

Fax: 415-503-5011

Email: bridgett.manduk@bofa.com

Notices for Borrowings:

Bank of America, N.A.,

as Administrative Agent

Gateway Village – 900 Building

900 W. Trade Street, 6th Floor

Mail Code: NC1-026-06-04

Charlotte, NC 28255

Attention: Patricia Santos

Phone: 980-387-3794

Telecopy: 704-625-4200

Email: patricia.santos@bofa.com

Notices to Issuing Lender:

Mail Code: NC1-027-21-05

Bank of America, N.A.

Hearst Tower

214 N Tryon Street, 21st Floor

Charlotte, NC 28255-0001

Attention: Marcus Smith

Phone: 980-422-6415

Telecopy: 704-409-0882

Email: marcus.j.smith@baml.com

Notices to Borrowers:

Speedway Motorsports, Inc.

P.O. Box 18747

Charlotte, North Carolina 28218

Attn: Chief Financial Officer

Telephone: 704-532-3306

Telecopy: 704-532-3312

Electronic Mail Address: bbrooks@smicorporate.com

with copies to:

Speedway Motorsports, Inc.

P.O. Box 600

Concord, North Carolina 28026-0600

Attn: Chief Financial Officer

Speedway Motorsports, Inc.

P.O. Box 18747

Charlotte, North Carolina 28218

Attn: General Counsel

Telephone: 704-532-3342

Telecopy: 704-532-3312

Electronic Mail Address: ctharrington@smicorporate.com

Speedway Funding, LLC

P.O. Box 18747

Charlotte, NC 28212

Attn: President

Telephone: 704-532-3306

Telecopy: 704-532-3312

Electronic Mail Address: bbrooks@smicorporate.com

Schedule 11.3(b)

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[2]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[3]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

[Assignor is [not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Speedway Motorsports, Inc. and Speedway Funding, LLC

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Second Amended and Restated Credit Agreement dated as of September 17, 2019 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/ Loans for all Lenders[9]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[10]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ][11]

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee as appropriate.
[8]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan A Commitment”, etc.).

[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][12] Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:][13]

SPEEDWAY MOTORSPORTS, INC.

By:
Name:
Title:

SPEEDWAY FUNDING, LLC

By:
Name:
Title:

BANK OF AMERICA, N.A., as Swingline Lender

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrowers and/or other parties (e.g. Swingline Lender or Issuing Lender) is required by the terms of the Credit Agreement.

BANK OF AMERICA, N.A., as
Issuing Lender

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1     Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.3(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.3(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee and (viii) it is not a Disqualified Institution; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 25, 2020 (“First Amendment Effective Date”), to the Credit Agreement referenced below is by and among SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.) (“Speedway Motorsports”), SPEEDWAY FUNDING, LLC, a Delaware limited liability company (“Speedway Funding”) (each a “Borrower”, and collectively the “Borrowers”), SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company (“Holdings”), the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Lender.

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Second Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time prior to the date hereof, the “Credit Agreement”) dated as of September 17, 2019 by and among the Borrowers, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments to Credit Agreement.

(a)    Section 1.1.

(i)    The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Prior Period” means such term as defined in Section 7.11(e).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(ii)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Consolidated Cash-on-Hand” means, as of any day, the sum of all domestic cash and Cash Equivalents of Holdings and its Subsidiaries on a consolidated basis.

“Consolidated Secured Leverage Ratio” means the ratio, determined as of the end of the fiscal quarter of Holdings most recently ended, of (a) Funded Indebtedness of Holdings and its Subsidiaries that, as of such date, is secured by any Lien on any asset or property of Holdings or any of its Subsidiaries to (b) Consolidated EBITDA for the four-quarter period then ended.

“First Amendment Effective Date” means August 25, 2020.

“Relief Period” means the period commencing on the First Amendment Effective Date and continuing through March 31, 2021.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Tax Distributions” means:

(a)     for any taxable period in which Holdings and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group of which a direct or indirect parent of Holdings is the common parent (a “Tax Group”), distributions by Holdings to such direct or indirect parent of Holdings to pay federal, foreign, state and local income Taxes of such Tax Group that are attributable to the taxable income of Holdings and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that Holdings and the Subsidiaries would have been required to pay as a stand-alone Tax Group, reduced by any portion of such income Taxes directly paid by Holdings or any of its Subsidiaries; or

(b)     with respect to any taxable year (or portion thereof) with respect to which Holdings is a partnership or disregarded entity for U.S. federal, state and/or local income tax purposes, distributions to Holdings’ direct owner(s) in an aggregate amount equal to the product of (i) the net taxable income of Holdings for such taxable year (or portion thereof), reduced by any cumulative net taxable loss with respect to all prior taxable years (or portions thereof) beginning after the date hereof (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable year in question (or portion thereof) and (ii) the highest combined marginal federal and applicable state and/or local income tax rate (taking into account, to the extent applicable, the deductibility of state and local income taxes for U.S. federal income tax purposes, the deduction for qualified business income under Section 199A of the Code, and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any direct owner (or, if a direct owner is a pass-through entity, indirect owner) of Holdings for the taxable year in question (or portion thereof).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(iii)    The definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended as follows:

(1)     to replace the text “the appropriate applicable percentage set forth below corresponding to the Consolidated Total Leverage Ratio as of the end of the fiscal quarter of Holdings most recently ended” with the text “from (a) the First Amendment Effective Date through December 31, 2020, a percentage per annum equal to (i) with respect to the Commitment Fee, 0.40%, (ii) with respect to Letter of Credit Fees and Eurodollar Rate Loans, 2.75% and (iii) with respect to Base Rate Loans, 1.75%; (b) January 1, 2021 and continuing until the first Business Day after the date on which the compliance certificate for March 31, 2021 is delivered in accordance with Section 7.1(c), a percentage per annum equal to (i) with respect to the Commitment Fee, 0.40%, (ii) with respect to Letter of Credit Fees and Eurodollar Rate Loans, 3.00% and (iii) with respect to Base Rate Loans, 2.00%; and (c) as of the first Business Day after the date on which the compliance certificate for March 31, 2021 is delivered in accordance with Section 7.1(c) (it being understood that such compliance certificate shall include a calculation of the Consolidated Total Leverage Ratio as of March 31, 2021 for purposes of determining the Applicable Percentage) and continuing thereafter, the appropriate applicable percentage set forth below corresponding to the Consolidated Total Leverage Ratio as of the end of the fiscal quarter of Holdings most recently ended”.

(2)     to delete the text “The initial Applicable Percentage(s) shall be based on Pricing Level V until the first Applicable Percentage Change Date occurring after September 30, 2019.”

(iv)     The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended to add the following proviso to the end of clause (f) therein:

; provided that the Credit Parties and their Subsidiaries shall not be permitted to make any Investments pursuant to this clause (f) during the Relief Period (except that, during the Relief Period (i) the Borrower shall be permitted to enter into a lease with the City of Nashville in connection with the improvements made to the motor speedway in the City of Nashville and (ii) the Borrower shall be permitted to enter into a lease with Circuit of the Americas under which it would conduct a motorsports event at the Circuit of the Americas located in Austin, Texas);

(v)     The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended to replace the “.” at the end of clause (l) therein with the following proviso:

; provided that the Credit Parties and their Subsidiaries shall not be permitted to incur Liens securing Incremental Equivalent Indebtedness during the Relief Period.

(b)    Section 2.6. Section 2.6 of the Credit Agreement is hereby amended to add a new paragraph at the end thereof to read as follows:

Notwithstanding anything to the contrary in this Credit Agreement, the Borrowers may not establish any Incremental Term Loans pursuant to this Section 2.6 during the Relief Period.

(c)    Section 3.2. Section 3.2 of the Credit Agreement is hereby amended as follows:

(i)    To replace the text “Sections 3.3(b)(ii) and (iii)” in clause (iv) with the text “Sections 3.2(b)(ii) and (iii)”.

(ii)    To reletter clause (iv) therein as clause (v);

(iii)     To add a new clause (iv) to read as follows:

(iv)     Consolidated Cash-on-Hand. If, as of the last Thursday of any calendar month, the Consolidated Cash-on-Hand exceeds $60,000,000, the Borrowers shall, within two (2) Business Days of the end of such calendar month, prepay Revolving Loans and/or the Swingline Loans in an amount equal to the amount by which the Consolidated Cash-on-Hand exceeds $60,000,000 as of the close of business on such Business Day.

(d)     Section 5.2. Section 5.2 of the Credit Agreement is hereby amended to (i) delete the text “and” at the end of clause (e); (ii) add the text “and” to the end of clause (f); (iii) replace the text “clauses (b), (c), (d), (e) and (f) above” with the text “clauses (b), (c), (d), (e), (f) and (g) above”; and (iv) add a new clause (g) therein to read as follows:

(g)     The Consolidated Cash-on-Hand (determined on a pro forma basis after giving effect to such credit extension) shall not exceed $60,000,000 as of the date of such credit extension.

(e)     Section 6.23. Section 6.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.23    Affected Financial Institution Status. No Credit Party is an Affected Financial Institution.

(f)     Section 7.1. Section 7.1 of the Credit Agreement is hereby amended to (i) reletter clause (k) therein as clause (l) and (ii) add a new clause (k) to the Credit Agreement to read as follows:

(k)     Consolidated Cash-on-Hand. On the last Thursday of each calendar month, a certificate specifying the amount of Consolidated Cash-on-Hand as of such date, in form and detail reasonably satisfactory to the Administrative Agent.

(g)    Section 7.11. Section 7.11 of the Credit Agreement is hereby amended as follows:

(i)    Add the following proviso to the end of clause (a) therein:

; provided, however, that the Consolidated Total Leverage Ratio shall not be tested during the Relief Period.

(ii)    Add the following proviso to the end of clause (b) therein:

; provided, however, that the Consolidated Interest Coverage Ratio shall not be tested during the Relief Period.

(iii)    Reletter clause (c) therein as clause (e).

(iv)    Add new clauses (c) and (d) to read as follows:

(c)     Consolidated Secured Leverage Ratio. The Consolidated Secured Leverage Ratio as of the end of any fiscal quarter during the Relief Period shall be no greater than (i) 4.00 to 1.0 from the First Amendment Effective Date through the fiscal quarter ending December 31, 2020 and (ii) 3.25 to 1.0 for the fiscal quarter ending March 31, 2021.

(d)     Consolidated EBITDA. The Consolidated EBITDA as of the end of any fiscal quarter during the Relief Period shall be no less than $35,000,000.

(v)    Replace the text “with this Section 7.11(c)” with the text “with this Section 7.11(e)”.

(h)    Section 8.1. Clause (k) of Section 8.1 of the Credit Agreement is hereby amended to add a new proviso to the end thereof to read as follows:

; provided, however, that the Credit Parties and their Subsidiaries shall not be permitted to incur any Incremental Equivalent Indebtedness under this Section 8.1(k) during the Relief Period.

(i)    Section 8.4. Clause (c) of Section 8.4 of the Credit Agreement is hereby amended to add a new proviso to the end thereof to read as follows:

; provided, further, that the Credit Parties and their Subsidiaries shall not be permitted to make any acquisitions under this Section 8.4(c) during the Relief Period.

(j)    Section 8.6. Section 8.6 of the Credit Agreement is hereby amended to add a new proviso to the end thereof to read as follows:

; provided, however, that Holdings may not make dividends or distributions payable on its Capital Stock and/or make membership repurchases pursuant to this Section 8.6(c) during the Relief Period, other than Tax Distributions made in the ordinary course of business.

(k)    Section 8.13. Section 8.13 of the Credit Agreement is hereby amended and restated to read as follows:

8.13    Capital Expenditures.

Consolidated Capital Expenditures (exclusive of Permitted Motorsports Transactions and acquisitions permitted by Section 8.4(c), repair of casualty damage and other activities permitted under Section 7.7) shall not exceed (a) $20,000,000 for the fiscal year ending December 31, 2020, (b) $30,000,000 for the fiscal year ending December 31, 2021 and (c) $40,000,000 (collectively, the “Fixed Capital Expenditures Basket”), with respect to any fiscal year thereafter; provided, that, with respect to this clause (c), (i) fifty percent (50%) of any portion of the Fixed Capital Expenditures Basket, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditures in the next following fiscal year (excluding any carry-forward available from any prior fiscal year) and (ii) with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the Fixed Capital Expenditures Basket (until used in full) and then to any carry-forward available from any prior fiscal year. For the avoidance of doubt, no portion of the Fixed Capital Expenditures Basket for the fiscal year ending December 31, 2020 or for the fiscal year ending December 31, 2021 shall be permitted to be carried over for expenditures in the next following year.

(l)    Section 8.16. Section 8.16(b) of the Credit Agreement is hereby amended to add a new proviso to the end thereof to read as follows:

; provided, that the Credit Parties and their Subsidiaries shall not be permitted to make any Junior Indebtedness Payments under this Section 8.16(b) during the Relief Period.

(m)    Section 10.7. Section 10.7 of the Credit Agreement is hereby and restated to read as follows:

10.7    Non-Reliance on Administrative Agent, the Joint Lead Arrangers and the Other Lenders.

Each Lender and the Issuing Lender expressly acknowledges that none of the Administrative Agent nor any Joint Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Joint Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Joint Lead Arranger to any Lender or the Issuing Lender as to any matter, including whether the Administrative Agent or the Joint Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and the Issuing Lender represents to the Administrative Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender and the Issuing Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and the Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(n)    Section 11.23. Section 11.23(a) of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”) which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

(o)     Section 11.24. Section 11.24 of the Credit Agreement is hereby amended by (i) amending the title of such Section to read “Acknowledgement and Consent to Bail-In of Affected Financial Institutions”; (ii) replacing all instances of the text “EEA Financial Institution” with the text “Affected Financial Institution”; (iii) replacing all instances of the text “an EEA Resolution Authority” and “any EEA Resolution Authority” with the text “the applicable Resolution Authority”; and (iv) replacing the text “Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding” in the first sentence with the text “Notwithstanding”.

3.    Conditions Precedent. This Amendment shall be and become effective as of the date hereof when the following conditions precedent have been satisfied:

(a)     Receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrowers, Holdings, the Guarantors, the Administrative Agent and the Required Lenders;

(b)     Receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i)     certificates of Responsible Officers of each Credit Party certifying that the Organization Documents of each Credit Party delivered to the Administrative Agent on the Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date, or if such Organization Documents have been amended, supplemented or otherwise modified, attaching copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the First Amendment Effective Date;

(ii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Credit Agreement and the other Credit Documents to which such Person is a party: and

(iii)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in the state or other jurisdiction of its incorporation or organization;

(c)     Receipt by the Administrative Agent of a favorable opinion of counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Credit Parties and this Amendment as the Administrative Agent may reasonably request;

(d)     Upon the reasonable request of any Lender made at least five (5) days prior to the First Amendment Effective Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(e)    Receipt by the Administrative Agent of all fees required to be paid by the Borrowers on or before the First Amendment Effective Date; and

(f)     The Administrative Agent shall have received, for the account of each consenting Lender, an amendment fee equal to 0.10% of the sum of (i) such Lender’s Revolving Commitment plus (ii) the aggregate principal amount of such Lender’s outstanding Term Loans.

4.    Expenses. The Credit Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.     Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement, as amended by this Amendment, and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement, as amended by this Amendment, and the other Credit Documents) shall be deemed to include this Amendment.

6.     Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment, (a) the representations and warranties of each Borrower and each other Credit Party contained in Section 2, Section 3 or Section 6 of the Credit Agreement, as amended by this Amendment, or any other Credit Document, or which are contained in any document furnished at any time under or in connection therewith, (i) with respect to representations and warranties that contain a materiality qualification, are true and correct on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date), and except that for purposes of this Section 6, the representations and warranties contained in Section 6.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a) and (b) of the Credit Agreement, as applicable, and (b) no Default or Event of Default exists or is continuing either prior to or after giving effect to this Amendment.

7.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

8.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

9.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

10.     Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11.     Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.)

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice Chairman and Chief Financial Officer

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President and Chief Financial Officer

HOLDINGS:	SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company

By: Speedway Holdings I, LLC, its Sole Member

		By:	/s/ William R. Brooks
		Name:	William R. Brooks
		Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

GUARANTORS:

ATLANTA MOTOR SPEEDWAY, LLC,

a Georgia limited liability company

BRISTOL MOTOR SPEEDWAY, LLC,

a Tennessee limited liability company

CHARLOTTE MOTOR SPEEDWAY, LLC,

a North Carolina limited liability company

INEX CORP.,

a North Carolina corporation

KENTUCKY RACEWAY, LLC

a Kentucky limited liability company

NEVADA SPEEDWAY, LLC,

a Delaware limited liability company

NEW HAMPSHIRE MOTOR SPEEDWAY, INC.,

a New Hampshire corporation

SMI SYSTEMS, LLC

a Nevada limited liability company

SMI TRACKSIDE, LLC,

a North Carolina limited liability company

SMISC HOLDINGS, LLC,

a North Carolina limited liability company

SPEEDWAY MEDIA, LLC,

a North Carolina limited liability company

SPEEDWAY SONOMA, LLC,

a Delaware limited liability company

TEXAS MOTOR SPEEDWAY, LLC,

a Texas limited liability company

U.S. LEGEND CARS INTERNATIONAL, INC.,

a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Executive Vice President

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company SPEEDWAY FUNDING II, INC., a Delaware corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

SPEEDWAY TBA, LLC, a North Carolina limited liability company

By:	Speedway Motorsports, LLC, its Sole Member

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice Chairman and Chief Financial Officer

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

	By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Marcus Smith
	Name:	Marcus Smith
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Brad D. Bostick
	Name:	Brad D. Bostick
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Brian Schuler
	Name:	Brian Schuler
	Title:	Authorized Officer

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

	By:	/s/ Brett Ross
	Name:	Brett Ross
	Title:	Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST HORIZON BANK

	By:	/s/ Brian Kennedy
	Name:	Brian Kennedy
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Krutesh Trivedi
	Name:	Krutesh Trivedi
	Title:	SVP

SPEEDWAY MOTORSPORTS, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ L. J. Perenyi
Name:	L. J. Perenyi
Title:	Vice President

FIFTH THIRD BANK

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

COMERICA BANK

By:
Name:
Title:

FIFTH THIRD BANK

By:	/s/ Izach Porter
Name:	Izach Porter
Title:	Senior Vice President

SPEEDWAY MOTORSPORTS, LLC

FIRST AMENDMENT

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 12, 2021, to the Credit Agreement referenced below is by and among SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.) (“Speedway Motorsports”), SPEEDWAY FUNDING, LLC, a Delaware limited liability company (“Speedway Funding”) (each a “Borrower”, and collectively the “Borrowers”), SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company (“Holdings”), the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Lender.

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Second Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time prior to the date hereof, the “Credit Agreement”) dated as of September 17, 2019 by and among the Borrowers, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments to Credit Agreement.

(a)    Section 1.1.

(i)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Rescindable Amount” has the meaning as defined in Section 3.13(b)(ii).

“Second Amendment Effective Date” means April 1, 2021.

“Second Relief Period” means the period commencing on April 1, 2021 and continuing through March 31, 2022.

(ii)    The definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended as follows to replace the text:

“from (a) the First Amendment Effective Date through December 31, 2020, a percentage per annum equal to (i) with respect to the Commitment Fee, 0.40%, (ii) with respect to Letter of Credit Fees and Eurodollar Rate Loans, 2.75% and (iii) with respect to Base Rate Loans, 1.75%; (b) January 1, 2021 and continuing until the first Business Day after the date on which the compliance certificate for March 31, 2021 is delivered in accordance with Section 7.1(c), a percentage per annum equal to (i) with respect to the Commitment Fee, 0.40%, (ii) with respect to Letter of Credit Fees and Eurodollar Rate Loans, 3.00% and (iii) with respect to Base Rate Loans, 2.00%; and (c) as of the first Business Day after the date on which the compliance certificate for March 31, 2021 is delivered in accordance with Section 7.1(c) (it being understood that such compliance certificate shall include a calculation of the Consolidated Total Leverage Ratio as of March 31, 2021 for purposes of determining the Applicable Percentage) and continuing thereafter, the appropriate applicable percentage set forth below corresponding to the Consolidated Total Leverage Ratio as of the end of the fiscal quarter of Holdings most recently ended”

with the text:

“from (a) the Second Amendment Effective Date through the Applicable Percentage Change Date for the fiscal quarter ending March 31, 2022, a percentage per annum equal to (i) with respect to the Commitment Fee, 0.40%, (ii) with respect to Letter of Credit Fees and Eurodollar Rate Loans, 2.75% and (iii) with respect to Base Rate Loans, 1.75%; and (b) the Applicable Percentage Change Date for the fiscal quarter ending March 31, 2022 and continuing thereafter, the appropriate applicable percentage set forth below corresponding to the Consolidated Total Leverage Ratio as of the end of the fiscal quarter of Holdings most recently ended”.

(iii)     The definition of “Permitted Investments” in Section 1.1 of the Credit Agreement is hereby amended to replace each instance of the text “Relief Period” in clause (f) therein with the text “Second Relief Period”.

(iv)    The definition of “Permitted Liens” in Section 1.1 of the Credit Agreement is hereby amended to replace the text “Relief Period” in clause (l) therein with the text “Second Relief Period”.

(b)    Section 2.6. The last paragraph of Section 2.6 of the Credit Agreement is hereby amended to replace the text “Relief Period” with the text “Second Relief Period”.

(c)    Section 3.13. Section 3.13(b)(ii) of the Credit Agreement is hereby amended to add a new paragraph at the end to read as follows:

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)    Section 7.11. Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.11    Financial Covenants.

For purposes of calculating the financial covenants set forth below the amount of any Permitted Commodity Hedging shall be excluded from the calculations.

(a)    Consolidated Total Leverage Ratio. The Consolidated Total Leverage Ratio as of the end of any fiscal quarter shall be no greater than (i) 5.00 to 1.0 from the Effective Date and continuing through the fiscal quarter ending December 31, 2020, (ii) 4.50 to 1.0 for the fiscal quarter ending March 31, 2021 and continuing through the fiscal quarter ending December 31, 2021, (iii) 4.00 to 1.0 for the fiscal quarter ending March 31, 2022, (iv) 4.50 to 1.0 for the fiscal quarter ending June 30, 2022 and continuing through the fiscal quarter ending December 31, 2022, (v) 4.00 to 1.0 for the fiscal quarter ending March 31, 2023 and continuing through the fiscal quarter ending December 31, 2023, and (vi) 3.50 to 1.0 for the fiscal quarter ending March 31, 2024 and for each fiscal quarter ending thereafter; provided, however, that the Consolidated Total Leverage Ratio shall not be applicable to or tested during the Second Relief Period.

(b)    Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio as of the end of any fiscal quarter ending from and after the Second Amendment Effective Date shall be no less than 3.00 to 1.0.

(c)    Consolidated Secured Leverage Ratio. The Consolidated Secured Leverage Ratio as of the end of any fiscal quarter during the Second Relief Period shall be no greater than 3.25 to 1.0.

(d)    [Reserved].

(e)    Financial Covenant Adjustments. With respect to any fiscal quarter in which the race schedule mandated by NASCAR results in fewer scheduled races during such fiscal quarter than were held in the same fiscal quarter for the prior year (the “Prior Period”), the Borrowers will be permitted to include in the calculation of Consolidated EBITDA for such fiscal quarter the actual Consolidated EBITDA from the Prior Period attributable to any scheduled race not included in such fiscal quarter solely as a result of scheduling, provided the race will occur in a subsequent fiscal quarter. In the event of the foregoing, the Borrowers shall be required to provide to the Administrative Agent in writing not less than ten (10) days prior to the end of such fiscal quarter (i) information (including reasonable estimates) demonstrating that the Borrowers would reasonably be expected to be in compliance with all financial covenants set forth in this Section 7.11 as of the next fiscal quarter ended date but for the NASCAR schedule and (ii) information (including reasonable estimates) demonstrating that the Borrowers are expected to be in compliance will all financial covenants set forth in this Section 7.11 as of the next fiscal quarter not impacted by the NASCAR schedule. For purposes of clarity, to the extent that the financial results attributed to any race are included in Consolidated EBITDA for any fiscal quarter in accordance with this Section 7.11(e), such financial results shall not also be included in Consolidated EBITDA for the Fiscal Quarter in which such race actually occurred.

(e)    Section 8.1. Clause (k) of Section 8.1 of the Credit Agreement is hereby amended to replace the text “Relief Period” with the text “Second Relief Period”.

(f)    Section 8.4. Clause (c) of Section 8.4 of the Credit Agreement is hereby amended to replace the text “Relief Period” with the text “Second Relief Period”.

(g)    Section 8.6. Section 8.6 of the Credit Agreement is hereby amended to replace the text “Relief Period” with the text “Second Relief Period”.

(h)    Section 8.16. Section 8.16(b) of the Credit Agreement is hereby amended to replace the text “Relief Period” with the text “Second Relief Period”.

(i)    Section 10.13. A new Section 10.13 is hereby added to the Credit Agreement to read as follows:

10.13     Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the Issuing Lender (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

3.    Conditions Precedent. This Amendment shall be and become effective as of the date hereof when the following conditions precedent have been satisfied:

(a)    Receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrowers, Holdings, the Guarantors, the Administrative Agent and the Required Lenders;

(b)    Receipt by the Administrative Agent of the following, in form and substance satisfactory to the Administrative Agent:

(i)     certificates of Responsible Officers of each Credit Party certifying that the Organization Documents of each Credit Party delivered to the Administrative Agent on the Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof, or if such Organization Documents have been amended, supplemented or otherwise modified, attaching copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the date hereof;

(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Credit Agreement and the other Credit Documents to which such Person is a party: and

(iii)     such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in the state or other jurisdiction of its incorporation or organization;

(c)    Receipt by the Administrative Agent of a favorable opinion of counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Credit Parties and this Amendment as the Administrative Agent may reasonably request;

(d)    Upon the reasonable request of any Lender made at least five (5) days prior to the date hereof, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act;

(e)    Receipt by the Administrative Agent of all fees required to be paid by the Borrowers on or before the date hereof; and

(f)    The Administrative Agent shall have received, for the account of each consenting Lender, an amendment fee equal to 0.10% of the sum of (i) such Lender’s Revolving Commitment plus (ii) the aggregate principal amount of such Lender’s outstanding Term Loans.

4.    Expenses. The Credit Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.     Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement, as amended by this Amendment, and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement, as amended by this Amendment, and the other Credit Documents) shall be deemed to include this Amendment.

6.    Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment, (a) the representations and warranties of each Borrower and each other Credit Party contained in Section 2, Section 3 or Section 6 of the Credit Agreement, as amended by this Amendment, or any other Credit Document, or which are contained in any document furnished at any time under or in connection therewith, (i) with respect to representations and warranties that contain a materiality qualification, are true and correct on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date), and except that for purposes of this Section 6, the representations and warranties contained in Section 6.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a) and (b) of the Credit Agreement, as applicable, and (b) no Default or Event of Default exists or is continuing either prior to or after giving effect to this Amendment.

7.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

8.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

9.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

10.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11.    Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.)

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice Chairman and Chief Financial Officer

SPEEDWAY FUNDING, LLC,
a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President and Chief Financial Officer

HOLDINGS:	SPEEDWAY HOLDINGS II, LLC,
a North Carolina limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

GUARANTORS:	ATLANTA MOTOR SPEEDWAY, LLC, a Georgia limited liability company BRISTOL MOTOR SPEEDWAY, LLC, a Tennessee limited liability company
CHARLOTTE MOTOR SPEEDWAY, LLC, a North Carolina limited liability company INEX CORP., a North Carolina corporation
KENTUCKY RACEWAY, LLC
a Kentucky limited liability company
NEVADA SPEEDWAY, LLC,
a Delaware limited liability company
NEW HAMPSHIRE MOTOR SPEEDWAY, INC., a New Hampshire corporation
SMI SYSTEMS, LLC
a Nevada limited liability company
SMI TRACKSIDE, LLC,
a North Carolina limited liability company
SMISC HOLDINGS, LLC,
a North Carolina limited liability company
SPEEDWAY MEDIA, LLC,
a North Carolina limited liability company
SPEEDWAY SONOMA, LLC,
a Delaware limited liability company TEXAS MOTOR SPEEDWAY, LLC, a Texas limited liability company
U.S. LEGEND CARS INTERNATIONAL, INC., a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Executive Vice President

SPEEDWAY TBA, LLC, a North Carolina limited liability company

By: Speedway Motorsports, LLC, its Sole Member

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	Vice Chairman and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company SPEEDWAY FUNDING II, INC., a Delaware corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	President and Chief Financial Officer

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

	By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
LENDERS:	Title:	Vice President

BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Russell Bottrill
	Name:	Russell Bottrill
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Brad D. Bostick
	Name:	Brad D. Bostick
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONALASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Brian Schuler
	Name:	Brian Schuler
	Title:	Vice President

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINlSTRATIVE AGENT:	BANK OF AMERICA, N.A. ,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOClATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUST BANK

	By:	/s/ Carmen Malizia
	Name:	Carmen Malizia
	Title:	Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOClATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

	By:	/s/ Brian Kennedy
	Name:	Brian Kennedy
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A .,
in its capacity as the Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A .,
in its capacity as a Lender, Swingline Lender and Issuing Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

By:
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Ben Pysch
	Name:	Ben Pysch
	Title:	SVP

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

COMERICA BANK

By:	/s/ L. J. Perenyi
Name:	L. J. Perenyi
Title:	Vice President

FIFTH THIRD BANK

By:
Name:
Title:

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

COMERICA BANK

By:
Name:
Title:

FIFTH THIRD BANK

By:	/s/ Steven M. Slee
Name:	Steven M. Slee
Title:	SVP

SPEEDWAY MOTORSPORTS, LLC

SECOND AMENDMENT

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 19, 2021, to the Credit Agreement referenced below is by and among SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.) (“Speedway Motorsports”), SPEEDWAY FUNDING, LLC, a Delaware limited liability company (“Speedway Funding”) (each a “Borrower”, and collectively the “Borrowers”), SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company (“Holdings”), the other Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Lender.

W I T N E S S E T H

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Second Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time prior to the date hereof, the “Credit Agreement”) dated as of September 17, 2019 by and among the Borrowers, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.    Amendments to Credit Agreement.

(a)    Section 1.1.

(i)    The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Dover Acquisition” means the Acquisition by the Borrower or one of its Subsidiaries of all of the outstanding Capital Stock in Dover Motorsports, Inc., a Delaware corporation, pursuant to the terms of the Dover Acquisition Agreement.

“Dover Acquisition Agreement” means that Agreement and Plan of Merger by and among Speedway Motorsports, Speedco II, Inc., a Subsidiary of Speedway Motorsports, and Dover Motorsports, Inc., dated as of November 8, 2021.

(ii)    The following clause (iii) is hereby added at the end of the parenthetical in clause (f) of the definition of “Permitted Investments” in Section 1.1 of the Credit Agreement to read as follows:

and (iii) the Borrower and its Subsidiaries shall be permitted to consummate the Dover Acquisition

(b)    Section 8.4. The following sentence is hereby added at the end of Section 8.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding the foregoing, the Dover Acquisition shall be permitted so long as no Default or Event of Default shall have occurred and be continuing or would be caused as a result thereof.

3.    Conditions Precedent. This Amendment shall be and become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the Borrowers, Holdings, the Guarantors, the Administrative Agent and the Required Lenders;

4.    Expenses. The Credit Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

5.    Amendment is a “Credit Document”. This Amendment is a Credit Document and all references to a “Credit Document” in the Credit Agreement, as amended by this Amendment, and the other Credit Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement, as amended by this Amendment, and the other Credit Documents) shall be deemed to include this Amendment.

6.    Representations and Warranties; No Default. Each Credit Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment, (a) the representations and warranties of each Borrower and each other Credit Party contained in Section 2, Section 3 or Section 6 of the Credit Agreement, as amended by this Amendment, or any other Credit Document, or which are contained in any document furnished at any time under or in connection therewith, (i) with respect to representations and warranties that contain a materiality qualification, are true and correct on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct on and as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date), and except that for purposes of this Section 6, the representations and warranties contained in Section 6.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(a) and (b) of the Credit Agreement, as applicable, and (b) no Default or Event of Default exists or is continuing either prior to or after giving effect to this Amendment.

7.    Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Credit Party’s obligations under the Credit Documents.

8.    Reaffirmation of Security Interests. Each Credit Party (a) affirms that each of the Liens granted in or pursuant to the Credit Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Credit Documents.

9.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Credit Documents shall remain in full force and effect.

10.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11.    Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, LLC, a Delaware limited liability company (formerly known as Speedway Motorsports, Inc.)

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice Chairman and Chief Financial Officer

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President and Chief Financial Officer

HOLDINGS:	SPEEDWAY HOLDINGS II, LLC, a North Carolina limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice President and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

GUARANTORS:

ATLANTA MOTOR SPEEDWAY, LLC,

a Georgia limited liability company

BRISTOL MOTOR SPEEDWAY, LLC,

a Tennessee limited liability company

CHARLOTTE MOTOR SPEEDWAY, LLC,

a North Carolina limited liability company

INEX CORP.,

a North Carolina corporation

KENTUCKY RACEWAY, LLC

a Kentucky limited liability company

NEVADA SPEEDWAY, LLC,

a Delaware limited liability company

NEW HAMPSHIRE MOTOR SPEEDWAY, INC.,

a New Hampshire corporation

SMI SYSTEMS, LLC

a Nevada limited liability company

SMI TRACKSIDE, LLC,

a North Carolina limited liability company

SMISC HOLDINGS, LLC,

a North Carolina limited liability company

SPEEDWAY MEDIA, LLC,

a North Carolina limited liability company

SPEEDWAY SONOMA, LLC,

a Delaware limited liability company

TEXAS MOTOR SPEEDWAY, LLC,

a Texas limited liability company

U.S. LEGEND CARS INTERNATIONAL, INC.,

a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Executive Vice President

SPEEDWAY TBA, LLC, a North Carolina limited liability company

	By:	Speedway Motorsports, LLC, its Sole Member

		By:	/s/ William R. Brooks
		Name:	William R. Brooks
		Title:	Vice Chairman and Chief Financial Officer

[SIGNATURE PAGES CONTINUE]

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company SPEEDWAY FUNDING II, INC., a Delaware corporation

By:	/s/ William R. Brooks
Name:	William R. Brooks
Title:	President and Chief Financial Officer

TLC4X4, LLC, a North Carolina limited liability company

By:	U.S. Legend Cars International, Inc., its sole Member and Manager

	By:	/s/ William R. Brooks
Name: William R. Brooks
Title: Executive Vice President

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as the Administrative Agent

	By:	/s/ Bridgett J. Manduk Mowry
	Name:	Bridgett J. Manduk Mowry
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Christopher Arnold
	Name:	Christopher Arnold
	Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TRUIST BANK

	By:	/s/ Carmen Malizia
	Name:	Carmen Malizia
	Title:	Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

COMERICA BANK

By:
Name:
Title:

FIFTH THIRD BANK

By:
Name:
Title: